                                                                     EXHBIT 10.4

                                                                  EXECUTION COPY

================================================================================

                                  $160,000,000

                      AMENDED AND RESTATED CREDIT AGREEMENT

                                      AMONG

                 CAPITAL ENVIRONMENTAL RESOURCE INC./RESSOURCES
                         ENVIRONNEMENTALES CAPITAL INC.,

                              WASTE SERVICES, INC.,

                                  AS BORROWER,

                               THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTIES HERETO,

                              LEHMAN BROTHERS INC.,

                                  AS ARRANGER,

                            CIBC WORLD MARKETS CORP.,
                              AS SYNDICATION AGENT,

                              BANK OF AMERICA, N.A.
                             AS DOCUMENTATION AGENT,

                 CANADIAN IMPERIAL BANK OF COMMERCE, AS CANADIAN
                                      AGENT

                                       AND

                          LEHMAN COMMERCIAL PAPER INC.,
                             AS ADMINISTRATIVE AGENT

                           DATED AS OF APRIL 30, 2004

================================================================================

                                TABLE OF CONTENTS

                                                                                                                     Page
SECTION 1. DEFINITIONS......................................................................................           1

     1.1      Defined Terms.................................................................................           1
     1.2      Other Definitional Provisions.................................................................          33
     1.3      Interrelationship with the Original Credit Agreement..........................................          34
     1.4      Confirmation of Existing Obligations..........................................................          35

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS..................................................................          35

     2.1      Tranche B Term Loan Commitments...............................................................          35
     2.2      Procedure for Tranche B Term Loan Assignment..................................................          35
     2.3      Repayment of Term Loans.......................................................................          35
     2.4      Revolving Credit Commitments..................................................................          36
     2.5      Procedure for Revolving Credit Borrowing......................................................          37
     2.6      Swing Line Commitments........................................................................          41
     2.7      Procedure for US Swing Line Borrowing and Canadian Swing Line Borrowing; Refunding of
              US Swing Line Loans and Canadian Swing Line Loans.............................................          41
     2.8      Repayment of Loans; Evidence of Debt..........................................................          45
     2.9      Commitment Fees, etc..........................................................................          46
     2.10     Termination or Reduction of Revolving Credit Commitments......................................          46
     2.11     Optional Prepayments..........................................................................          46
     2.12     Mandatory Prepayments and Commitment Reductions...............................................          47
     2.13     Conversion and Continuation Options...........................................................          48
     2.14     Minimum Amounts and Maximum Number of Eurodollar Tranches.....................................          49
     2.15     Interest Rates and Payment Dates..............................................................          49
     2.16     Computation of Interest and Fees..............................................................          51
     2.17     Inability to Determine Interest Rate..........................................................          52
     2.18     Pro Rata Treatment and Payments...............................................................          53
     2.19     Requirements of Law...........................................................................          55
     2.20     Taxes.........................................................................................          56
     2.21     Indemnity.....................................................................................          58
     2.22     Illegality....................................................................................          59
     2.23     Change of Lending Office......................................................................          59

SECTION 3. LETTERS OF CREDIT................................................................................          59

     3.1      L/C Commitment................................................................................          59
     3.2      Procedure for Issuance of Letter of Credit....................................................          60
     3.3      Fees and Other Charges........................................................................          61
     3.4      L/C Participations............................................................................          61
     3.5      Reimbursement Obligation of the Borrower and CERI.  (a).......................................          64
     3.6      Obligations Absolute..........................................................................          65

     3.7      Letter of Credit Payments.....................................................................          65
     3.8      Applications..................................................................................          66

SECTION 4. REPRESENTATIONS AND WARRANTIES...................................................................          66

     4.1      Financial Condition...........................................................................          66
     4.2      No Change.....................................................................................          67
     4.3      Corporate Existence; Compliance with Law......................................................          67
     4.4      Corporate Power; Authorization; Enforceable Obligations.......................................          67
     4.5      No Legal Bar..................................................................................          68
     4.6      No Material Litigation........................................................................          68
     4.7      No Default....................................................................................          68
     4.8      Ownership of Property; Liens..................................................................          68
     4.9      Intellectual Property.........................................................................          69
     4.10     Taxes.........................................................................................          69
     4.11     Federal Regulations...........................................................................          69
     4.12     Labor Matters.................................................................................          69
     4.13     Pensions and Benefit Plans....................................................................          69
     4.14     Investment Company Act; Other Regulations.....................................................          70
     4.15     Subsidiaries..................................................................................          71
     4.16     Use of Proceeds...............................................................................          71
     4.17     Environmental Matters.........................................................................          71
     4.18     Accuracy of Information, etc..................................................................          72
     4.19     Security Documents............................................................................          72
     4.20     Solvency......................................................................................          73
     4.21     Senior Indebtedness...........................................................................          73
     4.22     Regulation H..................................................................................          73
     4.23     Insurance.....................................................................................          74
     4.24     Real Estate...................................................................................          74
     4.25     Inactive Subsidiaries.........................................................................          74
     4.26     Kelso Preferred Stock.........................................................................          74

SECTION 5. CONDITIONS PRECEDENT.............................................................................          74

     5.1      Conditions to Effectiveness and Extension of Credit...........................................          74
     5.2      Conditions to Each Extension of Credit........................................................          80

SECTION 6. AFFIRMATIVE COVENANTS............................................................................          81

     6.1      Financial Statements..........................................................................          81
     6.2      Certificates; Other Information...............................................................          82
     6.3      Payment of Obligations........................................................................          84
     6.4      Conduct of Business and Maintenance of Existence, etc.........................................          84
     6.5      Maintenance of Property; Insurance............................................................          84
     6.6      Inspection of Property; Books and Records; Discussions........................................          84
     6.7      Notices.......................................................................................          85
     6.8      Environmental Laws............................................................................          85

     6.9      Interest Rate Protection......................................................................          86
     6.10     Additional Collateral, etc....................................................................          86
     6.11     Use of Proceeds...............................................................................          89
     6.12     Pension and Benefits Plans....................................................................          89
     6.13     Further Assurances.  (a)......................................................................          90
     6.14     Post Closing Obligations......................................................................          91

SECTION 7. NEGATIVE COVENANTS...............................................................................          91

     7.1      Financial Condition Covenants.................................................................          91
     7.2      Limitation on Indebtedness....................................................................          93
     7.3      Limitation on Liens...........................................................................          95
     7.4      Limitation on Fundamental Changes.............................................................          96
     7.5      Limitation on Disposition of Property.........................................................          97
     7.6      Limitation on Restricted Payments.............................................................          98
     7.7      Limitation on Capital Expenditures............................................................          99
     7.8      Limitation on Investments.....................................................................          99
     7.9      Limitation on Optional Payments and Modifications of Debt Instruments and Other
              Agreements....................................................................................         101
     7.10     Limitation on Transactions with Affiliates....................................................         101
     7.11     Limitation on Sales and Leasebacks............................................................         101
     7.12     Limitation on Changes in Fiscal Periods.......................................................         101
     7.13     Limitation on Negative Pledge Clauses.........................................................         101
     7.14     Limitation on Restrictions on Subsidiary Distributions........................................         102
     7.15     Limitation on Lines of Business...............................................................         102
     7.16     Limitation on Amendments to Acquisition Documentation.........................................         102
     7.17     Limitation on Hedge Agreements................................................................         103
     7.18     Limitation on Performance Bonds...............................................................         103

SECTION 8. EVENTS OF DEFAULT................................................................................         103

SECTION 9. THE AGENTS; THE ARRANGER.........................................................................         107

     9.1      Appointment...................................................................................         107
     9.2      Delegation of Duties..........................................................................         108
     9.3      Exculpatory Provisions........................................................................         108
     9.4      Reliance by Agents............................................................................         108
     9.5      Notice of Default.............................................................................         109
     9.6      Non-Reliance on the Arranger, the Agents and Other Lenders....................................         109
     9.7      Indemnification...............................................................................         110
     9.8      Arranger and Agents in their Individual Capacities............................................         110
     9.9      Successor Agents..............................................................................         110
     9.10     Authorization to Release Liens and Guarantees.................................................         111
     9.11     The Arranger; the Syndication Agent; the Documentation Agent..................................         111
     9.12     Withholding Tax...............................................................................         111

SECTION 10. MISCELLANEOUS...................................................................................         112

     10.1     Amendments and Waivers........................................................................         112
     10.2     Notices.......................................................................................         114
     10.3     No Waiver; Cumulative Remedies................................................................         116
     10.4     Survival of Representations and Warranties....................................................         116
     10.5     Payment of Expenses...........................................................................         116
     10.6     Successors and Assigns; Participations and Assignments........................................         118
     10.7     Adjustments; Set-off..........................................................................         121
     10.8     Counterparts..................................................................................         122
     10.9     Severability..................................................................................         122
     10.10    Integration...................................................................................         122
     10.11    GOVERNING LAW.................................................................................         122
     10.12    Submission To Jurisdiction; Waivers...........................................................         123
     10.13    Acknowledgments...............................................................................         123
     10.14    Confidentiality...............................................................................         123
     10.15    Release of Collateral and Guarantee Obligations...............................................         124
     10.16    Accounting Changes............................................................................         125
     10.17    Delivery of Lender Addenda....................................................................         126
     10.18    WAIVERS OF JURY TRIAL.........................................................................         126
     10.19    Subordination of Intercompany Indebtedness....................................................         126
     10.20    Judgment Currency.............................................................................         126

SECTION 11. GUARANTEE.......................................................................................         127

     11.1     Guarantee.....................................................................................         127
     11.2     Rights of Reimbursement, Contribution and Subrogation.........................................         128
     11.3     Amendments, etc. with respect to the Canadian Obligations.....................................         129
     11.4     Guarantee Absolute and Unconditional..........................................................         130
     11.5     Reinstatement.................................................................................         131
     11.6     Payments......................................................................................         131
     11.7     Waivers by the Borrower.......................................................................         131

ANNEX:

A          Pricing Grid

SCHEDULES:

1.1        Historical Consolidated EBITDA
4.4        Consents, Authorizations, Filings and Notices
4.6        Material Litigation
4.10       Taxes
4.15(a)    Subsidiaries
4.15(b)    Agreements Related to Capital Stock
4.17       Environmental Matters
4.19       Filing Jurisdictions under Personal Property Security Legislation
4.24       Owned and Leased Property; Mortgaged Properties
5.1(a)     Post Closing Mortgage Delivery Requirements
5.1(k)     Environmental Assessments
7.2(d)     Existing Indebtedness
7.3(f)     Existing Liens
7.10       Transactions with Affiliates

EXHIBITS:

A-1        Amended and Restated Guarantee and Collateral Agreement
A-2        Canadian Guarantee and Collateral Agreement
B          Form of Compliance Certificate
C          Form of Closing Certificate
D-1        Form of U.S. Mortgage
D-2        Form of Canadian Mortgage
E          Form of Assignment and Acceptance
F-1        Form of Legal Opinion of Shearman & Sterling LLP
F-2        Form of Legal Opinion of Blake, Cassels & Graydon LLP
G-1        Form of Amended and Restated Term Note
G-2        Form of Amended and Restated US Revolving Credit Note
G-3        Form of Canadian Revolving Credit Note
G-4        Form of Amended and Restated US Swing Line Note
G-5        Form of Canadian Swing Line Note
H          Form of Discount Note
I          Form of Exemption Certificate
J          Form of Lender Addendum
K          Form of Borrowing Notice

            This AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 30, 2004, among CAPITAL ENVIRONMENTAL RESOURCE INC./RESSOURCES ENVIRONNEMENTALES CAPITAL INC. an Ontario corporation ("CERI"), WASTE SERVICES, INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), LEHMAN BROTHERS INC., as exclusive advisor, sole lead arranger and sole book runner (in such capacity, the "Arranger"), CIBC WORLD MARKETS CORP, as syndication agent (in such capacity, the "Syndication Agent"), BANK OF AMERICA, N.A., as documentation agent (in such capacity, the "Documentation Agent"), LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the "Administrative Agent"), and CANADIAN IMPERIAL BANK OF COMMERCE, as Canadian agent (in such capacity, the "Canadian Agent") AMENDS AND RESTATES IN FULL the Credit Agreement dated as of December 31, 2003, by and among CERI, the Borrower, the Lenders party thereto (the "Original Lenders"), the Arranger and the Administrative Agent (the "Original Credit Agreement"); this amendment and restatement of the Original Credit Agreement, as amended, supplemented, restated or otherwise modified from time to time, is hereinafter referred to as this "Agreement".

                                  WITNESSETH:

            WHEREAS, the Borrower has requested that the Original Credit Agreement be amended and restated in full as set forth herein;

            WHEREAS, it is the intent of CERI, the Borrower, the Lenders, the Administrative Agent, the Syndication Agent and the Arranger that this Agreement amend and restate in its entirety the Original Credit Agreement and that, from and after the Restatement Effective Date, the Original Credit Agreement shall evidence the terms and conditions under which the Borrower heretofore has incurred obligations and liabilities to the Original Lenders and the Administrative Agent (as evidenced by the Original Credit Agreement and the Administrative Agent's books and records); and

            WHEREAS, the Lenders (including the Original Lenders that are party hereto) are willing to amend and restate the Original Credit Agreement and to extend (or to continue to extend credit in the case of the Original Lenders that are party hereto) credit to the Borrower and CERI upon and subject to the terms and conditions hereinafter set forth;

            NOW, THEREFOR, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree to amend and restate the Original Credit Agreement, and the Original Credit Agreement is hereby amended and restated as follows:

                             SECTION 1. DEFINITIONS

            1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

            "Acceptance Fee": a fee payable by CERI with respect to the acceptance of a Bankers' Acceptance by a Lender under this Agreement, as set forth in Section 2.5(d).

            "Acquisition": as defined in Section 5.1.

            "Acquisition Agreements": any and all asset purchase or stock purchase agreements entered into by any Group Member in connection with any Permitted Acquisition, the acquisition of the Allied Business or the FRS Acquisition, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement, including, without limitation, the Allied Acquisition Agreement and the FRS Acquisition Agreement.

            "Acquisition Documentation": collectively, the Acquisition Agreements and all schedules, exhibits, annexes and amendments thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith, in each case, as amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

            "Adjustment Date": as defined in the Pricing Grid.

            "Administrative Agent": as defined in the preamble hereto.

            "Advanced Asset Swap": the exchange of the Nassau landfill, located in Nassau County, Florida, which was acquired as part of the Allied Business, for (a) a collection operation in the greater Orlando, Florida, metropolitan area and (b) $10,000,000 in cash, subject to working capital adjustments.

            "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

            "Agents": the collective reference to the Syndication Agent, the Documentation Agent, the Canadian Agent and the Administrative Agent.

            "Aggregate Exposure": with respect to any Lender at any time, an amount equal to the sum of (i) the aggregate then unpaid principal amount of such Lender's Term Loans and (ii) the amount of such Lender's Revolving Credit Commitment then in effect or, if the Revolving Credit Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

            "Aggregate Exposure Percentage": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the sum of the Aggregate Exposures of all Lenders at such time.

            "Agreement": this Amended and Restated Credit Agreement, as amended, supplemented, replaced or otherwise modified from time to time.

            "Allied Acquisition Agreement": the Asset Purchase Agreement, dated as of November 12, 2003, by and among the Borrower, certain of its Subsidiaries named therein, Allied Waste Industries, Inc. and certain of its Subsidiaries named therein.

            "Allied Business": the collection and hauling operations, transfer stations, landfills and recycling facilities which were purchased by the Borrower and its Subsidiaries from Allied Waste Industries, Inc. and certain Subsidiaries thereof pursuant to the Allied Acquisition Agreement, it being noted that the transfer of certain assets related to the Allied Business located in Jacksonville, Florida and the Allied Business located in Camden County, Florida has not been consummated as of the date of this Agreement.

            "Applicable Margin": for each Type of Loan under each Facility, the rate per annum set forth opposite such Facility under the relevant column heading below:

                                            Canadian Prime Rate      Base Rate     Acceptance     Eurodollar
                                                Rate Loans             Loans           Fee           Loans
                                            -------------------      ---------     ----------     ----------
US Revolving Credit Facility                        N.A.               2.25%           N.A.          3.25%
(including US Swing Line Loans)
Canadian Revolving Credit Facility                 2.25%               2.25%          3.25%          3.25%
(including Canadian Swing Line Loans)
Tranche B Term Loan Facilities                      N.A.               2.25%           N.A.          3.25%

provided, that on and after the first Adjustment Date occurring after the completion of two full fiscal quarters of the Borrower after the Restatement Effective Date, the Applicable Margin with respect to US Revolving Credit Loans, Canadian Revolving Credit Loans, US Swing Line Loans and Canadian Swing Line Loans will be determined pursuant to the Pricing Grid.

            "Application": an application, in such form as the relevant Issuing Lender may specify from time to time, requesting such Issuing Lender to issue a Letter of Credit.

            "Arizona Sale and Leaseback": the sale and leaseback of the transfer station located at Mountain Road/Pecos Road, Maricopa County, Arizona, for an aggregate amount not to exceed $500,000 and on other terms and conditions reasonably satisfactory to the Administrative Agent.

            "Arranger": as defined in the preamble hereto.

            "Asset Sale": any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by clause
(a), (b), (c), (d) or (f) of Section 7.5) which yields gross proceeds to any Group Member (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $500,000.

            "Assignee": as defined in Section 10.6(c).

            "Assignment and Acceptance": as defined in Section 10.6(c).

            "Assignor": as defined in Section 10.6(c).

            "Available Canadian Revolving Credit Commitment": with respect to any Canadian Revolving Credit Lender at any time, an amount equal to the excess, if any, of (a) such

Lender's Canadian Revolving Credit Commitment then in effect over (b) such Lender's Canadian Revolving Extensions of Credit then outstanding, provided that, in calculating any Lender's Canadian Revolving Extensions of Credit for the purpose of determining such Lender's (other than the Canadian Swing Line Lender's) Available Canadian Revolving Credit Commitment for purposes of Section 2.9(a), the aggregate principal amount of Canadian Swing Line Loans then outstanding shall be deemed to be zero.

            "Available US Revolving Credit Commitment": with respect to any US Revolving Credit Lender at any time, an amount equal to the excess, if any, of
(a) such Lender's US Revolving Credit Commitment then in effect over (b) such Lender's US Revolving Extensions of Credit then outstanding; provided, that in calculating any Lender's US Revolving Extensions of Credit for the purpose of determining such Lender's (other than the US Swing Line Lender's) Available US Revolving Credit Commitment for purposes of Section 2.9(a), the aggregate principal amount of US Swing Line Loans then outstanding shall be deemed to be zero.

            "BA Equivalent Loan": a Canadian Revolving Credit Loan made by a Non BA Lender evidenced by a Discount Note.

            "Bankers' Acceptance" and "B/A" each means a bill of exchange, including a depository bill issued in accordance with the Depository Bills and Notes Act (Canada), denominated in Canadian Dollars, drawn by CERI and accepted by a Lender and includes a Discount Note.

            "Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the prime lending rate as set forth on the British Banking Association Telerate Page 5 (or such other comparable page as may, in the opinion of the Administrative Agent, replace such page for the purpose of displaying such rate), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, or the Federal Funds Effective Rate, respectively.

            "Base Rate Loans": Loans for which the applicable rate of interest is based upon the Base Rate or, with respect to Canadian Revolving Credit Loans, the US Base Rate in Canada.

            "Benefited Lender": as defined in Section 10.7.

            "Board": the Board of Governors of the Federal Reserve System of the United States of America (or any successor).

            "Borrower": as defined in the preamble hereto.

            "Borrowing Date": any Business Day specified by the Borrower or CERI, as applicable, as a date on which the Borrower or CERI, as applicable, requests the relevant Lenders to make Loans hereunder.

            "Borrowing Notice": with respect to any request for borrowing of Loans hereunder, a notice from the Borrower or CERI, substantially in the form of, and containing the information prescribed by, Exhibit J, delivered to the Administrative Agent or the Canadian Agent, as applicable.

            "Business Day": (a) for all purposes other than as covered by clause
(b) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City or (solely with respect to all notices and determinations in connection with, and payments of principal and interest on, Canadian Revolving Extensions of Credit) Toronto, Ontario, are authorized or required by law to close and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the interbank Eurodollar market.

            "Canadian Agent": as defined in the preamble hereto.

            "Canadian Benefit Plans": all material employee benefit plans maintained or contributed to by any Group Member that are not Canadian Pension Plans including, without limitation, all profit sharing, savings, supplemental retirement, retiring allowance, severance, pension, deferred compensation, welfare, bonus, incentive compensation, phantom stock, supplementary unemployment benefit plans or arrangements and all material life, health, dental and disability plans and arrangements in which the employees or former employees of any Group Member employed in Canada participate or are eligible to participate, but excluding all stock option or stock purchase plans.

            "Canadian Dollars and Cdn. $": lawful currency of Canada.

            "Canadian Funding Office": the office specified from time to time by the Canadian Agent as its funding office by notice to CERI, the Administrative Agent and the Lenders.

            "Canadian Guarantee and Collateral Agreement": the Canadian Guarantee and Collateral Agreement dated as of December 31, 2003, executed by CERI and each Canadian Subsidiary Guarantor, as amended, supplemented, replaced or otherwise modified from time to time, attached hereto as Exhibit A-2.

            "Canadian Issuing Lender": any Canadian Revolving Credit Lender from time to time designated by the Borrower or CERI as a Canadian Issuing Lender with the consent of such Canadian Revolving Credit Lender and the Canadian Agent.

            "Canadian L/C Commitment": $15,000,000.

            "Canadian L/C Obligations": at any time, an amount equal to the sum of (a) the then aggregate undrawn and unexpired amount of the then outstanding Canadian Letters of Credit and (b) the aggregate amount of drawings under the Canadian Letters of Credit that have not then been reimbursed pursuant to
Section 3.5.

            "Canadian L/C Participants": with respect to any Canadian Letter of Credit, the collective reference to the Canadian Revolving Credit Lenders other than the Canadian Issuing Lender that issued such Canadian Letter of Credit.

            "Canadian Letters of Credit": as defined in Section 3.1(b).

            "Canadian Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Canadian Revolving Credit Loans and Canadian Revolving Credit Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to CERI, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Canadian Revolving Credit Loans, the Canadian Reimbursement Obligations and all other obligations and liabilities of CERI to the Administrative Agent, the Canadian Agent or to any Canadian Revolving Credit Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with this Agreement, any other Loan Document, the Canadian Letters of Credit, or any other document made, delivered or given in connection herewith or therewith by CERI, whether on account of principal, interest, reimbursement obligations, fees, costs, expenses or otherwise, in all cases in respect of the Canadian Revolving Credit Facility only.

            "Canadian Payment Office": the office specified from time to time by the Canadian Agent as its payment office by notice to CERI and the Canadian Revolving Credit Lenders.

            "Canadian Pension Plans": any plan which is considered to be a pension plan for the purposes of any applicable pension benefits standards statute and/or regulation in Canada established, maintained or contributed to by any Group Member, their respective employees or former employees.

            "Canadian Prime Rate": on any day the greater of:

            (a) the annual rate of interest announced from time to time by the Canadian Agent as being its reference rate then in effect for determining interest rates on Canadian Dollar denominated commercial loans made by it in Canada; and

            (b) the CDOR Rate in effect from time to time plus 75 basis points per annum.

      Any change in the Canadian Prime Rate shall be effective as of the opening of business on the date the change becomes effective generally.

            "Canadian Prime Rate Loans": Canadian Revolving Credit Loans which are denominated in Canadian Dollars and in respect of which CERI is obligated to pay interest in accordance with Section 2.15 at the Canadian Prime Rate.

            "Canadian Refunded Swing Line Loans": as defined in Section 2.7(g).

            "Canadian Refunding Date": as defined in Section 2.7(h).

            "Canadian Reimbursement Obligations": the Reimbursement Obligations owing by CERI.

            "Canadian Revolving Credit Commitment": as to any Canadian Revolving Credit Lender, the obligation of such Lender, if any, to make Canadian Revolving Credit Loans and participate in Canadian Swing Line Loans and Canadian Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Canadian Revolving Credit Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of Canadian Revolving Credit Commitments is $15,000,000.

            "Canadian Revolving Credit Commitment Period": the period from and including the Restatement Effective Date to the Canadian Revolving Credit Termination Date.

            "Canadian Revolving Credit Facility": as defined in the definition of "Facility" in this Section 1.1.

            "Canadian Revolving Credit Lender": each Lender that has a Canadian Revolving Credit Commitment or that is the holder of Canadian Revolving Credit Loans, including the Canadian Issuing Lender and the Canadian Agent.

            "Canadian Revolving Credit Loans": as defined in Section 2.4.

            "Canadian Revolving Credit Note": as defined in Section 2.8.

            "Canadian Revolving Credit Percentage": as to any Canadian Revolving Credit Lender at any time, the percentage which such Lender's Canadian Revolving Credit Commitment then constitutes of the aggregate Revolving Credit Commitments (or, at any time after the Canadian Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender's Canadian Revolving Extensions of Credit then outstanding constitutes of the amount of the aggregate Canadian Revolving Extensions of Credit then outstanding).

            "Canadian Revolving Credit Termination Date": the fifth anniversary of the Restatement Effective Date.

            "Canadian Revolving Extensions of Credit": as to any Canadian Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Canadian Revolving Credit Loans made by such Lender then outstanding, (b) such Lender's Canadian Revolving Credit Percentage of the Canadian L/C Obligations then outstanding and (c) such Lender's Canadian Revolving Credit Percentage of the Canadian Swing Line Loans then outstanding.

            "Canadian Secured Parties": the Administrative Agent, the Canadian Agent and the Canadian Revolving Credit Lenders.

            "Canadian Subsidiaries": Ram-Pak Compaction Systems Ltd, a corporation organized under the laws of Canada, 6045341 Canada Inc., a corporation organized under the laws of Canada, Gap Disposal (2001), Ltd., a corporation organized under the laws of Saskatchewan and each other direct Subsidiary of CERI and, after the Migration, the Borrower, to the extent such Subsidiary is organized under the laws of Canada or any province thereof.

            "Canadian Subsidiary Guarantor": each Canadian Subsidiary until the Migration.

            "Canadian Swing Line Commitment": the obligation of the Canadian Swing Line Lender to make Canadian Swing Line Loans pursuant to Section 2.6 in an aggregate principal amount at any one time outstanding not to exceed $3,000,000.

            "Canadian Swing Line Lender": each Lender that has a Canadian Swing Line Commitment or that is a holder of Canadian Swing Line Loans.

            "Canadian Swing Line Loans": as defined in Section 2.6.

            "Canadian Swing Line Note": as defined in Section 2.8(e).

            "Canadian Swing Line Participation Amount": as defined in Section 2.7(h).

            "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) to the extent required to be capitalized under GAAP on a balance sheet of such Person.

            "Capital Holdings Company": Capital Environmental Holdings Company, a Nova Scotia unlimited liability company.

            "Capital Lease Obligations": with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

            "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

            "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America or Canada or any agency, state, province or territory thereof, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or is a bank listed in Schedule I of the Bank Act (Canada) and having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by Standard & Poor's Ratings Services ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's") or R-1 by Dominion Bond Rating Service Limited ("DBRS") or carrying an equivalent rating by a nationally recognized rating agency, if all of the three named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States of America or the Government of Canada; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, province, commonwealth or territory of the United States of America or Canada, by any political subdivision or taxing authority of any such state, province, commonwealth or territory or by any foreign government, the securities of which state, province, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P, A by Moody's, or A by DBRS; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; and (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

            "CDOR Rate": on any day, the annual rate of interest which is the arithmetic average of the "BA 1 month" rates applicable to Canadian Dollar Bankers' Acceptances issued by Schedule I Lenders identified as such on the Reuters Screen CDOR Page at approximately 10:00 a.m. (Toronto time) on such day (as adjusted by the Canadian Agent after 10:00 a.m. to reflect any error in any posted rate or in the posted average annual rate). If the rate does not appear on the Reuters Screen CDOR Page as contemplated above, then the CDOR Rate on any day shall be calculated as the arithmetic average of the discount rates applicable to one month Canadian Dollar Bankers' Acceptances of, and as quoted by, any two of the Schedule I Lenders, chosen by the Canadian Agent in its discretion, as of 10:00 a.m. on the day, or if the day is not a Business Day, then on the immediately preceding Business Day. If less than two Lenders quote the aforementioned rate, the CDOR Rate shall be the rate quoted by the Canadian Agent.

            "CERI Board Reconstitution": the reconstitution of the board of directors of CERI to the extent necessary to comply with the applicable rules and regulations of the Securities and Exchange Commission or any securities exchange or quotation system on which its securities trade.

            "Change of Control": the occurrence of any of the following events:
(a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding the Existing Investors and the Borrower (solely as a result of the Migration), shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 30% of the outstanding common stock of CERI; (b) during any period of 12 consecutive months the board of directors of CERI shall cease to consist of a majority of Continuing Directors at any time prior to the Migration, (c) at any time after the Migration, any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding the Existing Investors, shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 30% of the outstanding common stock of the Borrower;
(d) during any period of 12 consecutive months, at any time after the Migration, the board of directors of the Borrower shall cease to consist of a majority of Continuing Directors; or (e) any Specified Change of Control. Notwithstanding the foregoing (i) the Migration and each of the transactions and corporate actions contemplated thereby and (ii) the CERI Board Reconstitution shall not constitute, or be deemed to result in, a Change of Control.

            "Code": the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral": all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

            "Commitment": with respect to any Lender, the sum of Tranche B Term Loan Commitment and the Revolving Credit Commitment of such Lender.

            "Commitment Fee Rate": 1/2 of 1% per annum.

            "Commonly Controlled Entity": an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001(b)(1) of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 412 of the Code to the extent required by such section, Section 414(m) or 414(o) of the Code.

            "Compliance Certificate": a certificate duly executed by a Responsible Officer, substantially in the form of Exhibit B.

            "Confidential Information Memorandum": the Confidential Information Memorandum dated April 2004 and furnished to the initial Lenders in connection with the syndication of the Facilities.

            "Consolidated Current Assets": of any Person at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries at such date.

            "Consolidated Current Liabilities": of any Person at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries at such date, but excluding, with respect to the Borrower or, prior to the Migration, CERI (a) the current portion of any Funded Debt of the Group Members and (b), without duplication, all Indebtedness consisting of Revolving Credit Loans, Letters of Credit or Swing Line Loans, to the extent otherwise included therein.

            "Consolidated EBITDA": of any Person for any period, Consolidated Net Income of such Person and its Subsidiaries for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) total cash interest expense of such Person and its Subsidiaries, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness,
(c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business), (f) any other non-cash charges and expenses (including any losses attributable to fluctuations in foreign currency exchange rates), (g) one-time charges and expenses (including costs, fees and expenses in connection with the Migration) not to exceed $1,000,000 over the term of this Agreement, (h) one-time severance charges, not to exceed $200,000 over the term of this Agreement, (i) one-time integration costs in connection with the purchase of the Allied Business not to exceed $1,000,000 and (j) to the extent not constituting cash interest expense, all expenses attributable to dividends and accruals in respect of preferred stock (including the Kelso Preferred Stock), and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income (except to the extent deducted in determining total cash interest expense), (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income (including any gains attributable to fluctuations in foreign currency exchange rates), all as determined on a consolidated basis; provided that, for purposes of calculating Consolidated EBITDA of the Group Members for any period, (i) the Consolidated EBITDA of any business unit acquired by the Group Members during such period (other than a business unit described in clause (iii) below) shall be included on a pro forma basis (but without giving effect to any projected synergies or cost savings resulting from such acquisition except those adjustments in accordance with Regulation S-X of the Securities Act of 1933 or otherwise agreed to by the Administrative Agent) for such period (assuming for purposes of the calculation of Consolidated EBITDA the consummation of such acquisition occurred on the first day of such period but without duplication of the Consolidated EBITDA of such business unit after the date of acquisition thereof) if the consolidated balance sheet of such acquired business unit as at the end of the period preceding the acquisition of such business unit and the related consolidated statements of income and stockholders' equity and of cash flows (or, if no such balance sheet or statements of income and stockholder's equity and of cash flows is available, such other financial information reasonably satisfactory to the Administrative Agent) for the period in respect of which Consolidated EBITDA is to be calculated (x) have been previously provided to the Administrative Agent and (y) either (1) have been reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing or (2) have been found acceptable by the Administrative Agent, (ii) the Consolidated EBITDA of the JED Landfill for the fiscal quarters ending June 30, 2004, September 30, 2004 and December 31, 2004 shall be adjusted
(x) to exclude any Consolidated EBITDA attributable to such landfill for any fiscal quarters preceding such fiscal quarters and (y) to include Consolidated EBITDA of such landfill for such fiscal quarters equal to (A) in the case of the fiscal quarter ending June 30, 2004, the Consolidated EBITDA attributable to such landfill for such quarter multiplied by four, (B) in the case of the fiscal quarter ending September 30, 2004, the Consolidated EBITDA attributable to such landfill for the fiscal quarters ending June 30, 2004 and September 30, 2004 multiplied by two and (C) in the case of the fiscal quarter ending December 31, 2004, the Consolidated EBITDA attributable to such landfill for the fiscal quarters ending June 30, 2004, September 30,

2004 and December 31, 2004 multiplied by 4/3, (iii) the Consolidated EBITDA attributable to the Borrower's Arizona collection business for the fiscal quarters ending June 30, 2004 and September 30, 2004 shall be adjusted (x) to exclude any Consolidated EBITDA attributable to such collections business for the fiscal quarters prior to and including March 31, 2004 and (y) to annualize Consolidated EBITDA for the fiscal quarters ending June 30, 2004 and September 30, 2004 by (A) in the case of the fiscal quarter ending June 30, 2004, multiplying the Consolidated EBITDA attributable to the Arizona collection business for the fiscal quarters ending March 31, 2004 and June 30, 2004 by two,
(B) in the case of the fiscal quarter ending September 30, 2004, multiplying the Consolidated EBITDA attributable to the Arizona collection business for the fiscal quarters ending March 31, 2004, June 30, 2004 and September 30, 2004 by 4/3 and (iv) the Consolidated EBITDA of any business unit Disposed of by the Group Members during such period shall be excluded for such period (assuming for purposes of the calculation of Consolidated EBITDA the consummation of such Disposition occurred on the first day of such period); and provided, further, that the Consolidated EBITDA of CERI and its Subsidiaries for the fiscal quarters ending September 30, 2003, December 31, 2003 and March 31, 2004, calculated to exclude the effect of the JED Landfill and the Arizona collection business, shall be conclusively deemed to equal $14,529,000, $9,658,000 and $8,112,625, respectively as more specifically set forth in Schedule 1.1 and the Consolidated EBITDA of the Arizona collection business for the fiscal quarter ending March 31, 2004, shall be conclusively deemed to equal $599,000.

            "Consolidated Interest Coverage Ratio": for any period, the ratio of
(a) Consolidated EBITDA of the Group Members for such period to (b) Consolidated Interest Expense of the Group Members for such period.

            "Consolidated Interest Expense": of any Person for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of such Person and its Subsidiaries for such period with respect to all outstanding Indebtedness of such Person and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed by such Person with respect to letters of credit and bankers' acceptance financing and net costs of such Person under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP); provided that Consolidated Interest Expense of the Group Members for each of the fiscal quarters ending September 30, 2003, December 31, 2003 and March 31, 2004 shall be conclusively deemed to be equal to $4,927,400; and provided, further, that cash interest expense with respect to fees payable in connection with the Existing Letters of Credit shall be calculated on the basis of when such fee is earned.

            "Consolidated Leverage Ratio": as at the last day of any period of CERI or, after the Migration, the Borrower, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA of the Group Members for such period.

            "Consolidated Net Income": of any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that in calculating Consolidated Net Income of the Group Members for any period, there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of CERI or, after the Migration, the Borrower, or is merged into or consolidated with any Group Member, (b) the income (or deficit) of any Person (other than a Subsidiary of CERI or, after the Migration, the Borrower) in which any Group Member has an ownership interest, except to the extent that any such income is actually received by a Group Member in the form of cash dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of CERI or, after the Migration, the Borrower, to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

            "Consolidated Senior Debt": all Consolidated Total Debt other than Subordinated Debt.

            "Consolidated Senior Secured Debt": at any date, without duplication, the sum of (i) the aggregate principal amount of all Term Loans then outstanding, (ii) the aggregate principal amount of Revolving Credit Loans then outstanding, (iii) the aggregate principal amount of Swing Line Loans then outstanding and (iv) the aggregate principal amount of any other secured Consolidated Senior Debt then outstanding.

            "Consolidated Senior Secured Leverage Ratio": as of the last day of any period of CERI or, after the Migration, the Borrower, the ratio of (a) Consolidated Senior Secured Debt on such day to (b) Consolidated EBITDA of the Group Members for such period.

            "Consolidated Total Debt": at any date, without duplication, the aggregate principal amount of all Indebtedness of the Group Members at such date that would be classified as a liability on the consolidated balance sheet of the Group Members, determined on a consolidated basis in accordance with GAAP.

            "Consolidated Working Capital": at any date, the difference of (a) Consolidated Current Assets of CERI or, after the Migration, the Borrower on such date less (b) Consolidated Current Liabilities of CERI or, after the Migration, the Borrower on such date.

            "Continuing Directors": (a) with respect to CERI, the directors of CERI on the Restatement Effective Date and on the date of the CERI Board Reconstitution, and each other director of CERI, if, in each case, such other director's nomination for election to the board of directors of CERI is recommended by at least a majority of the then Continuing Directors, or such other director receives the vote of the Existing Investors in his or her election by the shareholders of CERI, or such other director is appointed or elected, or such Director's appointment was approved, in each case by the Kelso Investors and (b) with respect to the Borrower, the directors of the Borrower, immediately after giving effect to the Migration and each other director of the Borrower, if, in each case, such other director's nomination for election to the board of directors of CERI is recommended by at least a majority of the then Continuing Directors, or such other director receives the vote of the Existing Investors in his or her election by the shareholders of the Borrower or such other director is appointed or elected, or such Director's appointment was approved, in each case by the Kelso Investors.

            "Contractual Obligation": with respect to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

            "Control Investment Affiliate": with respect to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person or the manager, advisor or administrator of such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

            "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

            "Derivatives Counterparty": as defined in Section 7.6.

            "Discount Note": a non-interest bearing promissory note denominated in Canadian Dollars, substantially in the form of Exhibit H, issued by CERI to a Non BA Lender to evidence a BA Equivalent Loan.

            "Discount Proceeds": for any Bankers' Acceptance issued hereunder, an amount calculated on the applicable Borrowing Date by multiplying:

            (a)   the face amount of the Bankers' Acceptance

            by

            (b)   the quotient obtained by dividing:

                  (i)   one

                  by

                  (ii)  the sum of one plus the product of:

                        (A) the Discount Rate applicable to the Bankers' Acceptance

                        and

                        (B) a fraction, the numerator of which is the applicable Interest Period and the denominator of which is 365 with the quotient being rounded up or down to the fifth decimal place and .00005 being rounded up.

            "Discount Rate": (a) in respect of any Bankers' Acceptance accepted by a Lender that is a Schedule I Lender, the CDOR Rate for the applicable period; and (b) in respect of any Bankers' Acceptance accepted by a Lender that is a Schedule II Lender, the CDOR Rate for the applicable period plus .10%.

            "Disposition": with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof (other than the granting or creation of any Liens with respect to such property); and the terms "Dispose" and "Disposed of" shall have correlative meanings.

            "Documentation Agent": as defined in the preamble hereto.

            "Dollars" and "$": lawful currency of the United States of America.

            "Dollar Equivalent": as to any amount denominated in Canadian Dollars at any time, the equivalent amount in Dollars as determined on the basis of the Exchange Rate for the purchase of Dollars with Canadian Dollars as of the date of the calculation.

            "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States of America.

            "ECF Percentage": with respect to any fiscal year of CERI or, after the Migration, the Borrower, 50.0%; provided, that, with respect to any fiscal year of CERI or, after the Migration, the Borrower ending on or after December 31, 2005, the ECF Percentage shall be 0.0% if the Consolidated Leverage Ratio as of the last day of such fiscal year is not greater than 3.50 to 1.00.

            "Environmental Laws": any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States of America, Canada or any state, provincial, territorial, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or hereafter becomes, in effect.

            "Environmental Permits": any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any applicable Environmental Law.

            "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "Eurocurrency Reserve Requirements": for any day, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

            "Eurodollar Base Rate": with respect to each day during each Interest Period, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent.

            "Eurodollar Loans": Loans for which the applicable rate of interest is based upon the Eurodollar Rate.

            "Eurodollar Rate": with respect to each day during each Interest Period, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

            "Eurodollar Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

            "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

            "Excess Cash Flow": for any fiscal year of CERI or, after the Migration, the Borrower, the difference, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) the amount of the decrease, if any, in Consolidated Working Capital for such fiscal year, (iv) the aggregate net amount of non cash loss on the Disposition of Property by the Group Members during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income and (v) the net increase during such fiscal year (if any) in deferred tax accounts of the Group Members, minus (b) the sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Group Members in cash during such fiscal year on account of Capital Expenditures (excluding (x) the amount of any Capital Expenditure to the extent financed by Funded Debt (other than Indebtedness under revolving credit arrangements) incurred and used to finance such expenditures and (y) the amount of any such Capital Expenditures financed with the proceeds of any Reinvestment Deferred Amount in such fiscal year), (iii) to the extent added in calculating Consolidated Net Income the aggregate amount of Reinvestment Deferred Amounts on the last day of such fiscal year, (iv) the aggregate amount of all optional prepayments of Revolving Credit Loans and Swing Line Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Credit Commitments and all optional prepayments of the Term Loans during such fiscal year, (v) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including, without limitation, the Term Loans) of the Group Members made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (vi) the amount of the increase, if any, in Consolidated Working Capital for such fiscal year, (vii) the aggregate net amount of non cash gain on the Disposition of Property by the Group Members during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income,
(viii) the net decrease during such fiscal year (if any) in deferred tax accounts of the Group Members, (ix) the amount of any Restricted Payments permitted under Sections 7.6(d) and (h) made in such fiscal year and (x) the aggregate amount of cash from operations used to consummate any acquisition permitted under Section 7.8 in such fiscal year.

            "Excess Cash Flow Application Date": as defined in Section 2.12(c).

            "Exchange Rate": on any day, (i) with respect to Canadian Dollars, the spot rate at which Dollars are offered on such day by the Canadian Agent in Toronto, Canada (or such other location selected by the Canadian Agent) for Canadian Dollars, and (ii) with respect to Dollars, the spot rate at which Canadian Dollars are offered on such day by the Canadian Agent in Toronto, Canada (or such other location selected by the Canadian Agent) for Dollars.

            "Exchangeable Shares": equity securities issued by CERI to certain of its security holders in connection with the Migration that are exchangeable into common stock of the Borrower.

            "Excluded Foreign Subsidiaries": any Foreign Subsidiary in respect of which either (a) the pledge of all of the Capital Stock or any of the assets of such Subsidiary as Collateral for the Borrower's Obligations or (b) the guaranteeing by such Subsidiary of the Borrower's Obligations, would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower.

            "Excluded Proceeds": Net Cash Proceeds received by CERI or, after the Migration, the Borrower from the issuance of its Capital Stock (including preferred stock) to the extent such proceeds are used to make Investments permitted by Section 7.8(h) and (l).

            "Excluded Taxes": as defined in Section 2.20(a).

            "Existing Investors": the collective reference to Michael DeGroote, the Kelso Investors and each manager, officer and director of CERI who owns Capital Stock of CERI on the Restatement Effective Date and their Control Investment Affiliates.

            "Facility": each of (a) the Tranche B Term Loan Commitment and the Tranche B Term Loans made thereunder (the "Tranche B Term Loan Facility"), (b) the US Revolving Credit Commitments and the extensions of credit made thereunder (the "US Revolving Credit Facility"), and (c) the Canadian Revolving Credit Commitments and the extensions of credit made thereunder (the "Canadian Revolving Credit Facility").

            "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

            "Foreign Subsidiary": any Subsidiary of the Borrower that is not a Domestic Subsidiary.

            "FQ1", "FQ2 ", "FQ3", and "FQ4": when used with a numerical year designation, means the first, second, third or fourth fiscal quarters, respectively, of such fiscal year of the Borrower (e.g., FQ1 2004 means the first fiscal quarter of the Borrower's 2004 fiscal year, which ends March 31,
2004).

            "FRS": Florida Recycling Services, Inc., an Illinois corporation.

            "FRS Acquisition": the acquisition by Waste Services of Florida, Inc. of all the outstanding Capital Stock of FRS.

            "FRS Acquisition Agreement": the Amended and Restated Stock Purchase Agreement dated as of March 4, 2004.

            "FRS Acquisition Documentation": collectively, the FRS Acquisition Agreement and all schedules, exhibits, annexes and amendments thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith, in each case, as amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

            "Funded Debt": means Indebtedness that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date.

            "Funding Office": the office specified from time to time by the Administrative Agent as its funding office by notice to the Borrower and the Lenders.

            "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time.

            "Governmental Authority": any nation or government, any state, province, territory or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Group Member": CERI and its Subsidiaries or, after the Migration, the Borrower and its Subsidiaries.

            "Guarantee and Collateral Agreement": the Amended and Restated Guarantee and Collateral Agreement executed and delivered by the Borrower and each Subsidiary Guarantor on the Restatement Effective Date, as the same may be amended, supplemented, replaced or otherwise modified from time to time, attached hereto as Exhibit A-1.

            "Guarantee Obligation": with respect to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit), if to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor,
(ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

            "Guarantors": the collective reference to CERI, the Canadian Subsidiary Guarantors and the Subsidiary Guarantors.

            "Hedge Agreements": all interest rate or currency swaps, caps or collar agreements, foreign exchange agreements, commodity contracts or similar arrangements entered into by any Group Member providing for protection against fluctuations in interest rates, currency exchange rates, commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies.

            "Inactive Subsidiaries": each of CERI, Inc., a Delaware corporation and Capital Holdings Company, in each case, so long as they meet the requirements of Section 4.25.

            "Incremental Term Loan Facility": as defined in Section 10.1(b).

            "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations or Synthetic Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit, surety bonds (except unmatured reimbursement obligations in respect of surety bonds obtained in the ordinary course of business to secure the performance of obligations that are not Indebtedness pursuant to another clause of this definition) or similar facilities, (g) the liquidation value of all redeemable preferred Capital Stock of such Person, to the extent mandatorily redeemable (upon the occurrence of a contingency or otherwise) in cash on or prior to the date which is one year after the final maturity date of the Loans (other than in connection with change of control events and asset sales to the extent that the terms of such Capital Stock provide that such Person may not repurchase or redeem any such Capital Stock in connection with such change of control or asset sale unless such repurchase or redemption complies with the provisions of this Agreement, (h) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person in cash on or prior to the date which is one year after the final maturity date of the Loans (other than in connection with change of control events and asset sales to the extent that the terms of such Capital Stock provide that such Person may not repurchase or redeem any such Capital Stock in connection with such change of control or asset sale unless such repurchase or redemption complies with the provisions of this Agreement), (i) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (h) above,
(j) all obligations of the kind referred to in clauses (a) through (i) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and (k) for the purposes of Section 8(e) only, all obligations of such Person in respect of Hedge Agreements.

            "Indemnified Liabilities": as defined in Section 10.5.

            "Indemnitee": as defined in Section 10.5.

            "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

            "Insolvent": pertaining to a condition of Insolvency.

            "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States of America, Canada, state, provincial, territorial, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, service-marks, technology, know-how and processes, recipes, formulas, trade secrets, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

            "Interest Payment Date": (a) as to any Base Rate Loan (other than any Base Rate Loan under the Canadian Revolving Credit Facility) the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Base Rate Loan under the Canadian Revolving Credit Facility and any Canadian Prime Rate Loan, the first day of the month following the month in which such interest was accrued, (c) as to any Eurodollar Loan having an Interest Period of three months or shorter, the last day of such Interest Period, (d) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (e) as to any Loan (other than any Revolving Credit Loan that is a Base Rate Loan and any Swing Line Loan), the date of any repayment or prepayment made in respect thereof.

            "Interest Period": as to any Eurodollar Loan or Bankers' Acceptance,
(a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan or Bankers' Acceptance and ending one, two, three or six months thereafter, as selected by the Borrower or CERI, as applicable, in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan or Bankers' Acceptance and ending one, two, three or six months thereafter, as selected by the Borrower or CERI, as applicable, by irrevocable notice to the Administrative Agent or the Canadian Agent in respect of Bankers' Acceptance, not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) any Interest Period in respect of any Eurodollar Loan that would otherwise extend beyond the Revolving Credit Termination Date (in the case of a Eurodollar Loan which is a Revolving Loan) or beyond the date final payment is due on the Tranche B Term Loan (in the case of a Eurodollar Loan which is a Tranche B Term Loan), shall end on the Revolving Credit Termination Date or such due date, as applicable;

                  (iii) no Interest Period in respect of a Bankers' Acceptance may extend beyond the Canadian Revolving Credit Termination Date; and

                  (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

            "Investments": as defined in Section 7.8.

            "IRB Transaction": means the issuance of industrial revenue bonds by Governmental Authorities in connection with the purchase, construction, development or improvement of real property by any Group Member to be used in its business or any buildings and equipment related thereto which are guaranteed by or backed by the credit of any Group Member.

            "Issuing Lender" any US Issuing Lender and any Canadian Issuing Lender.

            "Jacksonville Acquisition" the consummation of the purchase by Waste Services of Florida, Inc. of assets used in the Allied Business located in the Jacksonville, Florida metropolitan area, pursuant to the Allied Acquisition Agreement.

            "JED Landfill": a permitted municipal solid waste landfill located in Osceola County, Florida.

            "Judgment Currency": as defined in Section 10.20.

            "Kelso Investors": Kelso & Company and its Control Investment Affiliates.

            "Kelso Preferred Stock": the Series A Preferred Stock of the Borrower issued, paid-in-kind or accruing pursuant to the Kelso Preferred Stock Documents.

            "Kelso Preferred Stock Documents": collectively, (a) the Preferred Stock Subscription Agreement, dated as of May 6, 2003, among the Borrower, CERI and certain Kelso Investors and (b) the Certificate of Designations with respect to the Series A Preferred Stock of the Borrower, in each case, as amended, supplemented, replaced, waived or otherwise modified from time to time in accordance with this Agreement.

            "L/C Commitment": as to any Revolving Credit Lender, the sum of its US L/C Commitment and its Canadian L/C Commitment.

            "L/C Fee Payment Date": as to any US Letters of Credit, the last day of each March, June, September and December and the last day of the US Revolving Credit Commitment Period and as to any Canadian Letters of Credit, the first day of each April, July, October and January and the last day of the Canadian Revolving Credit Commitment Period.

            "L/C Obligations": the Canadian L/C Obligations and the US L/C Obligations.

            "Lender Addendum": with respect to any applicable Lender, a Lender Addendum, substantially in the form of Exhibit I, to be executed and delivered by such Lender on the Restatement Effective Date as provided in Section 10.17.

            "Lenders": as defined in the preamble hereto.

            "Letters of Credit": the Canadian Letters of Credit and the US Letters of Credit.

            "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

            "Loan": any loan made by any Lender pursuant to this Agreement.

            "Loan Documents": this Agreement (including any amendments, consents or waivers with respect thereto), the Security Documents, the Applications and the Notes.

            "Loan Parties": CERI, the Borrower and each Subsidiary of CERI, or after the Migration, of the Borrower, that is a party to a Loan Document.

            "Majority Facility Lenders": with respect to (i) the Tranche B Term Loan Facility, the holders of more than 50% of the sum of the aggregate unpaid principal amount of the Tranche B Term Loans or (ii) the Revolving Credit Facilities, the holders of more than 50% of the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

            "Majority Revolving Credit Facility Lenders": the Majority Facility Lenders in respect of the Revolving Credit Facilities.

            "Material Adverse Effect": a material adverse effect on (a) the business, assets, financial condition, or results of operation of the Group Members taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder.

            "Material Environmental Amount": an amount or amounts payable by the Group Members, in the aggregate in excess of $2,000,000 for: unbudgeted costs to comply with any Environmental Law; costs of any investigation, and any remediation, of any Material of Environmental Concern; and compensatory damages (including, without limitation damages to natural resources), punitive damages, fines, and penalties pursuant to any Environmental Law.

            "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, radioactivity, and any other substances, pollutants, contaminants or forces of any kind that are defined or regulated as hazardous, dangerous or toxic under any Environmental Law or could give rise to liability under any Environmental Law.

            "Migration": the reorganization in which CERI and its Canadian Subsidiaries will become indirect Subsidiaries of the Borrower by way of a plan of arrangement under the Business Corporations Act (Ontario) to be approved by the Ontario Superior Court of Justice and certain security holders of CERI pursuant to which (a) all common shares of CERI will be held by Capital Holdings Company or another subsidiary of the Borrower organized in Nova Scotia, (b) the former holders of common shares of CERI will receive shares of common stock of the Borrower or Exchangeable Shares, (c) the balance of the outstanding intercompany Indebtedness from the Borrower to CERI will be assumed by Capital Holdings Company, and (d) CERI and its Canadian Subsidiaries shall become Excluded Foreign Subsidiaries; provided, however, that other than as a result of the redemption of the common stock of the Borrower held by CERI, the Migration does not give rise to any Canadian or United States of America income tax liability to any Group Member; provided, further, that the redemption of the common stock of the Borrower held by CERI does not give rise to any Canadian taxable income that would exceed the amount of CERI's loss carry forwards available at the time of the Migration.

            "Mortgaged Properties": the owned real properties listed on Schedule 4.24, as to which the Administrative Agent for the benefit of the Secured Parties shall be granted a Lien pursuant to the Mortgages.

            "Mortgages": each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit D-1 with respect to property in the United States of America, and Exhibit D-2 with respect to property in Canada (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), as the same may be amended, supplemented, replaced or otherwise modified from time to time.

            "Multiemployer Plan": a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or a Commonly Controlled Entity is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

            "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of reasonable and customary attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document), and other reasonable and customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and, solely in connection with any such Asset Sale, any reserves in accordance with GAAP with respect to any adjustments to the sales prices of such assets or established with respect to any liabilities (including indemnities) potentially arising in connection with such sale; provided, that any such reserved amount shall be Net Cash Proceeds to the extent and at the time not required to be so reserved, (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith and (c) in connection with any Purchase Price Refund, the cash amount thereof, net of any reasonable and customary expenses incurred in the collection thereof and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangement).

            "Non BA Lender": a Canadian Revolving Credit Lender that cannot or does not as a matter of policy issue Bankers' Acceptances.

            "Non-Excluded Taxes": as defined in Section 2.20(a).

            "Non-U.S. Lender": as defined in Section 2.20(e).

            "Note": any promissory note evidencing any Loan.

            "Obligation Currency": as defined in Section 10.20.

            "Obligations": (i) the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the

Reimbursement Obligations and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender or any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Arranger, to the Agents or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise and (ii) the Canadian Obligations; provided, that (x) obligations of any Group Member under any Specified Hedge Agreement shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (y) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements.

            "Original Credit Agreement": as defined in the preamble.

            "Original Lenders": as defined in the preamble.

            "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

            "Participant": as defined in Section 10.6(b).

            "Payment Office": the office specified from time to time by the Administrative Agent as its payment office by notice to the Borrower and the Lenders.

            "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

            "Permits": the collective reference to (i) Environmental Permits, and (ii) any and all other franchises, licenses, leases, permits, approvals, notifications, certifications, registrations, authorizations, exemptions, qualifications, easements, and rights of way.

            "Permitted Acquisition": as defined in Section 7.8(h).

            "Permitted Liens": the collective reference to (i) in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3 and (ii) in the case of Collateral consisting of Pledged Stock, non-consensual Liens permitted by Section 7.3 to the extent arising by operation of law.

            "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

            "Personal Property Security Legislation": all applicable personal property security legislation as all such legislation now exists or may from time to time hereafter be amended, modified, recodified, supplemented or replaced, together with all rules and regulations thereunder or related thereto, including without limitation, the UCC and the Personal Property Security Act (Ontario).

            "Plan": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA, but excluding, for greater certainty, Canadian Benefit Plans and Canadian Pension Plans.

            "Pledged Stock": as defined in the Guarantee and Collateral Agreement or the Canadian Guarantee and Collateral Agreement, as applicable.

            "Pricing Grid": the pricing grid attached hereto as Annex A.

            "Pro Forma Balance Sheet": as defined in Section 4.1(a).

            "Projections": as defined in Section 6.2(c).

            "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

            "Purchase Price Refund": any amount received by any Group Member as a result of a purchase price adjustment or similar event in connection with any acquisition of Property by any Group Member.

            "Qualified Counterparty": with respect to any Specified Hedge Agreement, any counterparty thereto that, at the time such Specified Hedge Agreement was entered into, was a Lender or an affiliate of a Lender.

            "Real Estate": all Real Property held or used by the Group Members, which the relevant Group Member owns in fee or in which it holds a leasehold interest as a tenant.

            "Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Group Member.

            "Register": as defined in Section 10.6(d).

            "Regulation H": Regulation H of the Board as in effect from time to time.

            "Regulation U": Regulation U of the Board as in effect from time to time.

            "Reimbursement Obligation": the obligation of the Borrower and/or CERI, as applicable, to reimburse each Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit issued by such Issuing Lender.

            "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Group Member in connection therewith that are not applied to prepay the Term Loans or reduce the Revolving Credit Commitments pursuant to Section 2.12(b) as a result of the delivery of a Reinvestment Notice.

            "Reinvestment Event": any Asset Sale, Purchase Price Refund or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

            "Reinvestment Notice": a written notice executed by a Responsible Officer stating that no Default or Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Wholly Owned Subsidiary of the Borrower) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale, Purchase Price Refund or Recovery Event to acquire assets useful in its or such Subsidiary's business.

            "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended on or prior to the relevant Reinvestment Prepayment Date to acquire assets useful in the Borrower's business.

            "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (a) the date occurring one year after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire assets useful in the Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount.

            "Related Fund": with respect to any Lender, any fund that (x) invests in commercial loans and (y) is managed or advised by the same investment advisor as such Lender, by such Lender or an Affiliate of such Lender.

            "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

            "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under PBGC Reg. Section 4043.

            "Required Lenders": at any time, the holders of more than 50% of the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding and (ii) the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

            "Required Prepayment Lenders": the Majority Facility Lenders in respect of each Facility.

            "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

            "Responsible Officer": as to any Person, the chief executive officer, president or chief financial officer of such Person, but in any event, with respect to financial matters, the chief financial officer of such Person, and for purposes of (i) Section 6.7, the chief legal officer of such Person and
(ii) Section 5.1(a) any Vice President or other duly authorized officer of such Person. Unless otherwise qualified, all references to a "Responsible Officer" shall refer to a Responsible Officer of CERI or, after the Migration, the Borrower.

            "Restatement Effective Date": the date on which the conditions precedent set forth in Section 5.1 have been satisfied, which date shall be deemed to be April 30, 2004.

            "Restatement Effective Date Equity Issuance": as defined in Section 4.1.

            "Restricted Payments": as defined in Section 7.6.

            "Reuters Screen CDOR Page": the display designated as page CDOR on the Reuters Monitor Money Rates Service or other page as may, from time to time, replace that page on that service for the purpose of displaying bid quotations for Bankers' Acceptances accepted by leading Canadian banks.

            "Revolving Credit Commitment": as to any Canadian Revolving Credit Lender, its Canadian Revolving Credit Commitment, and as to any US Revolving Credit Lender, its US Revolving Credit Commitment.

            "Revolving Credit Facilities": collectively, the Canadian Revolving Credit Facility and the US Revolving Credit Facility.

            "Revolving Credit Lender": each Canadian Revolving Credit Lender and each US Revolving Credit Lender.

            "Revolving Credit Loans": collectively, the Canadian Revolving Credit Loans and the US Revolving Credit Loans.

            "Revolving Credit Percentage": as to any Canadian Revolving Credit Lender at any time, such Lender's Canadian Revolving Credit Percentage and as to any US Revolving Credit Lender, such Lender's US Revolving Credit Percentage.

            "Revolving Extensions of Credit": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding and
(c) such Lender's Revolving Credit Percentage of the aggregate principal amount of Swing Line Loans then outstanding.

            "Schedule I Lender": any Lender named on Schedule I to the Bank Act (Canada).

            "Schedule II Lender": any Lender named on Schedule II or Schedule III to the Bank Act (Canada).

            "SEC": the Securities and Exchange Commission of the United States of America (or successors thereto or an analogous Governmental Authority).

            "Secured Parties": as defined in the Guarantee and Collateral Agreement.

            "Security Documents": the collective reference to the Guarantee and Collateral Agreement, the Canadian Guarantee and Collateral Agreement, the Mortgages, any intellectual property security agreements or control agreements that may be required to be delivered pursuant to the Guarantee and Collateral Agreement or any other Loan Document and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

            "Seller": as defined in the recitals hereto.

            "Senior Subordinated Note Indenture": the Indenture entered into by the Borrower and certain of its Subsidiaries in connection with the issuance of the Senior Subordinated Notes, together with all instruments and other agreements entered into by the Borrower or such Subsidiaries in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.9.

            "Senior Subordinated Notes": the subordinated notes of the Borrower issued from time to time pursuant to the Senior Subordinated Note Indenture.

            "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

            "Solvent": with respect to any Person, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, (d) such Person will be able to pay its debts as they mature and (e) such Person is not insolvent within the meaning of any applicable Requirements of Law relating to bankruptcy, insolvency or creditor's rights. For purposes of this definition, (i) "debt": liability on a "claim", and (ii) "claim": any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

            "Specified Change of Control": a "change of control" or similar event (howsoever defined) as defined in the Senior Subordinated Note Indenture and the Kelso Preferred Stock Documents.

            "Specified Hedge Agreement": any Hedge Agreement entered into by the Borrower or any Guarantor and any Qualified Counterparty.

            "Subordinated Debt": the Senior Subordinated Notes and any other Indebtedness of any Group Member which by its terms is expressly subordinated to the Obligations.

            "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of CERI or, after the Migration, the Borrower.

            "Subsidiary Guarantor": each Subsidiary of the Borrower other than
(i) any Excluded Foreign Subsidiary and (ii) to the extent Capital Holdings Company is not an Excluded Foreign Subsidiary, Capital Holdings Company until the earlier of (x) the Migration or (y) the date on which it ceases to be an Inactive Subsidiary.

            "Swing Line Commitment": as to any Canadian Swing Line Lender, its Canadian Swing Line Commitment, and as to any US Swing Line Lender, its US Swing Line Commitment.

            "Swing Line Loans": collectively, the US Swing Line Loans and the Canadian Swing Line Loans.

            "Syndication Agent": as defined in the preamble hereto.

            "Syndication Date": the earlier of the date on which the Arranger completes the syndication of the Facilities and 30 days after the Restatement Effective Date.

            "Synthetic Lease Obligations": all monetary obligations of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations which do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment); it being understood that obligations in respect of operating leases entered into by any Group Member in the ordinary course of business which would not, upon the insolvency of a Group Member be characterized as indebtedness of a Group Member, shall not constitute "Synthetic Lease Obligations".

            "Term Loans": the collective reference to the Tranche B Term Loans and Loans made under the Incremental Term Loan Facility.

            "Term Loan Facilities" the Tranche B Term Loan Facilities and each other term loan facility under this Agreement, including the Incremental Term Loan Facility.

            "Term Loan Lenders": the collective reference to the Tranche B Term Loan Lenders.

            "Term Loan Percentages": with respect to any Lender holding Tranche B Term Loans, the Tranche B Term Loan Percentage of such Lender.

            "Term Notes": as defined in Section 2.8(e).

            "Title Insurance Company": as defined in Section 5.1(r).

            "Total Revolving Credit Commitments": at any time, the aggregate amount of the Revolving Credit Commitments then in effect.

            "Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Credit Lenders outstanding at such time.

            "Tranche B Term Loan": as defined in Section 2.1.

            "Tranche B Term Loan Commitment": as to any Lender, the obligation of such Lender, if any, to make a Tranche B Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche B Term Loan Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Tranche B Term Loan Commitments is $100,000,000.

            "Tranche B Term Loan Facility": as defined in the definition of "Facility" in this Section 1.1.

            "Tranche B Term Loan Lender": each Lender that has a Tranche B Term Loan Commitment or is the holder of a Tranche B Term Loan.

            "Tranche B Term Loan Percentage": as to any Tranche B Term Loan Lender at any time, the percentage which such Lender's Tranche B Term Loan Commitment then constitutes of the aggregate Tranche B Term Loan Commitments (or, at any time after the Restatement Effective Date, the percentage which the aggregate principal amount of such Lender's Tranche B Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche B Term Loans then outstanding).

            "Transferee": as defined in Section 10.14.

            "Type": as to any Loan, its nature as a Base Rate Loan, a Eurodollar Loan, a Canadian Prime Rate Loan or BA Equivalent Loan.

            "UCC": the Uniform Commercial Code, as in effect from time to time in any jurisdiction.

            "US Base Rate in Canada": at any time, the greater of (i) the rate of interest per annum equal to the rate at which the principal office of the Canadian Agent in Toronto, Ontario, announces from time to time as the reference rate of interest for loans in Dollars to its Canadian borrowers, adjusted automatically with each change in such rate without the necessity of any notice to CERI, the Borrower or any other Person, and (ii) the Federal Funds Effective Rate (converted to a rate based on based on a 365 or 366 day period, as the case may be), in effect from time to time, plus .50% per annum. Any change in the US Base Rate in Canada shall be effective as of the opening of business on the day the change becomes effective generally.

            "US Issuing Lender": any US Revolving Credit Lender from time to time designated by the Borrower as a US Issuing Lender with the consent of such US Revolving Credit Lender and the Administrative Agent.

            "US L/C Commitment": $45,000,000.

            "US L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding US Letters of Credit and (b) the aggregate amount of drawings under US Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

            "US L/C Participants": with respect to any US Letter of Credit, the collective reference to the US Revolving Credit Lenders other than the US Issuing Lender that issued such US Letter of Credit.

            "US Letters of Credit": as defined in Section 3.1(a).

            "US Refunded Swing Line Loans": as defined in Section 2.7(b).

            "US Refunding Date": as defined in Section 2.7(c).

            "US Reimbursement Obligations": the Reimbursement Obligations owing by the Borrower.

            "US Revolving Credit Commitment": as to any Lender, the obligation of such Lender, if any, to make US Revolving Credit Loans and participate in US Swing Line Loans and US Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "US Revolving Credit Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the aggregate US Revolving Credit Commitments is $45,000,000.

            "US Revolving Credit Commitment Period": the period from and including the Restatement Effective Date to the US Revolving Credit Termination Date.

            "US Revolving Credit Facility": as defined in the definition of "Facility" in this Section 1.1.

            "US Revolving Credit Lender": each Lender that has a US Revolving Credit Commitment or that is the holder of US Revolving Credit Loans.

            "US Revolving Credit Loans": as defined in Section 2.4.

            "US Revolving Credit Note": as defined in Section 2.8.

            "US Revolving Credit Percentage": as to any US Revolving Credit Lender at any time, the percentage which such Lender's US Revolving Credit Commitment then constitutes of the aggregate US Revolving Credit Commitments (or, at any time after the US Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender's US Revolving Extensions of Credit then outstanding constitutes of the amount of the aggregate US Revolving Extensions of Credit then outstanding).

            "US Revolving Credit Termination Date": the fifth anniversary of the Restatement Effective Date.

            "US Revolving Extensions of Credit": as to any US Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all US Revolving Credit Loans made by such Lender then outstanding,
(b) such Lender's US Revolving Credit Percentage of the US L/C Obligations then outstanding and (c) such Lender's US Revolving Credit Percentage of the aggregate principal amount of US Swing Line Loans then outstanding.

            "US Swing Line Commitment": the obligation of the US Swing Line Lender to make US Swing Line Loans pursuant to Section 2.6 in an aggregate principal amount at any one time outstanding not to exceed $5,000,000.

            "US Swing Line Lender": each Lender that has a US Swing Line Commitment or that is a holder of US Swing Line Loans.

            "US Swing Line Loans": as defined in Section 2.6.

            "US Swing Line Note": as defined in Section 2.8(e).

            "US Swing Line Participation Amount": as defined in Section 2.7(c).

            "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

            "Wholly Owned Subsidiary Guarantor": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

            1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

            (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

            (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

            (e) All calculations of financial ratios set forth in Section 7.1 and the calculation of the Consolidated Leverage Ratio for purposes of determining the Applicable Margin shall be calculated to the same number of decimal places as the relevant ratios are expressed in and shall be rounded upward if the number in the decimal place immediately following the last calculated decimal place is five or greater. For example, if the relevant ratio is to be calculated to the hundredth decimal place and the calculation of the ratio is 5.126, the ratio will be rounded up to 5.13.

            (f) The expressions "payment in full," "paid in full" and any other similar terms or phrases when used herein with respect to the Obligations shall mean the payment in full, in immediately available funds, of all of the Obligations.

            1.3   Interrelationship with the Original Credit Agreement.

            (a) As stated in the preamble hereof, this Agreement is intended to amend and restate the provisions of the Original Credit Agreement and, notwithstanding any amendment and restatement of Notes as of the Restatement Effective Date, except as expressly modified herein, (x) all of the terms and provisions of the Original Credit Agreement and the other Loan Documents shall continue to apply for the period prior to the Restatement Effective Date, including any determinations of payment dates, interest rates, Events of Default or any amount that may be payable to the Administrative Agent or the Original Lenders (or their assignees or replacements hereunder) to but excluding the Restatement Effective Date, and (y) the obligations under the Original Credit Agreement and the other Loan Documents shall continue to be paid or prepaid on or prior to the Restatement Effective Date, and shall from and after the Restatement Effective Date continue to be owing and be subject to the terms of this Agreement to the extent accrued or arising prior to the Restatement Effective Date or otherwise relating to the period prior to the Restatement Effective Date. All references in any Loan Documents to (i) the "Credit Facility" or the "Credit Agreement" shall be deemed to include references to this Agreement and (ii) the "Lenders" or a "Lender" or to the "Administrative Agent" shall mean such terms as defined in this Agreement. As to all periods occurring on or after the Restatement Effective Date, all of the covenants set forth in the Original Credit Agreement shall be of no further force and effect, it being understood that all obligations of the Borrower under the Original Credit Agreement shall be governed by this Agreement from and after the Restatement Effective Date.

            (b) The Borrower, the Agents and the Lenders acknowledge and agree that all principal, interest, fees, costs, reimbursable expenses and indemnification obligations accruing or arising under or in connection with the Original Credit Agreement and the other Loan Documents which remain unpaid and outstanding as of the Restatement Effective Date shall be and remain outstanding and payable as an obligation under this Agreement and the other Loan Documents; provided that no Lender hereunder which was not an Original Lender shall be liable for any obligation or indemnification of any of the Original Lenders under the Original Credit Agreement.

            1.4 Confirmation of Existing Obligations. The Borrower hereby reaffirms and admits the validity and enforceability of this Agreement and the other Loan Documents and all of its obligations hereunder and thereunder and agrees and admits that, as of the Restatement Effective Date, it has no defenses to, or offsets or counterclaims against, any of its obligations to the Secured Parties under the Loan Documents of any kind whatsoever.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

            2.1 Tranche B Term Loan Commitments. Subject to the terms and conditions hereof, the Tranche B Term Loan Lenders severally agree to purchase term loans (each, a "Tranche B Term Loan") from the Original Lenders on the Restatement Effective Date in an amount for each Tranche B Term Loan Lender not to exceed the amount of the Tranche B Term Loan Commitment of such Lender. The Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.13.

            2.2 Procedure for Tranche B Term Loan Assignment. The Borrower shall deliver to the Administrative Agent a written notice (which written notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the anticipated Restatement Effective Date) requesting that the Tranche B Term Loan Lenders purchase the Tranche B Term Loans on the Restatement Effective Date and specifying the amount of Tranche B Term Loans available for purchase. The Tranche B Term Loans purchased by the Tranche B Term Loan Lenders on the Restatement Effective Date shall initially be Base Rate Loans, and no Tranche B Term Loan may be converted into or continued as a Eurodollar Loan prior to the Syndication Date. Upon receipt of such notice the Administrative Agent shall promptly notify each Tranche B Term Loan Lender thereof. Not later than 12:00 Noon, New York City time, on the Restatement Effective Date each Tranche B Term Loan Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Tranche B Term Loan or Tranche B Term Loans to be purchased by such Tranche B Term Loan Lender.

            2.3 Repayment of Term Loans. The Tranche B Term Loan of each Tranche B Term Loan Lender shall mature in 28 consecutive quarterly installments, commencing on June 30, 2004, each of which shall be in an amount equal to such Lender's Tranche B Term Loan Percentage multiplied by the amount set forth below opposite such installment:

Installment                                  Principal Amount
-----------                                  ----------------
June 30, 2004                                  $   250,000
September 30, 2004                             $   250,000
December 31, 2004                              $   250,000
March 31, 2005                                 $   250,000
June 30, 2005                                  $   250,000
September 30, 2005                             $   250,000
December 31, 2005                              $   250,000
March 31, 2006                                 $   250,000
June 30, 2006                                  $   250,000
September 30, 2006                             $   250,000
December 31, 2006                              $   250,000

Installment                                  Principal Amount
-----------                                  ----------------
March 31, 2007                                 $   250,000
June 30, 2007                                  $   250,000
September 30, 2007                             $   250,000
December 31, 2007                              $   250,000
March 31, 2008                                 $   250,000
June 30, 2008                                  $   250,000
September 30, 2008                             $   250,000
December 31, 2008                              $   250,000
March 31, 2009                                 $   250,000
June 30, 2009                                  $   250,000
September 30, 2009                             $   250,000
December 31, 2009                              $   250,000
March 31, 2010                                 $   250,000
June 30, 2010                                  $23,500,000
September 30, 2010                             $23,500,000
December 31, 2010                              $23,500,000
March 31, 2011                                 $23,500,000

            2.4 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, the US Revolving Credit Lenders severally agree to make revolving credit loans ("US Revolving Credit Loans") to the Borrower from time to time during the US Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding for each US Revolving Credit Lender which, when added to such Lender's US Revolving Credit Percentage of the sum of
(i) the US L/C Obligations then outstanding and (ii) the aggregate principal amount of the US Swing Line Loans then outstanding, does not exceed the amount of such Lender's US Revolving Credit Commitment. During the US Revolving Credit Commitment Period the Borrower may use the US Revolving Credit Commitments by borrowing, prepaying (in whole or in part), and reborrowing, the US Revolving Credit Loans, all in accordance with the terms and conditions hereof. The US Revolving Credit Loans may only be made in Dollars and from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.13, provided that no US Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the US Revolving Credit Termination Date.

            (b) The Borrower shall repay all outstanding US Revolving Credit Loans on the US Revolving Credit Termination Date.

            (c) Subject to the terms and conditions hereof, the Canadian Revolving Credit Lenders severally agree to make revolving credit loans ("Canadian Revolving Credit Loans") to CERI from time to time during the Canadian Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding for each Canadian Revolving Credit Lender which, when added to such Lender's Canadian Revolving Credit Percentage of the sum of (i) Canadian L/C Obligations then outstanding and (ii) the aggregate principal amount of the Canadian Swing Line Loans then outstanding, does not exceed the amount of such Lender's Canadian Revolving Credit Commitment. During the Canadian Revolving Credit Commitment Period, CERI may use the Canadian Revolving Credit Commitments by borrowing, prepaying

(in whole or in part), and reborrowing, the Canadian Revolving Credit Loans, all in accordance with the terms and conditions hereof. The Canadian Revolving Credit Loans may be made from time to time by way of (i) Bankers' Acceptance or Canadian Prime Rate Loans, in Canadian Dollars only or (ii) Eurodollar Loans or Base Rate Loans, in Dollars only, as determined by CERI and notified to the Administrative Agent and the Canadian Agent in accordance with Sections 2.5 and 2.13, provided that no Canadian Revolving Credit Loan shall be made as a Eurodollar Loan or a Bankers' Acceptance after the day that is one month prior to the Canadian Revolving Credit Termination Date.

            (d) CERI shall repay all outstanding Canadian Revolving Credit Loans on the Canadian Revolving Credit Termination Date.

            2.5 Procedure for Revolving Credit Borrowing(a) The Borrower may borrow under the US Revolving Credit Commitments on any Business Day during the US Revolving Credit Commitment Period, provided that the Borrower shall deliver to the Administrative Agent a Borrowing Notice (which Borrowing Notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans). Any US Revolving Credit Loans made on the Restatement Effective Date shall initially be Base Rate Loans, and no US Revolving Credit Loan may be made as, converted into or continued as a Eurodollar Loan having an Interest Period in excess of one month prior to the Syndication Date. Each borrowing of US Revolving Credit Loans under the US Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available US Revolving Credit Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof; provided, that the US Swing Line Lender may request, on behalf of the Borrower, borrowings of Base Rate Loans under the US Revolving Credit Commitments in other amounts pursuant to Section
2.7. Upon receipt of any such Borrowing Notice from the Borrower, the Administrative Agent shall promptly notify each US Revolving Credit Lender thereof. Each US Revolving Credit Lender will make its US Revolving Credit Percentage of the amount of each borrowing of US Revolving Credit Loans available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent in like funds as received by the Administrative Agent.

            (b) CERI may borrow under the Canadian Revolving Credit Commitments on any Business Day during the Canadian Revolving Credit Commitment Period, provided, that CERI shall deliver to the Canadian Agent a Borrowing Notice (which Borrowing Notice must be received by the Canadian Agent prior to 12:00 Noon, Toronto time, (i) three Business Days prior to the requested Borrowing Date in the case of Eurodollar Loans, or (ii) one Business Day prior to the requested Borrowing Date in the case of Base Rate Loans, Canadian Prime Rate Loans, or Bankers' Acceptances). Any Canadian Revolving Credit Loans made on the Restatement Effective Date shall initially be Base Rate Loans or Canadian Prime Rate Loans. Each borrowing of Canadian Revolving Credit Loans under the Canadian Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans or Canadian Prime Rate Loans, $500,000 or Cdn. $500,000 or a whole multiple of $100,000 or Cdn.

$100,000 in excess thereof (or, if the then aggregate Available Canadian Revolving Credit Commitments are less than Cdn. $100,000, (or, if applicable, the Dollar Equivalent thereof) such lesser amount); (y) in the case of Eurodollar Loans, $500,000 or a whole multiple of $100,000 in excess thereof and
(z) in the case of Bankers' Acceptance, Cdn. $500,000 and a whole multiple of Cdn. $100,000 in excess thereof; provided, that the Canadian Swing Line Lender may request, on behalf of CERI, borrowings of Base Rate Loans or Canadian Prime Rate Loans under the Canadian Revolving Credit Commitments in other amounts pursuant to Section 2.7. Upon receipt of any such Borrowing Notice from the Borrower, the Canadian Agent shall promptly notify each Canadian Revolving Credit Lender thereof. Each Canadian Revolving Credit Lender will make its Canadian Revolving Credit Percentage of the amount of each borrowing of Canadian Revolving Credit Loans available to the Canadian Agent for the account of CERI at the Canadian Funding Office prior to 12:00 Noon, Toronto time, on the Borrowing Date requested by the Borrower in funds immediately available to the Canadian Agent. Such borrowing will then be made available to CERI by the Canadian Agent in like funds as received by the Canadian Agent.

            (c) CERI hereby designates the Borrower as its representative and agent on its behalf for the purposes of issuing Borrowing Notices and notices of conversion or continuation, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of CERI under the Loan Documents. The Administrative Agent, the Canadian Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from the Borrower as a notice or communication from CERI and the Borrower. Each warranty, covenant, agreement and undertaking made on its behalf by the Borrower shall be deemed for all purposes to have been made by CERI and shall be binding upon and enforceable against CERI to the same extent as it if the same had been made directly by CERI.

            (d) Bankers' Acceptances

                  (i) Discount Rate. On each Borrowing Date on which Bankers' Acceptances are to be accepted, the Canadian Agent shall advise CERI as to the Canadian Agent's determination of the applicable Discount Rate for the Bankers' Acceptances which any of the Canadian Revolving Credit Lenders have agreed to purchase.

                  (ii) Purchase. Each Canadian Revolving Credit Lender shall purchase a Bankers' Acceptance accepted by it, and CERI shall sell such Bankers' Acceptance at the applicable Discount Rate. The relevant Canadian Revolving Credit Lender shall provide to the Canadian Agent on the Borrowing Date the Discount Proceeds less the Acceptance Fee payable by CERI with respect to the Bankers' Acceptance.

                  (iii) Sale. Each Canadian Revolving Credit Lender may from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers' Acceptances accepted and purchased by it.

                  (iv) Power of Attorney for the Execution of Bankers' Acceptances. To facilitate the issuance of Bankers' Acceptances, CERI hereby appoints each Canadian

      Revolving Credit Lender as its attorney to sign and endorse on its behalf, in handwriting or by facsimile or mechanical signature as and when deemed necessary by such Canadian Revolving Credit Lender, blank forms of Bankers' Acceptances. In this respect, it is each Canadian Revolving Credit Lender's responsibility to maintain an adequate supply of blank forms of Bankers' Acceptances for acceptance under this Agreement. CERI recognizes and agrees that all Bankers' Acceptances signed and/or endorsed on its behalf by a Canadian Revolving Credit Lender shall bind CERI as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officers of CERI. Each Canadian Revolving Credit Lender is hereby authorized to issue such Bankers' Acceptance endorsed in blank in such face amounts as may be determined by such Canadian Revolving Credit Lender; provided that the aggregate amount thereof is equal to the aggregate amount of Bankers' Acceptances required to be accepted and purchased by such Canadian Revolving Credit Lender. No Canadian Revolving Credit Lender shall be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except the gross negligence or willful misconduct of the Canadian Revolving Credit Lender or its officers, employees, agents or representatives. Each Canadian Revolving Credit Lender shall maintain a record with respect to Bankers' Acceptances held by it in blank hereunder, voided by it for any reason, accepted and purchased by it hereunder, and cancelled at their respective maturities. Each Canadian Revolving Credit Lender agrees to provide such records to CERI at CERI's expense upon request.

                  (v) Execution. Drafts drawn by CERI to be accepted as Bankers' Acceptances shall be signed by a duly authorized officer or officers of CERI or by its attorneys including attorneys appointed pursuant to this Section 2.5. Notwithstanding that any Person whose signature appears on any Bankers' Acceptance may no longer be an authorized signatory for CERI at the time of issuance of a Bankers' Acceptance, that signature shall nevertheless be valid and sufficient for all purposes as if the authority had remained in force at the time of issuance and any Bankers' Acceptance so signed shall be binding on CERI.

                  (vi) Issuance. The Canadian Agent, promptly following receipt of a Borrowing Notice for Bankers' Acceptances, shall advise the Canadian Revolving Credit Lenders of the notice and shall advise each Canadian Revolving Credit Lender of the face amount of Bankers' Acceptances to be accepted by it and the applicable Interest Period (which shall be identical for all Canadian Revolving Credit Lenders). The aggregate face amount of Bankers' Acceptances to be accepted by a Canadian Revolving Credit Lender shall be determined by the Canadian Agent by reference to that Canadian Revolving Credit Lender's Canadian Revolving Credit Percentage of the issue of Bankers' Acceptances, except that, if the face amount of a Bankers' Acceptance which would otherwise be accepted by a Canadian Revolving Credit Lender would not be Cdn. $100,000 or a whole multiple thereof, the face amount shall be increased or reduced by the Canadian Agent in its sole discretion to Cdn. $100,000, or the nearest whole multiple of that amount, as appropriate; provided that after such issuance, no Canadian Revolving Credit Lender shall have aggregate outstanding Canadian Revolving Credit Loans in excess of its Canadian Revolving Credit Commitment.

                  (vii) Waiver of Presentment and Other Conditions. CERI waives presentment for payment and any other defense to payment of any amounts due to a Canadian Revolving Credit Lender in respect of a Bankers' Acceptance accepted and purchased by it pursuant to this Agreement which might exist solely by reason of the Bankers' Acceptance being held, at the maturity thereof, by the Lender in its own right and CERI agrees not to claim any days of grace if the Lender as holder sues CERI on the Bankers' Acceptance for payment of the amount payable by CERI thereunder.

                  (viii) BA Equivalent Loans by Non BA Lenders. Whenever CERI requests a Canadian Revolving Credit Loan under this Agreement by way of Bankers' Acceptances, each Non BA Lender shall, in lieu of accepting a Bankers' Acceptance, make a BA Equivalent Loan in an amount equal to the Non BA Lender's Ratable Portion of the Canadian Revolving Credit Loan.

                  (ix) Terms Applicable to Discount Notes. As set out in the definition of Bankers' Acceptances, that term includes Discount Notes and all terms of this Agreement applicable to Bankers' Acceptances shall apply equally to Discount Notes evidencing BA Equivalent Loans with such changes as may in the context be necessary. For greater certainty:

                  (a) the term of a Discount Note shall be the same as the Interest Period for Bankers' Acceptances accepted and purchased on the same Borrowing Date in respect of the same Canadian Revolving Credit Loan;

                  (b) an acceptance fee will be payable in respect of a Discount Note and shall be calculated at the same rate and in the same manner as the Acceptance Fee in respect of a Bankers' Acceptance; and

                  (c) the Discount Rate applicable to a Discount Note shall be the Discount Rate applicable to Bankers' Acceptances accepted by the Canadian Agent (as Lender) on the same Borrowing Date, as the case may be, in respect of the same Canadian Revolving Credit Loan.

                  (x) Depository Bills and Notes Act. At the option of CERI and any Lender, Bankers' Acceptances under this Agreement to be accepted by that Lender may be issued in the form of depository bills for deposit with The Canadian Depository for Securities Limited pursuant to the Depository Bills and Notes Act (Canada). All depository bills so issued shall be governed by the provisions of this Section 2.5.

                  (xi) Prepayments and Mandatory Payments. If at any time any Bankers' Acceptances are to be paid prior to their maturity, CERI shall be required to deposit the amount of such prepayment in a cash collateral account with the Canadian Agent until the date of maturity of those Bankers' Acceptances. The cash collateral account shall be under the sole control of the Canadian Agent. Except as contemplated by this Section 2.5, neither CERI nor any Person claiming on behalf of CERI shall have any right to any of the cash in the cash collateral account. The Canadian Agent shall apply the cash held in the cash collateral account to the face amount of those Bankers'

      Acceptances at maturity whereupon any cash remaining in the cash collateral account shall be released by the Canadian Agent to CERI.

            2.6 Swing Line Commitments(a) Subject to the terms and conditions hereof, the US Swing Line Lender agrees that, during the US Revolving Credit Commitment Period, it will make available to the Borrower in the form of swing line loans ("US Swing Line Loans") a portion of the credit otherwise available to the Borrower under the US Revolving Credit Commitments; provided, that (i) the aggregate principal amount of US Swing Line Loans outstanding at any time shall not exceed the US Swing Line Commitment then in effect (notwithstanding that the US Swing Line Loans outstanding at any time, when aggregated with the US Swing Line Lender's other outstanding US Revolving Credit Loans hereunder, may exceed the US Swing Line Commitment then in effect or such US Swing Line Lender's US Revolving Credit Commitment then in effect) and (ii) the Borrower shall not request, and the US Swing Line Lender shall not make, any US Swing Line Loan if, after giving effect to the making of such US Swing Line Loan, the aggregate amount of the Available US Revolving Credit Commitments would be less than zero. During the US Revolving Credit Commitment Period, the Borrower may use the US Swing Line Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. US Swing Line Loans shall be Base Rate Loans only.

            (b) The Borrower shall repay all outstanding US Swing Line Loans on the US Revolving Credit Termination Date.

            (c) Subject to the terms and conditions hereof, the Canadian Swing Line Lender agrees that, during the Canadian Revolving Credit Commitment Period, it will make available to CERI in the form of swing line loans ("Canadian Swing Line Loans") a portion of the credit otherwise available to CERI under the Canadian Revolving Credit Commitments; provided, that (i) the aggregate principal amount of Canadian Swing Line Loans outstanding at any time shall not exceed the Canadian Swing Line Commitment then in effect (notwithstanding that the Canadian Swing Line Loans outstanding at any time, when aggregated with the Canadian Swing Line Lender's other outstanding Canadian Revolving Credit Loans hereunder, may exceed the Canadian Swing Line Commitment then in effect or such Canadian Swing Line Lender's Canadian Revolving Credit Commitment then in effect) and (ii) CERI shall not request, and the Canadian Swing Line Lender shall not make, any Canadian Swing Line Loan if, after giving effect to the making of such Canadian Swing Line Loan, the aggregate amount of the Available Canadian Revolving Credit Commitments would be less than zero. During the Canadian Revolving Credit Commitment Period, CERI may use the Canadian Swing Line Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swing Line Loans shall be Canadian Prime Rate Loans only.

            (d) CERI shall repay all outstanding Canadian Swing Line Loans on the Canadian Revolving Credit Termination Date.

            2.7 Procedure for US Swing Line Borrowing and Canadian Swing Line Borrowing; Refunding of US Swing Line Loans and Canadian Swing Line Loans.

            (a) The Borrower may borrow under the US Swing Line Commitment on any Business Day during the US Revolving Credit Commitment Period, provided, the Borrower shall give the US Swing Line Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the US Swing Line Lender not later than 1:00 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date. Each borrowing under the US Swing Line Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in the borrowing notice in respect of any US Swing Line Loan, the US Swing Line Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of such US Swing Line Loan. The Administrative Agent shall make the proceeds of such US Swing Line Loan available to the Borrower on such Borrowing Date in like funds as received by the Administrative Agent.

            (b) The US Swing Line Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the US Swing Line Lender to act on its behalf), on one Business Day's notice given by the US Swing Line Lender no later than 12:00 Noon, New York City time, request each US Revolving Credit Lender to make, and each US Revolving Credit Lender hereby agrees to make, a US Revolving Credit Loan (which shall initially be a Base Rate Loan), in an amount equal to such US Revolving Credit Lender's US Revolving Credit Percentage of the aggregate amount of the US Swing Line Loans (the "US Refunded Swing Line Loans") outstanding on the date of such notice, to repay the US Swing Line Lender. Each US Revolving Credit Lender shall make the amount of such US Revolving Credit Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such US Revolving Credit Loans shall be made immediately available by the Administrative Agent to the US Swing Line Lender for application by the US Swing Line Lender to the repayment of the US Refunded Swing Line Loans. The Borrower irrevocably authorizes the US Swing Line Lender to charge the Borrower's accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such US Refunded Swing Line Loans to the extent amounts received from the US Revolving Credit Lenders are not sufficient to repay in full such US Refunded Swing Line Loans.

            (c) If prior to the time a US Revolving Credit Loan would have otherwise been made pursuant to Section 2.7(b), one of the events described in
Section 8(f) shall have occurred and be continuing with respect to the Borrower, or if for any other reason, as determined by the US Swing Line Lender in its sole discretion, US Revolving Credit Loans may not be made as contemplated by
Section 2.7(b), each US Revolving Credit Lender shall, on the date such US Revolving Credit Loan was to have been made pursuant to the notice referred to in Section 2.7(b) (the "US Refunding Date"), purchase for cash an undivided participating interest in the then outstanding US Swing Line Loans by paying to the US Swing Line Lender an amount (the "US Swing Line Participation Amount") equal to (i) such US Revolving Credit Lender's US Revolving Credit Percentage times (ii) the sum of the aggregate principal amount of US Swing Line Loans then outstanding which were to have been repaid with such US Revolving Credit Loans.

            (d) Whenever, at any time after the US Swing Line Lender has received from any US Revolving Credit Lender such Lender's US Swing Line Participation Amount, the US Swing Line Lender receives any payment on account of the US Swing Line Loans, the US Swing Line

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

Lender will distribute to such Lender its US Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all US Swing Line Loans then due); provided, however, that in the event that such payment received by the US Swing Line Lender is required to be returned, such US Revolving Credit Lender will return to the US Swing Line Lender any portion thereof previously distributed to it by the US Swing Line Lender.

            (e) Each US Revolving Credit Lender's obligation to make the Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such US Revolving Credit Lender or the Borrower may have against the US Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other US Revolving Credit Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

            (f) CERI may borrow under the Canadian Swing Line Commitment on any Business Day during the Canadian Revolving Credit Commitment Period, provided, CERI shall give the Canadian Swing Line Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Canadian Swing Line Lender not later than 1:00 P.M., Toronto time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date. Each borrowing under the Canadian Swing Line Commitment shall be in an amount equal to Cdn. $500,000 or a whole multiple of Cdn. $100,000 in excess thereof. Not later than 3:00 P.M., Toronto time, on the Borrowing Date specified in the borrowing notice in respect of any Canadian Swing Line Loan, the Canadian Swing Line Lender shall make available to the Canadian Agent at the Canadian Funding Office an amount in immediately available funds equal to the amount of such Canadian Swing Line Loan. The Canadian Agent shall make the proceeds of such Canadian Swing Line Loan available to CERI on such Borrowing Date in like funds as received by the Canadian Agent. Notwithstanding the foregoing, the Canadian Swing Line Loans may be borrowed pursuant to an overdraft arrangement on terms acceptable to the Canadian Swing Line Lender.

            (g) The Canadian Swing Line Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of CERI (which hereby irrevocably directs the Canadian Swing Line Lender to act on its behalf), on one Business Day's notice given by the Canadian Swing Line Lender to the Canadian Agent no later than 12:00 Noon, Toronto time, request each Canadian Revolving Credit Lender to make, and each Canadian Revolving Credit Lender hereby agrees to make, a Canadian Revolving Credit Loan (which shall initially be a Canadian Prime Rate Loan), in an amount equal to such Canadian Revolving Credit Lender's Canadian Revolving Credit Percentage of the aggregate amount of the Canadian Swing Line Loans (the "Canadian Refunded Swing Line Loans") outstanding on the date of such notice, to repay the Canadian Swing Line Lender. Each Canadian Revolving Credit Lender shall make the amount of such Canadian Revolving Credit Loan available to the Canadian Agent at the

Canadian Funding Office in immediately available funds, not later than 10:00 A.M., Toronto time, one Business Day after the date of such notice. The proceeds of such Canadian Revolving Credit Loans shall be made immediately available by the Canadian Agent to the Canadian Swing Line Lender for application by the Canadian Swing Line Lender to the repayment of the Canadian Refunded Swing Line Loans. CERI irrevocably authorizes the Canadian Swing Line Lender to charge CERI's accounts with the Canadian Agent (up to the amount available in each such account) in order to immediately pay the amount of such Canadian Refunded Swing Line Loans to the extent amounts received from the Canadian Revolving Credit Lenders are not sufficient to repay in full such Canadian Refunded Swing Line Loans.

            (h) If prior to the time a Canadian Revolving Credit Loan would have otherwise been made pursuant to Section 2.7(g), one of the events described in
Section 8(f) shall have occurred and be continuing with respect to CERI, or if for any other reason, as determined by the Canadian Swing Line Lender in its sole discretion, Canadian Revolving Credit Loans may not be made as contemplated by Section 2.7(g), each Canadian Revolving Credit Lender shall, on the date such Canadian Revolving Credit Loan was to have been made pursuant to the notice referred to in Section 2.7(g) (the "Canadian Refunding Date"), purchase for cash an undivided participating interest in the then outstanding Canadian Swing Line Loans by paying to the Canadian Swing Line Lender an amount (the "Canadian Swing Line Participation Amount") equal to (i) such Canadian Revolving Credit Lender's Canadian Revolving Credit Percentage times (ii) the sum of the aggregate principal amount of Canadian Swing Line Loans then outstanding which were to have been repaid with such Canadian Revolving Credit Loans.

            (i) Whenever, at any time after the Canadian Swing Line Lender has received from any Canadian Revolving Credit Lender such Lender's Canadian Swing Line Participation Amount, the Canadian Swing Line Lender receives any payment on account of the Canadian Swing Line Loans, the Canadian Swing Line Lender will distribute to such Lender its Canadian Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Canadian Swing Line Loans then due); provided, however, that in the event that such payment received by the Canadian Swing Line Lender is required to be returned, such Canadian Revolving Credit Lender will return to the Canadian Swing Line Lender any portion thereof previously distributed to it by the Canadian Swing Line Lender.

            (j) Each Canadian Revolving Credit Lender's obligation to make the Loans referred to in Section 2.7(g) and to purchase participating interests pursuant to Section 2.7(h) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Canadian Revolving Credit Lender or CERI may have against the Canadian Swing Line Lender, CERI or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5; (iii) any adverse change in the condition (financial or otherwise) of CERI; (iv) any breach of this Agreement or any other Loan Document by CERI, any other Loan Party or any other Canadian Revolving Credit Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

            2.8 Repayment of Loans; Evidence of Debt(a) . The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate US Revolving Credit Lender or Term Loan Lender, as the case may be, (i) the then unpaid principal amount of each US Revolving Credit Loan of such US Revolving Credit Lender on the US Revolving Credit Termination Date (or on such earlier date on which the Loans become due and payable pursuant to
Section 8), (ii) the then unpaid principal amount of each US Swing Line Loan of such US Swing Line Lender on the US Revolving Credit Termination Date (or on such earlier date on which the Loans become due and payable pursuant to Section
8) and (iii) the principal amount of each Tranche B Term Loan of such Tranche B Term Loan Lender in installments according to the amortization schedule set forth in Section 2.3 (or on such earlier date on which the Loans become due and payable pursuant to Section 8). CERI hereby unconditionally promises to pay to the Canadian Agent for the account of the appropriate Canadian Revolving Credit Lender (i) the then unpaid principal amount of each Canadian Revolving Credit Loan of such Canadian Revolving Credit Lender on the Canadian Revolving Credit Termination Date (or on such earlier date on which the Loans become due and payable pursuant to Section 8) and (ii) the then unpaid principal amount of each Canadian Swing Line Loan of such Canadian Swing Line Lender on the Canadian Revolving Credit Termination Date (or on such earlier date on which the Loans become due and payable pursuant to Section 8). Each of the Borrower and CERI hereby further agree to pay interest on the unpaid principal amount of the Loans borrowed by the Borrower and CERI, as applicable, from time to time outstanding from the Restatement Effective Date until payment in full thereof at the rate per annum and on the dates, set forth in Section 2.15.

            (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower or CERI, as applicable, to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

            (c) The Administrative Agent, on behalf of the Borrower, and the Canadian Agent, on behalf of CERI, shall maintain the Register pursuant to
Section 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type of such Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower or CERI, as applicable, to each Lender hereunder and
(iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower, or by the Canadian Agent from CERI, and each Lender's share thereof.

            (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.8(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower or CERI therein recorded; provided, however, that the failure of any Lender, the Administrative Agent or the Canadian Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower or CERI, as applicable, to repay (with applicable interest) the Loans made to the Borrower or CERI by such Lender in accordance with the terms of this Agreement.

            (e) Each of the Borrower and CERI agree that, upon the request to the Administrative Agent or the Canadian Agent by any Lender, the Borrower or CERI, as applicable, will promptly execute and deliver to such Lender a promissory note of the Borrower or CERI, as applicable, evidencing any Term Loans, US Revolving Credit Loans, Canadian Revolving Credit Loans, US Swing Line Loans, or Canadian Swing Line Loans as the case may be, of such Lender, substantially in the forms of Exhibit G-1, G-2, G-3, G-4 or G-5, respectively (a "Term Note", "US Revolving Credit Note", "Canadian Revolving Credit Note", "US Swing Line Note" or "Canadian Swing Line Note", respectively), with appropriate insertions as to date and principal amount; provided, that delivery of Notes shall not be a condition precedent to the occurrence of the Restatement Effective Date or the making of the Loans on the Restatement Effective Date.

            2.9 Commitment Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each US Revolving Credit Lender a commitment fee for the period from and including the Restatement Effective Date to the last day of the US Revolving Credit Commitment Period computed at the Commitment Fee Rate on the average daily amount of the Available US Revolving Credit Commitment of such Lender and CERI agrees to pay to the Canadian Agent for the account of each Canadian Revolving Credit Lender a commitment fee for the period from and including the Restatement Effective Date to the last day of the Canadian Revolving Credit Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Canadian Revolving Credit Commitment of such Lender, in each case, during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the US Revolving Credit Termination Date with respect to US Revolving Credit Loans or the Canadian Revolving Termination Date with respect to Canadian Revolving Credit Loans, commencing on the first of such dates to occur after the Restatement Effective Date.

            (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates from time to time agreed to in writing by the Borrower and the Administrative Agent.

            2.10 Termination or Reduction of Revolving Credit Commitments. Each of the Borrower and CERI, as applicable, shall have the right, upon not less than three Business Days notice to the Administrative Agent (and with respect to the Canadian Revolving Credit Commitments, the Canadian Agent), to terminate the US Revolving Credit Commitments or the Canadian Revolving Credit Commitments, as applicable, or, from time to time, to reduce the aggregate amount of the US Revolving Credit Commitments or the Canadian Revolving Credit Commitments, as applicable; provided, that no such termination or reduction of the US Revolving Credit Commitments or the Canadian Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans and Swing Line Loans made on the effective date thereof,
(i) the aggregate amount of US Revolving Extensions of Credit would exceed the aggregate amount of US Revolving Credit Commitments or (ii) the aggregate amount of Canadian Revolving Extensions of Credit would exceed the aggregate amount of Canadian Revolving Credit Commitments. Any such reduction shall be in an amount equal to $1,000,000 or, Cdn. $100,000, in the case of the Canadian Revolving Credit Commitments, or a whole multiple thereof, and shall reduce permanently the applicable Revolving Credit Commitments then in effect.

            2.11 Optional Prepayments. Each of the Borrower and CERI may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty (except as otherwise provided herein), upon irrevocable notice delivered to the Administrative Agent (and, with respect to the Canadian Revolving Credit Commitments, the Canadian Agent), at least three Business Days prior thereto in the case of Eurodollar Loans or Bankers' Acceptances and at least one Business Day prior thereto in the case of Base Rate Loans or Canadian Prime Rate Loans, which notice shall specify the date and amount of such prepayment, and whether such prepayment is of Term Loans, US Revolving Credit Loans or Canadian Revolving Credit Loans, and whether such prepayment is of Eurodollar Loans, Bankers' Acceptances, Base Rate Loans or Canadian Prime Rate Loans; provided, that (i) if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower or CERI, as applicable, shall also pay any amounts owing pursuant to Section 2.21, (ii) prepayments of Bankers' Acceptances shall be made in accordance with Section 2.5(d) and (iii) no prior notice is required for the prepayment of Swing Line Loans. Upon receipt of any such notice the Administrative Agent (or the Canadian Agent, if applicable) shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of (1) Revolving Credit Loans that are Base Rate Loans, (2) Canadian Prime Rate Loans and (3) Swing Line Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Credit Loans shall be in an aggregate principal amount of $1,000,000 or Cdn. $1,000,000, as applicable, or a whole multiple thereof. Partial prepayments of Swing Line Loans shall be in an aggregate principal amount of $100,000 or Cdn. $100,000 or a whole multiple thereof. Amounts applied in connection with the prepayments made pursuant to this Section 2.11 shall be applied to the relevant Loans as provided in Section 2.18.

            2.12  Mandatory Prepayments and Commitment Reductions. (a)
Unless the Required Prepayment Lenders shall otherwise agree, (i) if any Capital Stock shall be issued by CERI (other than the Capital Stock issued as part of the Restatement Effective Date Equity Issuance) or, after the Migration, the Borrower or (ii) if any Indebtedness shall be incurred, by any Group Member excluding any Indebtedness incurred in accordance with Section 7.2 as in effect on the Restatement Effective Date (except Indebtedness incurred pursuant to Section 7.2(g)(i)(y) and 7.2(g)(ii)), then on the date of such issuance or incurrence, the Term Loans shall be prepaid, and/or the Revolving Credit Loans shall be repaid, by an amount equal to, in the case of an issuance of Capital Stock, 50% of the Net Cash Proceeds thereof, reducing to 0.0% when the Consolidated Leverage Ratio as of the last day of the most recently completed fiscal quarter for which financial statements are available is equal to or less than 3.50:1.00, or in the case of Indebtedness, 100% of the Net Cash Proceeds, other than any Excluded Proceeds, of such issuance or incurrence, as set forth in Section 2.12(d). The provisions of this Section do not constitute a consent to the issuance of any equity securities by any entity whose equity securities are pledged pursuant to the Guarantee and Collateral Agreement or the Canadian Guarantee and Collateral Agreement, or a consent to the incurrence of any Indebtedness by CERI, the Borrower or any of its Subsidiaries.

            (b) Unless the Required Prepayment Lenders shall otherwise agree, if on any date any Group Member shall receive Net Cash Proceeds from any Asset Sale, Purchase Price Refund or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, on the date of receipt by such Group Member of such Net Cash Proceeds, the Term Loans shall be prepaid, and/or the Revolving Credit Loans shall be repaid, by an amount equal to the amount of such Net Cash Proceeds, as set forth in Section 2.12(d); provided, that, notwithstanding the foregoing, (i) the aggregate Net Cash Proceeds of Asset Sales and Recovery

Events that may be excluded from the foregoing requirement pursuant to one or more Reinvestment Notices and pending reinvestment at any given time shall not exceed $25,000,000 and (ii) on each Reinvestment Prepayment Date the Term Loans shall be prepaid, and/or the Revolving Credit Loans shall be repaid, by an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event, as set forth in Section 2.12(d). The provisions of this Section do not constitute a consent to the consummation of any Disposition not permitted by Section 7.5.

            (c) Unless the Required Prepayment Lenders shall otherwise agree, if, for any fiscal year of the Borrower commencing with the fiscal year ending December 31, 2005 there shall be Excess Cash Flow, then, on the relevant Excess Cash Flow Application Date, the Term Loans shall be prepaid and/or the Revolving Credit Loans shall be repaid, by an amount equal to the ECF percentage of such Excess Cash Flow, as set forth in Section 2.12(d). Each such prepayment shall be made on a date (an "Excess Cash Flow Application Date") no later than five days after the earlier of (i) the date on which the financial statements of CERI or, after the Migration, the Borrower referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

            (d) Amounts to be applied in connection with prepayments and Commitment reductions made pursuant to this Section 2.12 shall be applied, first, to the prepayment of the Term Loans and, second, to the repayment of the Revolving Credit Loans, as provided in Section 2.18. Any repayment of Revolving Credit Loans pursuant to this Section 2.12 shall not result in a reduction of the Revolving Credit Commitments.

            (e) If at any time the Dollar Equivalent of the Canadian Revolving Credit Loans exceeds the aggregate Canadian Revolving Credit Commitments, CERI shall repay such excess forthwith upon notice by the Canadian Agent.

            2.13 Conversion and Continuation Options(a) Each of the Borrower and CERI may elect from time to time to convert Eurodollar Loans to Base Rate Loans and CERI may elect to convert Bankers' Acceptances upon their maturity to Canadian Prime Rate Loans by giving the Administrative Agent, and, with respect to Canadian Revolving Credit Loans, the Canadian Agent, at least one Business Day's prior irrevocable notice of such election, provided, that, any such conversion of Eurodollar Loans may be made only on the last day of an Interest Period with respect thereto. Each of the Borrower and CERI may elect from time to time to convert Base Rate Loans to Eurodollar Loans, and CERI may elect to convert Canadian Prime Rate Loans to Bankers' Acceptances, by giving the Administrative Agent, and, with respect to Canadian Revolving Credit Loans, the Canadian Agent, at least three Business Days prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided, that no Base Rate Loan under a particular Facility may be converted into a Eurodollar Loan and no Canadian Prime Rate Loan may be converted to Bankers' Acceptances (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or with respect to the Canadian Revolving Credit Facility, the Canadian Agent has, or the Majority Facility Lenders in respect of such Facility have, determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent, or the Canadian Agent, as applicable, shall promptly notify each relevant Lender thereof.

            (b) Each of the Borrower and CERI may elect to continue any Eurodollar Loan as such and CERI may elect to continue Bankers' Acceptance as such upon the expiration of the then current Interest Period with respect thereto by giving at least two Business Days' prior irrevocable notice to the Administrative Agent, and with respect to Canadian Revolving Credit Loans, the Canadian Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1 in respect of Eurodollar Loans, of the length of the next Interest Period to be applicable to such Loans, provided, that no Eurodollar Loan or Bankers' Acceptance under a particular Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or with respect to the Canadian Revolving Credit Facility, the Canadian Agent has, or the Majority Facility Lenders in respect of such Facility have, determined in its or their sole discretion not to permit such continuations or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility, and provided, further, that if the Borrower or CERI, as applicable, shall fail to give any required notice as described above in this paragraph (i) such Eurodollar Loans shall be continued for the same Interest Period as the then expiring Interest Period as of the last day of such then expiring Interest Period, except that if such continuation is not permitted pursuant to the first proviso in this Section 2.13(b), such Loans shall be repaid or converted automatically to Base Rate Loans and (ii) the face amount of such Bankers' Acceptance shall be repaid or automatically converted to Canadian Prime Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent, or the Canadian Agent, as applicable, shall promptly notify each relevant Lender thereof.

            2.14 Minimum Amounts and Maximum Number of Eurodollar Tranches. (a) Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (i) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (ii) no more than 10 Eurodollar Tranches shall be outstanding at any one time.

            (b) Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Bankers' Acceptances and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that after giving effect thereto, the aggregate principal amount of any Bankers' Acceptance shall be equal to Cdn. $500,000 or a whole multiple of Cdn. $100,000 in excess thereof.

            2.15 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin in effect for such day.

            (b) Each Base Rate Loan (other than a Canadian Revolving Credit
Loan) shall bear interest for each day on which it is outstanding at a rate per annum equal to the Base Rate in effect for such day plus the Applicable Margin in effect for such day and each Base Rate Loan which is a Canadian Revolving Credit Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the US Base Rate in Canada in effect for such day plus the Applicable Margin in effect for such day.

            (c) Each Canadian Prime Rate Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the Canadian Prime Rate in effect for such day plus the Applicable Margin in effect for such day.

            (d) Upon acceptance of a Bankers' Acceptance by a Lender, the Borrower shall pay to the Canadian Agent on behalf of the Lender a fee (the "Acceptance Fee") calculated on the face amount of the Bankers' Acceptances at a rate per annum equal to the Applicable Margin on the basis of the number of days in the Interest Period for the Bankers' Acceptance and a year of 365 days.

            (e) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) (to the extent legally permitted) shall bear interest at a rate per annum that is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2.00%, (y) in the case of the Borrower's Reimbursement Obligations, the rate applicable to Base Rate Loans under the US Revolving Credit Facility plus 2.00% or (2) in the case of CERI's Reimbursement Obligations, the rate applicable to Canadian Prime Rate Loans under the Canadian Revolving Credit Facility plus 2.00% and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans under the relevant Facility plus 2.00% for interest due in Dollars and the Canadian Prime Rate plus 2.00% for interest due in Canadian Dollars (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to Base Rate Loans under the Revolving Credit Facilities plus 2.00% for amounts due in Dollars and the Canadian Prime Rate plus 2.00% for amounts due in Canadian Dollars), in each case, with respect to clauses (i) and
(ii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment).

            (f) Interest shall be payable quarterly in arrears on each Interest Payment Date, provided, that interest accruing pursuant to paragraph (e) of this Section shall be payable from time to time on demand.

            (g) If any provision of this Agreement or any of the other Loan Documents would obligate CERI to make any payment of interest with respect to the Obligations or other amount payable to the Canadian Agent or any Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by the Canadian Agent or such Lender of interest with respect to the Obligations at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provision, such amount or rates shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the Canadian Agent or such Lender of interest with respect to the Obligations at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (1) first, by reducing the amount or rates of interest required to be paid to the Canadian Agent or the affected Lender under this

Section 2.15(g); and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Canadian Agent or the affected Lender which would constitute interest with respect to the Obligations for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if the Canadian Agent or any Lender shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), then CERI shall be entitled, by notice in writing to the Canadian Agent or the affected Lender, to obtain reimbursement from the Canadian Agent or such Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by the Canadian Agent or such Lender to CERI. Any amount or rate of interest under the Obligations referred to in this Section 2.15(e) shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that any Canadian Revolving Credit Loans remain outstanding on the assumption that any charges, fees or expenses that fall within the meaning of "interest" (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Restatement Effective Date to the Canadian Revolving Credit Termination Date and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Canadian Agent shall be conclusive for the purposes of such determination.

            (h) For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Loan Documents (and stated herein or therein, as applicable, to be computed on the basis of a 360 day year or any other period of time less than a calendar year) are equivalent to the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 360 or such other period of time, respectively.

            2.16 Computation of Interest and Fees(a). (a) Interest, fees, commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to (i) Base Rate Loans on which interest is calculated on the basis of the Prime Rate and
(ii) Base Rate Loans in which interest is calculated on the US Base Rate in Canada and Canadian Prime Rate Loans on which interest is calculated on the basis of the Canadian Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent, or with respect to Canadian Revolving Credit Loans, the Canadian Agent, shall as soon as practicable notify the Borrower or CERI, as applicable, and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Canadian Prime Rate, the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent, or with respect to Canadian Revolving Credit Loans, the Canadian Agent, shall as soon as practicable notify the Borrower, CERI and the relevant Lenders of the effective date and the amount of each such change in interest rate.

            (b) Each determination of an interest rate by the Administrative Agent, or with respect to Canadian Revolving Credit Loans, the Canadian Agent, pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and CERI and the Lenders in the absence of manifest error. The Administrative Agent or the Canadian Agent, as applicable, shall, at the request of the Borrower or CERI, deliver to the Borrower or CERI, as applicable, a

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

statement showing the quotations used by the Administrative Agent or the Canadian Agent in determining any interest rate or Acceptance Fee pursuant to
Section 2.15.

            2.17 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

            (a) (i) the Administrative Agent, or with respect to Canadian Revolving Credit Loans, the Canadian Agent, shall have determined (which determination shall be conclusive and binding upon the Borrower and CERI) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

            (ii) the Administrative Agent, or with respect to Canadian Revolving Credit Loans, the Canadian Agent, shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent or the Canadian Agent, as applicable, shall give telecopy or telephonic notice thereof to the Borrower or CERI, as applicable, and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then current Interest Period with respect thereto, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent or the Canadian Agent, as applicable, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower or CERI have the right to convert Loans under the relevant Facility to Eurodollar Loans.

            (b) any Canadian Revolving Credit Lender determines in good faith, which determination shall be final, conclusive and binding upon CERI, and notifies CERI that, by reason of circumstances affecting the money market there is no market for Bankers' Acceptances or the demand for Bankers' Acceptances is insufficient to allow the sale or trading of the Bankers' Acceptances created hereunder, then:

                  (i) the right of CERI to request a Canadian Revolving Credit Loan by means of Bankers' Acceptances shall be suspended until such Canadian Revolving Credit Lender determines that the circumstances causing such suspension no longer exist and such Canadian Revolving Credit Lender so notifies CERI; and

                  (ii) any notice for the issuance of a Bankers' Acceptance which is outstanding shall be cancelled and the request for such issuance shall be deemed to be a request for a Canadian Prime Rate Loan in the face amount of the requested Bankers' Acceptance;

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

such Canadian Revolving Credit Lender shall promptly notify CERI of the suspension of CERI's right to request a Canadian Revolving Credit Loan by way of a Bankers' Acceptance and of the termination of any such suspension.

            2.18 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower or CERI from the Lenders hereunder, each payment by the Borrower or CERI on account of any Acceptance Fee, commitment fee or Letter of Credit fee, and any reduction of the Commitments of the Lenders, shall be made pro rata according to the respective Term Loan Percentages, US Revolving Credit Percentages or Canadian Revolving Credit Percentages, as the case may be, of the relevant Lenders. Each payment (other than prepayments) in respect of principal or interest in respect of the Term Loans and each payment in respect of fees or expenses payable hereunder shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.

            (b) Each optional and mandatory payment (including prepayments) required by Section 2.12 to be applied to the Term Loans shall be allocated among the Term Loan Facilities pro rata according to the respective outstanding principal amounts of Term Loans under such Facilities. Each payment (including each prepayment) of the Term Loans outstanding under any Term Loan Facility shall be allocated among the Term Loan Lenders holding such Term Loans pro rata based on the principal amount of such Term Loans held by such Term Loan Lenders, and shall be applied to the installments of such Term Loans, first, in direct order of maturity for the four quarterly installments due immediately after the date of such prepayment and, second, with respect to any remainder, to the remaining installments of such Term Loans ratably in accordance with the then outstanding amounts thereof. Amounts prepaid on account of the Term Loans may not be reborrowed.

            (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be allocated among the Revolving Credit Facilities pro rata according to the respective outstanding principal amounts of Revolving Credit Loans under such Facilities. Each payment (including each prepayment) of the Revolving Credit Loans outstanding under any Revolving Credit Facility shall be allocated among the Revolving Credit Lenders holding such Revolving Credit Loans pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by such Revolving Credit Lenders. Each payment in respect of Reimbursement Obligations in respect of any Letter of Credit shall be made to the Issuing Lender that issued such Letters of Credit.

            (d) The application of any payment of Loans under any Facility (including optional and mandatory prepayments) shall be made, first, to Base Rate Loans (and Canadian Prime Rate Loans, in the case of CERI), under such Facility and, second, to Eurodollar Loans (and Bankers' Acceptances, in the case of CERI), under such Facility. Each payment of the Loans (except in the case of Swing Line Loans and Revolving Credit Loans that are Base Rate Loans or Canadian Prime Rate Loans) shall be accompanied by accrued interest to the date of such payment on the amount paid.

            (e) All payments (including prepayments) to be made by the Borrower and CERI hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim. All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise shall be made prior to

12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the relevant Lenders, at the Payment Office, in Dollars and in immediately available funds. Any payment made by the Borrower after 12:00 Noon, New York City time, on any Business Day shall be deemed to have been made on the next following Business Day. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. All payments (including prepayments) to be made by CERI hereunder with respect to the Canadian Revolving Credit Facility, whether on account of principal, interest, fees or otherwise, shall be made prior to 12:00 Noon, Toronto time, on the due date thereof to the Canadian Agent, for the account of the relevant Lenders, at the Canadian Payment Office, in Canadian Dollars and in immediately available funds. Any payment made by CERI after 12:00 Noon, Toronto time, on any Business Day shall be deemed to have been made on the next following Business Day. The Canadian Agent shall distribute such payments to the Canadian Revolving Credit Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans and Bankers' Acceptances) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan or Bankers' Acceptance becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

            (f) Unless the Administrative Agent or the Canadian Agent, as applicable, shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the applicable Agent, such Agent may assume that such Lender is making such amount available to such Agent, and such Agent may, in reliance upon such assumption, make available to the Borrower or CERI, if applicable, a corresponding amount. If such amount is not made available to the Administrative Agent or the Canadian Agent, as applicable, by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent or the Canadian Agent, as applicable, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for amounts in Dollars and the interbank offered rate quoted by the Canadian Agent for amounts in Canadian Dollars for the period until such Lender makes such amount immediately available to such Agent. A certificate of the applicable Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the applicable Agent by such Lender within three Business Days after such Borrowing Date, the applicable Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand, from the Borrower or, with respect to the Canadian Revolving Credit Facility, CERI.

            (g) Unless the Administrative Agent or the Canadian Agent, as applicable, shall have been notified in writing by the Borrower or CERI, as applicable, prior to the date of any payment due to be made by the Borrower or CERI hereunder that the Borrower or CERI, as applicable, will not make such payment to the applicable Agent, the applicable Agent may assume that the Borrower or CERI, as applicable, is making such payment, and the applicable Agent may, but shall not be required to, in reliance upon such assumption, make available to the

Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the applicable Agent by the Borrower or CERI within three Business Days after such due date, the applicable Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate for amounts in Dollars and the interbank offered rate quoted by the Canadian Agent for amounts in Canadian Dollars. Nothing herein shall be deemed to limit the rights of the Administrative Agent, the Canadian Agent or any Lender against the Borrower or CERI.

            2.19 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Restatement Effective Date (other than with respect to taxes, which shall be governed exclusively by Section 2.20):

                  (i) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                  (ii)  shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower or CERI, as applicable, shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower and CERI (with a copy to the Administrative Agent and the Canadian Agent, if applicable) of the event by reason of which it has become so entitled.

            (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the Restatement Effective Date shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower or CERI, as applicable (with a copy to the Administrative Agent and the Canadian Agent) of a written request therefor, the Borrower, or CERI, as applicable, shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction on an after-tax basis.

            (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower or CERI (with a copy to the applicable Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower and CERI pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            2.20 Taxes . (a) All payments made by the Borrower or CERI under this Agreement or any other Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (i) net income taxes, and gross income taxes, gross receipts taxes, capital taxes and franchise taxes (in each case, imposed in lieu of net income taxes) imposed on the Arranger, any Agent or any Lender as a result of a present or former connection between the Arranger, such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Arranger's, such Agent's or such Lender's having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document in such jurisdiction), (ii) any branch profit taxes imposed by the United States of America (or any similar tax imposed by any other jurisdiction described in clause (i) above), and (iii) any taxes that are imposed as a result of any voluntary action taken by the Arranger, any Agent or any Lender occurring after the Arranger, such Agent or such Lender becomes a party to this Agreement other than any taxes resulting from a change in law or regulation or a change in interpretation or administration of any law or regulation (collectively, "Excluded Taxes"). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or any Other Taxes are required to be withheld from any amounts payable to the Arranger, any Agent or any Lender hereunder, the amounts so payable to the Arranger, such Agent or such Lender shall be increased to the extent necessary to yield to the Arranger, such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that none of the Borrower, CERI or any Guarantor shall be required to increase any such amounts payable to the Arranger, any Agent or any Lender with respect to (x) any Excluded Taxes or (y) any Non-Excluded Taxes (i) that are attributable to the Arranger's, such Agent's or such Lender's failure to comply with the requirements of paragraph (e) of this Section, (ii) in the case of any Non-U.S. Lender, that are United States of America withholding taxes imposed on amounts payable to the Arranger, such Agent or such Lender at the time the Arranger, such Agent or such Lender becomes a party to this Agreement, except to the extent that the Arranger's, such Agent's or such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph (a) or (iii) in the case of any Canadian Revolving Credit Lender that is not a resident of Canada for the purposes of the Canadian Income Tax Act, that are Canadian withholding taxes imposed on amounts payable to the Arranger, the Canadian Agent or such Canadian Revolving Credit Lender in relation to payments made under or in respect of the Canadian Revolving Credit Facility at the time the Arranger, the Canadian Agent or such Canadian Revolving Credit Lender becomes a party to this Agreement. The Borrower or the applicable Guarantor shall make any required withholding and pay the full amount withheld to the relevant tax authority or other Governmental Authority in accordance with applicable Requirements of Law.

            (b) In addition, the Borrower and CERI shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

            (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower or CERI, as promptly as possible thereafter it shall send to the Administrative Agent or Canadian Agent, as applicable, for the account of the relevant Arranger, Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower or CERI showing payment thereof or other written proof of payment thereof that is reasonably satisfactory to the applicable Agent. If the Borrower or CERI, as applicable, fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the applicable Agent the required receipts or other required documentary evidence, the Borrower and CERI shall indemnify the Arranger, the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by the Arranger, any Agent or any Lender as a result of any such failure.

            (d) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            (e) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement shall deliver to the Borrower, CERI and the Administrative Agent or Canadian Agent, as applicable, at the time or times reasonably requested in writing by the Borrower or CERI, as applicable, such properly completed and executed documentation prescribed by Requirements of Law or as may be required by the applicable Agent as will permit such payments to be made without withholding or at a reduced rate.

            In addition, and without limiting the generality of the foregoing, each Lender (or Transferee), other than a Canadian Revolving Credit Lender, that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" a statement substantially in the form of Exhibit H to the effect that such Lender is eligible for a complete exemption from withholding of U.S. taxes under Section 871(h) or 881(c) of the Code and a Form W-8BEN, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement. In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

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

            (f) If a Lender receives a refund in respect of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Borrower or CERI, or with respect to which the Borrower or CERI, as applicable, has paid additional amounts pursuant to this Section 2.20, it shall within 180 days from the date of such receipt pay over the amount of such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or CERI under this Section 2.20 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund) to the Borrower or CERI, net of all reasonable out-of-pocket expenses of such Lender (including any taxes imposed with respect to such refund) as determined by such Lender in good faith and in its sole discretion, and without interest (other than interest paid by the relevant taxation authority with respect to such refund); provided, however, that the Borrower or CERI, as applicable, upon the request of such Lender, agrees to repay as soon as reasonably practicable the amount paid over to the Borrower or CERI (plus applicable interest imposed by the relevant Governmental Authority) to such Lender in the event such Lender is required to repay such refund to such Governmental Authority.

            (g) Each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent, on or before the date such Lender becomes a party to this Agreement, two copies of Internal Revenue Service Form W-9 or any successor or other form prescribed by the Internal Revenue Service. If any such Lender fails to deliver Internal Revenue Service Form W-9 (or any subsequent versions thereof or successors thereto) as required herein, then the Borrower may withhold from any payment to such Lender the applicable backup withholding tax imposed by the Code and remit such amount to the relevant tax authority or other Governmental Authority in accordance with the applicable Requirements of Law, without reduction, and such Lender shall not be entitled to any additional amounts under this Section 2.20 with respect to Non-Excluded Taxes imposed by the United States by reason of such failure.

            2.21 Indemnity. The Borrower and CERI agree to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower or CERI in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower or CERI, as applicable, has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower or CERI in making any prepayment after the Borrower or CERI, as applicable, has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or conversion of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower or CERI by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

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            2.22  Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower or, with respect to Canadian Revolving Credit Loans, CERI, shall pay to such Lender such amounts, if any, as may be required pursuant to
Section 2.21.

            2.23 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.19 or 2.20 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.19 or 2.20.

                          SECTION 3. LETTERS OF CREDIT

            3.1 L/C Commitment(a) Subject to the terms and conditions hereof, each US Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("US Letters of Credit") for the account of the Borrower or any other Group Member on any Business Day during the US Revolving Credit Commitment Period in such form as may be approved from time to time by such Issuing Lender; provided, that no US Issuing Lender shall have any obligation to issue any US Letter of Credit if, after giving effect to such issuance, (i) the US L/C Obligations would exceed the US L/C Commitment or (ii) the aggregate amount of the Available US Revolving Credit Commitments would be less than zero. Each US L/C shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the US Revolving Credit Termination Date; provided that any US Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above). In addition, the US Issuing Lender agrees to issue US Letters of Credit with an expiration date later than the date specified in the two immediately preceding sentences (but no later than one year from the date of issuance thereof) in reliance upon the Borrower's agreement to cash collateralize such Letters of Credit by the date which is 30 days prior to the US Revolving Credit Termination Date in the amount that would be required by the US Issuing Lender pursuant to Section 10.15(c) to deem such US Letter of Credit not outstanding, and the Borrower so agrees to cash collateralize such US Letters of Credit by such date, it being understood that until the Loans, the Reimbursement Obligations and the other Obligations under the Loan Documents are paid in full, the Commitments have been terminated and no other Letters of Credit shall be

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

outstanding, such cash collateral shall be subject to the rights of each other Lender under Section 10.7.

            (b) Subject to the terms and conditions hereof, each Canadian Issuing Lender, in reliance on the agreements of the other Canadian Revolving Credit Lenders set forth in Section 3.4(d), agrees to issue letters of credit ("Canadian Letters of Credit") for the account of CERI on any Business Day during the Canadian Revolving Credit Commitment Period in such form as may be approved from time to time by such Canadian Issuing Lender; provided, that no Canadian Issuing Lender shall have any obligation to issue any Canadian Letter of Credit if, after giving effect to such issuance (i) the Canadian L/C Obligations would exceed the Canadian L/C Commitment or (ii) the aggregate amount of the Available Canadian Revolving Credit Commitments would be less than zero. Each Canadian Letter of Credit shall (i) be denominated in Canadian Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Dates prior to the Canadian Revolving Credit Termination Date; provided that any Canadian Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above). In addition, the Canadian Issuing Lender agrees to issue Canadian Letters of Credit with an expiration date later than the date specified in the two immediately preceding sentences (but no later than one year from the date of issuance thereof) in reliance upon the Borrower's and CERI's agreement to cash collateralize such Canadian Letters of Credit by the date which is 30 days prior to the Canadian Revolving Credit Termination Date in the amount that would be required by such Issuing Lender pursuant to Section 10.15(c) to deem such Letter of Credit not outstanding, and the Borrower and CERI so agree to cash collateralize such Letters of Credit by such date, it being understood that until the Loans, the Reimbursement Obligations and the other Obligations under the Loan Documents are paid in full, the Commitments have been terminated and no other Letters of Credit shall be outstanding, such cash collateral shall be subject to the rights to the rights of each other Lender under Section 10.7.

            (c) No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

            3.2   Procedure for Issuance of Letter of Credit. (a) The
Borrower may from time to time request that a US Issuing Lender issue a US Letter of Credit by delivering to such US Issuing Lender, with a copy to the Administrative Agent, at their addresses for notices specified herein an Application therefor, completed to the satisfaction of such US Issuing Lender, and such other certificates, documents and other papers and information as such US Issuing Lender may request. Upon receipt of any such Application, a US Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the US Letter of Credit requested thereby by issuing the original of such US Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such US Issuing Lender and the Borrower (but in no event shall any US Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto). Promptly after issuance by a US Issuing Lender of a US Letter of Credit, such US Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower and the Administrative Agent. Each

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

US Issuing Lender shall promptly give notice to the Administrative Agent of the issuance of each US Letter of Credit issued by such US Issuing Lender (including the amount thereof).

            (b) CERI may from time to time request that a Canadian Issuing Lender issue a Canadian Letter of Credit by delivering to such Canadian Issuing Lender, with a copy to the Administrative Agent and the Canadian Agent, at their addresses for notices specified herein an Application therefor, completed to the satisfaction of such Canadian Issuing Lender, and such other certificates, documents and other papers and information as such Canadian Issuing Lender may request. Upon receipt of any such Application, a Canadian Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Canadian Letter of Credit requested thereby by issuing the original of such Canadian Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Canadian Issuing Lender and CERI (but in no event shall any Canadian Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto). Promptly after issuance by a Canadian Issuing Lender of a Canadian Letter of Credit, such Canadian Issuing Lender shall furnish a copy of such Letter of Credit to CERI, the Administrative Agent and the Canadian Agent. Each Canadian Issuing Lender shall promptly give notice to the Administrative Agent and the Canadian Agent of the issuance of each Canadian Letter of Credit issued by such Canadian Issuing Lender (including the amount thereof).

            3.3 Fees and Other Charges. (a) (i) The Borrower will pay a fee on the aggregate drawable amount of all outstanding US Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the US Revolving Credit Facility, shared ratably among the US Revolving Credit Lenders in accordance with their respective US Revolving Credit Percentages (ii) CERI will pay a fee on the aggregate drawable amount of all outstanding Canadian Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Canadian Revolving Credit Facility, shared ratably among the Canadian Revolving Credit Lenders in accordance with their respective Canadian Revolving Credit Percentages and each such fee is payable quarterly in arrears on each L/C Fee Payment Date after the issuance date of such Letter of Credit. Such fees shall be payable in the same currency as the Letter of Credit to which such fees relate and in addition, the Borrower shall pay to the relevant US Issuing Lender and CERI shall pay to the relevant Canadian Issuing Lender for its own account a fronting fee on the aggregate drawable amount of all outstanding Letters of Credit issued by it of 1/4 of 1% per annum, payable quarterly in arrears on each L/C Fee Payment Date after the issuance of date of such Letter of Credit.

            (b) In addition to the foregoing fees, the Borrower shall pay or reimburse each US Issuing Lender and CERI shall pay or reimburse each Canadian Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

            3.4 L/C Participations. (a) Each US Issuing Lender irrevocably agrees to grant and hereby grants to each US L/C Participant, and, to induce each US Issuing Lender to issue US Letters of Credit hereunder, each US L/C Participant irrevocably agrees to accept and

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

purchase and hereby accepts and purchases from each US Issuing Lender, on the terms and conditions hereinafter stated, for such US L/C Participant's own account and risk, an undivided interest equal to such US L/C Participant's US Revolving Credit Percentage in each US Issuing Lender's obligations and rights under each US Letter of Credit issued by such US Issuing Lender hereunder and the amount of each draft paid by such US Issuing Lender thereunder. Each US L/C Participant unconditionally and irrevocably agrees with each US Issuing Lender that, if a draft is paid under any US Letter of Credit issued by such US Issuing Lender for which such US Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such US L/C Participant shall pay to such US Issuing Lender, regardless of the occurrence or continuance of a Default or Event of Default or the failure to satisfy any of the other conditions specified in Section 5, upon demand at the Administrative Agent's address for notices specified herein (and thereafter, the Administrative Agent shall promptly pay to the US Issuing Lender) an amount in Dollars equal to such US L/C US Participant's Revolving Credit Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.

            (b) If any amount required to be paid by any US L/C Participant to an US Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such US Issuing Lender under any US Letter of Credit is paid to such US Issuing Lender within three Business Days after the date such payment is due, the US Issuing Lender shall so notify the Administrative Agent, who shall promptly notify the US L/C Participants and each such US L/C Participant shall pay to the Administrative Agent, for the account of the US Issuing Lender on demand (and thereafter the Administrative Agent shall promptly pay to the US Issuing Lender) an amount equal to the product of
(i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such US Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any US L/C Participant pursuant to Section 3.4(a) is not made available to the Administrative Agent, for the account of such US Issuing Lender, by such US L/C Participant within three Business Days after the date such payment is due, the Administrative Agent, on behalf of such US Issuing Lender shall be entitled to recover from such US L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans. A certificate of the Administrative Agent on behalf of such US Issuing Lender submitted to any US L/C Participant with respect to any such amounts owing under this Section shall be conclusive in the absence of manifest error.

            (c) Whenever, at any time after any US Issuing Lender has made payment under any US Letter of Credit and has received from the Administrative Agent any US L/C Participant's pro rata share of such payment in accordance with
Section 3.4(a), such US Issuing Lender receives any payment related to such US Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such US Issuing Lender), or any payment of interest on account thereof, such US Issuing Lender will distribute to the Administrative Agent for the account of such US L/C Participant (and thereafter, the Administrative Agent will promptly distribute to such US L/C Participant) its pro rata share thereof; provided, however, that in the event that any such payment received by such US Issuing Lender shall be required to be returned by such US Issuing Lender, such US L/C Participant shall return to the Administrative Agent for the account of such US Issuing Lender the portion thereof previously distributed by such US Issuing Lender to it.

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            (d) Each Canadian Issuing Lender irrevocably agrees to grant and hereby grants to each Canadian L/C Participant, and, to induce each Canadian Issuing Lender to issue Canadian Letters of Credit hereunder, each Canadian L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Canadian Issuing Lender, on the terms and conditions hereinafter stated, for such Canadian L/C Participant's own account and risk, an undivided interest equal to such Canadian L/C Participant's Canadian Revolving Credit Percentage in each Canadian Issuing Lender's obligations and rights under each Canadian Letter of Credit issued by such Canadian Issuing Lender hereunder and the amount of each draft paid by such Canadian Issuing Lender thereunder. Each Canadian L/C Participant unconditionally and irrevocably agrees with each Canadian Issuing Lender that, if a draft is paid under any Letter of Credit issued by such Canadian Issuing Lender for which such Canadian Issuing Lender is not reimbursed in full by CERI in accordance with the terms of this Agreement, such Canadian L/C Participant shall pay to such Canadian Issuing Lender, regardless of the occurrence or continuance of a Default or Event of Default or the failure to satisfy any of the other conditions specified in Section 5, upon demand at the Canadian Agent's address for notices specified herein (and thereafter, the Canadian Agent shall promptly pay to the Canadian Issuing Lender) an amount in Canadian Dollars, equal to such Canadian L/C Participant's Canadian Revolving Credit Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.

            (e) If any amount required to be paid by any Canadian L/C Participant to a Canadian Issuing Lender pursuant to Section 3.4(d) in respect of any unreimbursed portion of any payment made by such Canadian Issuing Lender under any Canadian Letter of Credit is paid to such Canadian Issuing Lender within three Business Days after the date such payment is due, the Canadian Issuing Lender shall so notify the Administrative Agent and the Canadian Agent who shall promptly notify the Canadian L/C Participants and each such Canadian L/C Participant shall pay to the Canadian Agent, for the account of the Canadian Issuing Lender on demand (and thereafter the Canadian Agent shall promptly pay to the Canadian Issuing Lender) an amount equal to the product of (i) such amount, times (ii) the daily average interbank offered rate quoted by the Canadian Agent during the period from and including the date such payment is required to the date on which such payment is immediately available to such Canadian Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is
360. If any such amount required to be paid by any Canadian L/C Participant pursuant to Section 3.4(d) is not made available to the Canadian Agent, for the account of such Canadian Issuing Lender, by such Canadian L/C Participant within three Business Days after the date such payment is due, the Canadian Agent, on behalf of such Canadian Issuing Lender shall be entitled to recover from such Canadian L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans for amounts due in Dollars and Canadian prime Rate Loans for amounts due in Canadian Dollars. A certificate of the Canadian Agent on behalf of such Canadian Issuing Lender submitted to any Canadian L/C Participant with respect to any such amounts owing under this Section shall be conclusive in the absence of manifest error.

            (f) Whenever, at any time after a Canadian Issuing Lender has made payment under any Canadian Letter of Credit and has received from the Canadian Agent any Canadian L/C Participant's pro rata share of such payment in accordance with Section 3.4(d), such Canadian Issuing Lender receives any payment related to such Canadian Letter of Credit (whether directly from CERI, the Borrower or otherwise, including proceeds of collateral applied thereto by such Canadian Issuing Lender), or any payment of interest on account thereof, such

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Canadian Issuing Lender will distribute to the Canadian Agent for the account of such Canadian L/C Participant (and thereafter, the Canadian Agent will promptly distribute to such Canadian L/C Participant) its pro rata share thereof; provided, however, that in the event that any such payment received by such Canadian Issuing Lender shall be required to be returned by such Canadian
Issuing Lender, such Canadian L/C Participant shall return to the Canadian Agent for the account of such Canadian Issuing Lender the portion thereof previously distributed by such Canadian Issuing Lender to it.

            3.5 Reimbursement Obligation of the Borrower and CERI. (a) The Borrower agrees to reimburse each US Issuing Lender, on each date on which such US Issuing Lender notifies the Borrower of the date and amount of a draft presented under any US Letter of Credit and paid by such US Issuing Lender, for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by such US Issuing Lender in connection with such payment (the amounts described in the foregoing clauses (a) and (b) in respect of any drawing, collectively, the "Payment Amount"). Each such payment shall be made to such US Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on the Payment Amount from the date of the applicable drawing until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.15(b) and
(ii) thereafter, Section 2.15(c). Each drawing under any US Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 8(f) shall have occurred and be continuing with respect to the Borrower, in which case the procedures specified in Section 3.4 for funding by US L/C Participants shall apply) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section 2.5 of Base Rate Loans (or, at the option of the Administrative Agent and the US Swing Line Lender in their sole discretion, a borrowing pursuant to Section 2.7 of US Swing Line Loans) in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of US Revolving Credit Loans (or, if applicable, US Swing Line Loans) could be made, pursuant to
Section 2.5 (or, if applicable, Section 2.7), if the Administrative Agent had received a notice of such borrowing at the time the Administrative Agent receives notice from the relevant US Issuing Lender of such drawing under such US Letter of Credit. All payments due from the Borrower hereunder in respect of US Letters of Credit (and US Reimbursement Obligations in connection therewith) shall be made in Dollars.

            (b) CERI agrees to reimburse each Canadian Issuing Lender, on each date on which such Canadian Issuing Lender notifies CERI of the date and amount of a draft presented under any Canadian Letter of Credit and paid by such Canadian Issuing Lender, for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by such Canadian Issuing Lender in connection with such payment (the amounts described in the foregoing clauses (a) and (b) in respect of any drawing, collectively, the "Canadian Payment Amount"). The Canadian Issuing Lender shall provide notice to CERI on each Business Day on which a draft is presented and paid by the Canadian Issuing Lender indicating Canadian Payment Amount stated in Canadian Dollars. Each such payment shall be made to such Canadian Issuing Lender at its address for notices specified herein in Canadian Dollars and in immediately available funds. Interest shall be payable on the amount of each Canadian Payment Amount from the date of the applicable drawing until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.15(e) and (ii) thereafter, Section 2.15(f). Each drawing under any Canadian Letter of Credit shall (unless an

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event of the type described in clause (i) or (ii) of Section 8(f) shall have occurred and be continuing with respect to the Borrower, in which case the procedures specified in Section 3.4 for funding by L/C Participants shall apply) constitute a request by CERI to the Canadian Agent for a borrowing pursuant to
Section 2.5(b) of Canadian Prime Rate Loans (or, at the option of the Canadian Agent and the Canadian Swing Line Lender in their sole discretion, a borrowing pursuant to Section 2.7 of Canadian Swing Line Loans) in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Canadian Revolving Credit Loans (or, if applicable, Canadian Swing Line Loans) could be made, pursuant to Section 2.5(b) (or, if applicable, Section 2.7), if the Canadian Agent had received a notice of such borrowing at the time the Canadian Agent received notice from the relevant Canadian Issuing Lender of such drawing under such Canadian Letter of Credit. All payments due from CERI hereunder in respect of Canadian Letters of Credit (and Canadian Reimbursement Obligations in connection therewith) shall be made in Canadian Dollars.

            3.6 Obligations Absolute. The Borrower's and CERI's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower or CERI may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower and CERI also agree with each Issuing Lender that such Issuing Lender shall not be responsible for, and the Borrower's and CERI's Reimbursement Obligations under
Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and/or CERI and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower and/or CERI against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of such Issuing Lender. The Borrower and CERI agree that any action taken or omitted by an Issuing Lender under or in connection with any Letter of Credit issued by it or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and, with respect to US Letters of Credit, in accordance with the standards of care specified in the UCC of the State of New York, shall be binding on the Borrower and CERI, as applicable and shall not result in any liability of such Issuing Lender to the Borrower or CERI, as applicable.

            3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the relevant Issuing Lender shall promptly notify the Administrative Agent and the Canadian Agent if such Letter of Credit is a Canadian Letter of Credit and the Borrower of the date and the amount thereof. The responsibility of the relevant Issuing Lender to the Borrower or CERI, as applicable, in connection with any draft presented for payment under any Letter of Credit, in addition to any payment obligation expressly provided for in such Letter of Credit issued by such Issuing Lender, shall be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment appear on their face to be in conformity with such Letter of Credit.

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

            3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

                    SECTION 4. REPRESENTATIONS AND WARRANTIES

            To induce the Arranger, the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, CERI and the Borrower hereby jointly and severally represent and warrant to the Arranger, each Agent and each Lender that:

            4.1 Financial Condition. (a) The unaudited pro forma consolidated balance sheet of CERI and its consolidated Subsidiaries as at December 31, 2003 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the acquisition of the Allied Business, including the consummation of the Jacksonville Acquisition,
(ii) the FRS Acquisition, (iii) the Loans to be made and the Senior Subordinated Notes to be issued on the Restatement Effective Date and the use of proceeds thereof, (iv) the issuance of 13,400,000 common shares of CERI and warrants to purchase 1,340,000 common shares of CERI (the "Restatement Effective Date Equity Issuance") and (v) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of CERI and its consolidated Subsidiaries as at December 31, 2003, assuming that the events specified in the preceding sentence had actually occurred at such date.

            (b) The audited consolidated balance sheets of CERI and its Subsidiaries as at December 31, 2001, December 31, 2002 (as restated) and December 31, 2003, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from PricewaterhouseCoopers LLP, with respect to the 2001 and 2002 financial statements and BDO Dunwoody LLP/ BDO Siedman LLP with respect to the 2003 financial statements, present fairly the consolidated financial condition of CERI and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The audited consolidated balance sheets of the Allied Business as at December 31, 2000, December 31, 2001 and December 31, 2002 and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from PricewaterhouseCoopers LLP, to the best knowledge of CERI and the Borrower, present fairly the consolidated financial condition of the Allied Business as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Allied Business as at September 30, 2003, and the related unaudited consolidated statements of income and cash flows for the 9-month period ended on such date, to the best knowledge of CERI and the Borrower, present fairly the consolidated financial condition of the Allied Business as at such date, and the consolidated results of its operations and its consolidated cash flows for the 9-month period then ended (subject to normal year-end audit adjustments). The audited consolidated balance sheets of FRS as at December 31, 2001, December 31, 2002 and December 31, 2003, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates,

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

reported on by and accompanied by an unqualified report from Shepard Schwartz & Harris LLP, to the best knowledge of CERI and the Borrower, present fairly the consolidated financial condition of FRS as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. All such financial statements of CERI and its Subsidiaries and to the knowledge of CERI and the Borrower, of the Allied Business and FRS, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). As of the Restatement Effective Date, no Loan Party has any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph; provided, that such statement as to the assets and liabilities of the Allied Business or FRS is made to the best knowledge of CERI and the Borrower. During the period from December 31, 2003, to and including the Restatement Effective Date there has been no Disposition by any Loan Party or its Subsidiaries of any material part of its business or Property, other than the Advanced Asset Swap.

            4.2 No Change. Since December 31, 2003, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

            4.3   Corporate Existence; Compliance with Law. Each Group Member
(a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or other power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation, partnership or limited liability company and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except with respect to clause (c) and (d), to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

            4.4 Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate or other power and authority, and the legal right, to make, deliver and perform the Loan Documents and the FRS Acquisition Documentation to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Loan Documents and the FRS Acquisition Documentation to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or material consent or authorization of, filing with, notice to or other act by or in respect of any other Person is required in connection with the FRS Acquisition, the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents or any of the FRS Acquisition Documentation except (i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made (in each case, to the extent the related assets have been acquired by a Group Member) and are in full force and effect or, to the extent contemplated by the FRS Acquisition Agreement, a managing, operating or sub-

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

contracting arrangement or other relationship has been established in lieu thereof with respect to that portion of the business of the Group Members to which such consent, authorization, filing or notice relates, (ii) the filings referred to in Section 4.19 and (iii) with respect to the FRS Acquisition only
(A) immaterial consents, authorizations or filings with Governmental Authorities and (B) consents, authorizations of or filings with or notices to Governmental Authorities with respect to Environmental Permits which pursuant to applicable law may be made after the transfer of the assets or operations to which such Environmental Permits relate (which consents, authorizations of, filings with or notices to will be obtained in accordance with Section 6.14). Each Loan Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

            4.5   No Legal Bar. (a) The execution, delivery and performance of
(i) this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of any Group Member and (ii) the FRS Acquisition will not violate any material Requirement of Law or material contractual obligation of any Group Member.

            (b) The execution, delivery and performance of this Agreement, the other Loan Documentation, the issuance of the Letters of Credit, the borrowings hereunder and the use of proceeds thereof will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents and the Liens on the cash collateral securing the Existing Letters of Credit permitted under Section 7.3(f)). No Requirement of Law or Contractual Obligation applicable to any Group Member could reasonably be expected to have a Material Adverse Effect.

            4.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of CERI or the Borrower, threatened by or against any Group Member or against any of their properties or revenues (a) with respect to any of the Loan Documents, the FRS Acquisition Documentation or any of the transactions contemplated hereby or thereby, or (b) except as set forth on Schedule 4.6, that could reasonably be expected to have a Material Adverse Effect.

            4.7 No Default. No Group Member is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

            4.8 Ownership of Property; Liens. Each Group Member is the sole owner of, legally and beneficially, and has good marketable and insurable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other material Property, and none of such Property is subject to any claims, liabilities, obligations, charges or restrictions of any kind, nature or description or to any Lien except for Permitted Liens. None of the Pledged Stock is subject to any Lien except for Permitted Liens.

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

            4.9 Intellectual Property. Except as could not reasonably be expected to have a Material Adverse Effect (a) each Group Member owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted, (b) no claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does CERI or the Borrower know of any valid basis for any such claim and (c) the use of Intellectual Property by the Group Members does not infringe on the rights of any Person in any material respect.

            4.10 Taxes. Except as set forth on Schedule 4.10, each Group Member has filed or caused to be filed all Federal, material state and provincial and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any material assessments made against it or any of its Property and all other material taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Group Member) and no tax Lien has been filed (other than a Permitted Lien), and, to the knowledge of CERI and the Borrower, no material claim is being asserted, with respect to any such tax, fee or other charge.

            4.11 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.

            4.12 Labor Matters. There are no strikes, stoppages or slowdowns or other labor disputes against any Group Member pending or, to the knowledge of CERI or the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of any Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from any Group Member on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the relevant Group Member.

            4.13 Pensions and Benefit Plans. (a) ERISA. Except as could not reasonably be expected to result in a Material Adverse Effect, (i) neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan, (ii) each Plan (other than a Multiemployer Plan) has complied in all material respects with the applicable provisions of ERISA and the Code, (iii) no termination of a Single Employer Plan has occurred, (iv) no Lien in favor of a Single Employer Plan or in favor of the PBGC with respect to a Single Employer Plan has arisen during the five-year period prior to the date on which this representation is made or deemed made,
(v) the present value of all accrued benefits under each

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

Single Employer Plan (based on those assumptions used to fund such plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such plan allocable to such accrued benefits by a material amount, (vi) neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and (vii) no Multiemployer Plan is in Reorganization or Insolvent.

            (b) Canadian Pension Plans and Canadian Benefit Plans. CERI and the Borrower will cause to be delivered to the Administrative Agent, promptly upon the Administrative Agent's request, a copy of each Canadian Benefit Plan and Canadian Pension Plan (or, where any such Canadian Benefit Plan or Canadian Pension Plan is not in writing, a complete description of all material terms thereof) and, if applicable, related trust agreements or other funding instruments and all amendments thereto, and all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of the Group Members. The Canadian Pension Plans are duly registered under the Income Tax Act (Canada) and any other Requirement of Law which to the knowledge of CERI or the Borrower require registration and no event has occurred which is reasonably likely to cause the loss of such registered status. As of the Restatement Effective Date, all material, if any, obligations of each Group Member (including fiduciary, funding, investment and administration obligations) required to be performed pursuant to a Requirement of Law in connection with the Canadian Pension Plans and the funding agreements therefor have been performed in a timely fashion. There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans. Except as could not reasonably be expected to result in a Material Adverse Effect, (i) there are no outstanding disputes concerning the assets held under the funding agreements for the Canadian Pension Plans or the Canadian Benefit Plans and (ii) each Canadian Pension Plan is fully funded both on an ongoing basis and on a solvency basis (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities and which are consistent with generally accepted actuarial principles). No promises of benefit improvements under the Canadian Pension Plans or the Canadian Benefit Plans have been made except where such improvement could not have a Material Adverse Effect. All contributions or premiums required to be made or paid by each Group Member, if any, to the Canadian Pension Plans or the Canadian Benefit Plans have been made or paid in a timely fashion in accordance with the terms of such plans and all Requirements of Law. All employee contributions to the Canadian Pension Plans or the Canadian Benefit Plans by way of authorized payroll deduction or otherwise have been properly withheld or collected and fully paid into such plans in a timely manner. All material reports and disclosures relating to the Canadian Pension Plans required by such plans and any Requirement of Law to be filed or distributed have been filed or distributed in a timely manner. Each Group Member has withheld all employee withholdings and has made all employer contributions to be withheld and made by it pursuant to applicable law on account of Canadian Pension Plans employment insurance and employee income taxes.

            4.14 Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

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            4.15  Subsidiaries. (a) The Subsidiaries listed on Schedule
4.15(a) constitute all the Subsidiaries of CERI as of the Restatement Effective Date. Schedule 4.15(a) sets forth as of the Restatement Effective Date and after giving effect to the FRS Acquisition, the exact legal name as reflected on the certificate of incorporation (or formation) and jurisdiction of incorporation (or formation) of each Subsidiary of CERI and, as to each such Subsidiary, the percentage and number of each class of Capital Stock owned by each Group Member.

            (b) As of the Restatement Effective Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of CERI or any Group Member, except as set forth on Schedule 4.15(b).

            4.16 Use of Proceeds. The proceeds of the Revolving Credit Loans, Swing Line Loans, and the Letters of Credit, shall be used to finance the working capital needs and for general corporate purposes of CERI, the Borrower and their respective Subsidiaries in the ordinary course of business including Permitted Acquisitions. The proceeds of the Incremental Term Loan Facility shall be used for Permitted Acquisitions or for general corporate purposes.

            4.17 Environmental Matters. Except as disclosed on Schedule 4.17, and other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to result in the payment of a Material Environmental Amount:

            (a) The Group Members: (i) are, and since September 10, 2001, have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their operations or for any property owned, leased, or otherwise operated by any of them; (iii) are, and since September 10, 2001, have been, in compliance with all of their Environmental Permits; and (iv) have no knowledge that any of their Environmental Permits will not be timely renewed and complied with; any additional Environmental Permits that may be required of any of them will not be timely obtained and complied with; and compliance with any Environmental Law that is applicable to any of them will not be maintained.

            (b) Materials of Environmental Concern are not present at, on, under, in, or about any real property now owned, leased or operated by any Group Member that requires investigation or remediation under any applicable Environmental Law, (ii) were, to the best knowledge of any Group Member, released at any property formerly owned, leased or operated by any Group Member during the period of such Group Member's ownership, lease or operation thereof, that requires investigation or remediation under any applicable Environmental Law, (iii) to the best knowledge of any Group Member, have not been sent for re-use or recycling or for treatment, storage, or disposal at any other location which could reasonably be expected to give rise to liability of any Group Member under any applicable Environmental Law or (iv) are not present at, on, under, in, or about any real property now owned, leased or operated by any Group Member such that the Group Member is precluded from the normal conduct of its business at any such property.

            (c) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which any

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Group Member is, or to the knowledge of any Group Member will be, named as a party that is pending or, to the knowledge of any Group Member, threatened.

            (d) No Group Member has received any written request for information, or been notified in writing that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any analogous Environmental Law with respect to any Materials of Environmental Concern that require, or allegedly require, investigation or remediation under applicable Environmental Law.

            (e) No Group Member has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative or arbitral forum for dispute resolution, relating to compliance with or liability under any Environmental Law.

            (f) No Group Member has received written notice that it is responsible under any contract to which it is a party for liability arising under any Environmental Law or with respect to any Material of Environmental Concern.

            4.18 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, or any other document, certificate or statement furnished to the Administrative Agent, the Arranger, the Agents or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, taken as a whole, contained as of the date of such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were made. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of CERI and the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the Restatement Effective Date, the representations and warranties (to the best knowledge of CERI and the Borrower with respect to the representations and warranties of FRS) contained in the FRS Acquisition Documentation are true and correct in all material respects. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the Arranger, the Agents and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

            4.19 Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable security interest in the Collateral described therein and proceeds and products thereof. At any time prior to the Migration, the Canadian Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable security interest in the Collateral described therein and proceeds and products thereof. Upon the effectiveness of, and at any time after the Migration, the Canadian Guarantee and Collateral Agreement shall be effective to create

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in favor of the Administrative Agent, for the benefit of the Canadian Revolving
Credit Lenders, a legal, valid, binding and enforceable security interest in the Collateral described therein and proceeds and products thereof solely to secure the Canadian Obligations. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, and the Canadian Guarantee and Collateral Agreement, when any stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement (except Vehicles and Deposit Accounts, each as defined therein) and other Collateral described in the Canadian Guarantee and Collateral Agreement (except insurance and patents), when financing statements in appropriate form are filed in the offices specified on
Schedule 4.19 (which financing statements may be filed by the Administrative Agent) at any time and such other filings as are specified on Schedule 3 to the Guarantee and Collateral Agreement and Schedule 3 to the Canadian Guarantee and Collateral Agreement have been completed (all of which filings may be filed by the Administrative Agent at any time), (x) the Guarantee and Collateral Agreement and, at any time prior to the Migration, the Canadian Guarantee and Collateral Agreement, shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds and products thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement or the Canadian Guarantee and Collateral Agreement, as applicable), and (y) upon the effectiveness of, and at any time after the Migration, the Canadian Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties party thereto in such Collateral and the proceeds and products thereof, as security for the Canadian Obligations (as defined in the Canadian Guarantee and Collateral Agreement) in each case prior and superior in right to any other Person (except Permitted Liens). Schedule 7.3(f) lists each financing statement under all applicable Personal Property Security Legislation that (i) names any Loan Party as debtor and (ii) will remain on file after the Restatement Effective Date. On or prior to the Restatement Effective Date, the Borrower will have delivered to the Administrative Agent, or caused to be filed, duly completed UCC or other applicable termination statements under Personal Property Security Legislation, signed by the relevant secured party, in respect of each financing statement filed in respect of Liens other than Permitted Liens or otherwise made arrangements satisfactory to the Administrative Agent with respect thereto.

            4.20 Solvency. Each Loan Party is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith and the issuance of the Senior Subordinated Notes and the Restatement Effective Date Equity Issuance will be and will continue to be, Solvent.

            4.21 Senior Indebtedness. The Obligations constitute "Senior Indebtedness" of the Borrower under and as defined in the Senior Subordinated
Note Indenture. The obligations of each Subsidiary Guarantor under the Guarantee and Collateral Agreement constitute "Guarantor Senior Indebtedness" of such Subsidiary Guarantor under and as defined in the Senior Subordinated Note Indenture.

            4.22 Regulation H. No Mortgage encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (except any Mortgaged Properties as to which

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

such flood insurance as required by Regulation H has been obtained and is in full force and effect as required by this Agreement).

            4.23  Insurance. Each Group Member is insured, in accordance with
Section 5.3 of the Guarantee and Collateral Agreement and with respect to CERI and each Canadian Subsidiary, Section 5.3 of the Canadian Guarantee and Collateral Agreement, by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged, and no Group Member (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that could not reasonably be expected to have a Material Adverse Effect.

            4.24  Real Estate. As of the Restatement Effective Date, Schedule
4.24 sets forth a true, complete and correct list of all real property owned or leased by any Group Member and indicates which such properties are Mortgaged Properties.

            4.25 Inactive Subsidiaries. No Inactive Subsidiary owns any assets (other than shares of Capital Stock in any other Inactive Subsidiary), conducts any business or is the obligor under any Indebtedness or other liabilities.

            4.26 Kelso Preferred Stock. The incurrence of the Loans and the issuance of each Letter of Credit constitutes "Permitted Indebtedness" and "Senior Debt" as defined in and under the Kelso Preferred Stock Documents, including with respect to Section 5(b)(iii) of the Certificate of Designations with respect thereto, or Indebtedness otherwise permitted to be incurred under said Section 5(b)(iii).

                         SECTION 5. CONDITIONS PRECEDENT

            5.1 Conditions to Effectiveness and Extension of Credit. The effectiveness of this amendment and restatement and the agreement of each Lender to make the extensions of credit requested to be made by it hereunder on the Restatement Effective Date is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Restatement Effective Date, of the following conditions precedent:

            (a)   Loan Documents. The Administrative Agent shall have received
(i) this Agreement, executed and delivered by a duly authorized officer of CERI, the Borrower and the Original Lenders who have not delivered a consent pursuant to 5.1(f), (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of the Borrower and each Subsidiary Guarantor, Amendment No. 1 to the Canadian Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of CERI and each of the Canadian Subsidiaries, except the Inactive Subsidiaries, (iii) to the extent required by the Administrative Agent, a Mortgage covering each of the Mortgaged Properties, executed and delivered by a duly authorized officer of each party thereto (to the extent not previously delivered to the Administrative Agent) and Mortgage modifications with respect to any Mortgage delivered to the Administrative Agent prior to the Restatement Effective Date, except

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as set forth on Schedule 5.1(a) and (iv) a Lender Addendum executed and delivered by each Lender which is not an Original Lender and accepted by the Borrower.

            (b) Acquisition, Etc.

                  (i) The FRS Acquisition shall have been consummated for a purchase price not to exceed $98,500,000 (exclusive of working capital and similar adjustments) and the issuance of 9,250,000 common shares of CERI in the aggregate, as more particularly set forth in the FRS Acquisition Agreement and in accordance with the terms thereof and no material provision of the FRS Acquisition Agreement shall have been waived, amended, supplemented or otherwise modified without the prior written consent of the Arranger which shall not be unreasonably withheld or delayed;

                  (ii) CERI shall have received at least $40,000,000 from the proceeds of the Restatement Effective Date Equity Issuance; and

                  (iii) the Borrower shall have received at least $160,000,000 in gross cash proceeds from the issuance of the Senior Subordinated Notes on terms and pursuant to documentation satisfactory to the Arranger and no provision thereof shall have been waived, amended, supplemented or otherwise modified without prior written consent of the Arranger.

            (c) Pro Forma Balance Sheet; Financial Statements. The Lenders shall have received (i) the Pro Forma Balance Sheet, (ii) audited consolidated financial statements of CERI and its Subsidiaries for the 2001, 2002 and 2003 fiscal years, (iii) audited financial statements of the Allied Business for the 2000, 2001 and 2002 fiscal years, (iv) audited financial statements of FRS for the 2001, 2002 and 2003 fiscal years and (v) unaudited interim consolidated financial statements of each of CERI and its Subsidiaries for each quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (ii) of this paragraph as to which such financial statements are available; and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of CERI and its Subsidiaries taken as a whole, as reflected in the financial statements or projections previously provided to the Administrative Agent and the Lenders.

            (d) Approvals. All material governmental and third party approvals and consents necessary in connection with the FRS Acquisition, the continuing operations of the Group Members and the transactions contemplated hereby shall have been obtained and be in full force and effect or, to the extent contemplated by the FRS Acquisition Agreement, a managing, operating or sub-contracting arrangement or other relationship has been established in lieu thereof with respect to that portion of the business of the Group Members to which such consent, authorization, filing or notice relates, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the financing contemplated hereby.

            (e) Related Agreements. The Administrative Agent shall have received (in a form reasonably satisfactory to the Administrative Agent), true and correct copies, certified as to authenticity by the Borrower, of (i) the Senior Subordinated Note Indenture and the FRS

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

Acquisition Documentation and (ii) such other material documents or instruments as may be reasonably requested by the Administrative Agent, including, without limitation, a copy of any material debt instrument, security agreement or other material contract to which the Loan Parties may be a party.

            (f) Original Lender Reallocation and Payment of Exiting Lenders. The Loans and other extensions of credit and commitments made by the Original Lenders which are outstanding pursuant to the Original Credit Agreement shall be assigned without recourse and re-allocated among the Lenders so that, and Loans and other extensions of credit and commitments shall be made by the Lenders pursuant to this Agreement so that, from and after the Restatement Effective Date, the respective Loans and other extensions of credit and commitments of each Lender shall be in accordance with Schedule 1 of the Lender Addendum delivered by such Lender or set forth in the Assignment and Acceptance pursuant to which such Lender became a party hereto and the Administrative Agent shall have received a consent from each Original Lender who will not continue to hold or make extensions of credit to the Borrower. Loans and other extensions of credit made by the Original Lenders remaining outstanding on and after the Restatement Effective Date shall, effective as of the Restatement Effective Date, be evidenced and governed by this Agreement and the other Loan Documents.

            (g) Fees. The Lenders, the Arranger and the Agents shall have received all fees required to be paid, and all expenses for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel to the Agents), on or before the Restatement Effective Date. All such amounts will be paid with proceeds of Loans made on the Restatement Effective Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Restatement Effective Date.

            (h) Projections. The Lenders shall have received satisfactory projections for CERI and its Subsidiaries for fiscal years 2004 through 2011.

            (i) Solvency Analysis. The Lenders shall have received a reasonably satisfactory solvency certificate by the chief financial officer of CERI which shall document the solvency of each of CERI and its Subsidiaries after giving effect to the transactions contemplated hereby.

            (j) Lien Searches. The Administrative Agent shall have received the results of a recent lien, tax lien, bankruptcy, judgment and (other than in Canada) litigation search in each of the jurisdictions (including the United States of America and Canada) or offices (including, without limitation, in the United States Patent and Trademark Office, the United States Copyright Office and the Canadian Intellectual Property Office) in which financing statements under the UCC or other Personal Property Security Legislation or other filings or recordations should be made to evidence or perfect (with the priority required under the Loan Documents) security interests in all assets of the Loan Parties (or would have been made at any time during the five years immediately preceding the Restatement Effective Date to perfect Liens on any assets of CERI or its subsidiaries), and such search shall reveal no Liens on any of the assets of the Loan Parties, except for Permitted Liens or Liens which will be terminated on or prior to the Restatement Effective Date or subject to other arrangements agreed to by the Administrative Agent.

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

            (k) Environmental Matters. The Administrative Agent shall have received all of the existing current written environmental assessments regarding CERI and its Subsidiaries, which environmental assessments are listed on
Schedule 5.1(k).

            (l) Closing Certificate. The Administrative Agent shall have received a certificate of each Loan Party, dated the Restatement Effective Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

            (m) Other Certifications. The Administrative Agent shall have received the following:

                  (i) a copy of the charter of each Loan Party and each amendment thereto, certified (as of a date reasonably near the date of the initial extension of credit to the extent such certification is obtainable in the relevant jurisdiction) as being a true and correct copy thereof by the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each such Loan Party is organized;

                  (ii) a copy of a certificate of the Secretary of State or other applicable Governmental Authority, to the extent such certification is obtainable, of the jurisdiction in which each such Loan Party is organized, dated reasonably near the date of the initial extension of credit, listing the charter of such Loan Party and each amendment thereto on file in such office and certifying that (A) such amendments are the only amendments to such Loan Party's charter on file in such office, (B) such Loan Party has paid all franchise taxes to the date of such certificate (if obtainable in such jurisdiction) and (C) such Loan Party is duly organized and in good standing under the laws of such jurisdiction;

                  (iii) to the extent obtainable, an electronic or facsimile confirmation from the Secretary of State or other applicable Governmental Authority of each jurisdiction in which each Loan Party is organized certifying that such Loan Party is duly organized and in good standing under the laws of such jurisdiction on the date of the initial extension of credit; together with a written confirmatory report in respect thereof prepared by, or on behalf of, a filing service acceptable to the Administrative Agent; and

                  (iv) to the extent obtainable, a copy of a certificate of the Secretary of State or other applicable Governmental Authority of each state or province where any Loan Party is required to be qualified as a foreign corporation or entity, other than any state or province where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, dated reasonably near the date of the initial extension of credit, stating that such Loan Party is duly qualified and in good standing as a foreign corporation or entity in each such jurisdiction and has filed all annual reports required to be filed to the date of such certificate; and an electronic confirmation, prepared by or on behalf of, a filing service acceptable to the Administrative Agent, stating that the Secretary of State or other applicable Governmental Authority of each such jurisdiction on the date of the initial extension of credit has confirmed the due qualification and continued good standing of each such Person as a foreign corporation or entity in each such jurisdiction on or about such date.

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

            (n) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

                  (i) the legal opinion of Shearman & Sterling LLP, counsel of the Group Members, substantially in the form of Exhibit F-1;

                  (ii) the legal opinion of Blake, Cassels & Graydon LLP, Canadian counsel of the Group Members, substantially in the form of Exhibit F-2; and

                  (iii) the legal opinion of local counsel in each of Florida, Arizona, Illinois, Texas and Ohio and of such other special and local counsel as may be reasonably required by the Administrative Agent.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

            (o) Pledged Stock; Stock Powers; Acknowledgment and Consent; Pledged Notes. The Administrative Agent shall have received (i) the certificates, if any, representing all of the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement and the Canadian Guarantee and Collateral Agreement, together with an undated stock power and irrevocable proxy for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, (ii) an Acknowledgment and Consent, substantially in the form of Annex II to the Guarantee and Collateral Agreement, duly executed by any issuer of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement or the Canadian Guarantee and Collateral Agreement that is not itself a party to the Guarantee and Collateral Agreement or the Canadian Guarantee and Collateral Agreement, as applicable, and (iii) each promissory note pledged pursuant to the Guarantee and Collateral Agreement or the Canadian Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank satisfactory to the Administrative Agent) by the pledgor thereof.

            (p) Filings, Registrations and Recordings. Except as otherwise agreed by the Administrative Agent, each document (including, without limitation, any financing statement filed pursuant to the UCC or other applicable Personal Property Security Legislation) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral except Vehicles located in the United States of America and insurance and patents located in Canada described therein, prior and superior in right to any other Person (other than with respect to Permitted Liens), shall have been filed, registered or recorded or shall have been delivered to the Administrative Agent in proper form for filing, registration or recordation.

            (q) Surveys. To the extent not previously delivered to the Administrative Agent, the Administrative Agent shall have received, and the title insurance company issuing the policy referred to in Section 5.1(r) below (the "Title Insurance Company") shall have received, maps or plats of an as-built survey of the sites of the Mortgaged Properties located in the United States of America, except as set forth on Schedule 5.1(a), certified to the Administrative Agent and the Title Insurance Company in a manner satisfactory to them, dated not more than 30 days prior to the date on which the related Mortgage was executed unless the Title Insurance Company has

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

agreed to delete its survey disclosure exception on the basis of an earlier survey and such survey is, in any event, dated not more than 2 years prior to the date on which the related Mortgage was executed by an independent professional licensed land surveyor satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1997 or 1999 and meeting the accuracy requirements as defined therein, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: each survey shall (a) be a current "as-built" survey showing the location of any adjoining streets (including their widths and any pavement or other improvements), easements (including the recorded information with respect to all recorded instruments), the mean high water base line or other legal boundary lines of any adjoining bodies of water, fences, zoning or restriction setback lines, rights-of-way, utility lines to the points of connection and any encroachments;
(b) locate all means of ingress and egress, certifying the amount of acreage and square footage, indicate the address of the property, contain the legal description of the property, and also contain a location sketch of the property;
(c) show the location of all improvements as constructed on the property, all of which shall be within the boundary lines of the property and conform to all applicable zoning ordinances, set-back lines and restrictions and the surveyor shall certify compliance with the foregoing; (d) indicate the location of any improvements on the property with the dimensions in relations to the lot and building lines; (e) show measured distances from the improvements to be set back and specified distances from street or property lines in the event that deed restrictions, recorded plats or zoning ordinances require same; (f) designate all courses and distances referred to in the legal description, and indicate the names of all adjoining owners on all sides of the property, to the extent available; and (g) indicate the flood zone designation, if any, in which the property is located. The legal description of the applicable property shall be shown on the face of each survey, and the same shall conform to the legal description contained in the title policy described below.

            (r) Title Insurance.

                  (i) The Administrative Agent shall have received in respect of each Mortgaged Property located in the United States of America, except as set forth on Schedule 5.1(a), a mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance or, with respect to mortgagee's title insurance policies previously delivered to the Administrative Agent, a "date down" endorsement in form and substance satisfactory to the Administrative Agent. Each such policy shall (A) be in an amount reasonably satisfactory to the Administrative Agent; (B) be issued at ordinary rates; (C) insure that the Mortgage insured thereby creates a valid first Lien on, and security interest in, such Mortgaged Property free and clear of all defects and encumbrances, except for Permitted Liens disclosed therein; (D) name the Administrative Agent for the benefit of the Secured Parties as the insured thereunder; (E) be in the form of ALTA Loan Policy - 1970 form B (Amended 10/17/70 and 10/17/84) to the extent available in the particular jurisdiction of each Mortgaged Property (or equivalent policies); (F) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request in form and substance acceptable to the Administrative Agent, including, without limitation (to the extent applicable with respect to such Mortgaged Property and available in the jurisdiction in which such Mortgaged Property is

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

      located), the following: variable rate endorsement; survey endorsement; comprehensive endorsement; zoning (ALTA 3.1 with parking added) endorsement; first loss, last dollar and tie-in endorsement; access coverage; separate tax parcel coverage; contiguity coverage; usury; doing business; subdivision; environmental protection lien; CLTA 119.2 and CLTA
      119.3 (for leased Real Estate, only); and such other endorsements as the Administrative Agent shall reasonably require in order to provide insurance against specific risks identified by the Administrative Agent in connection with such Mortgaged Property, and (G) be issued by title companies satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent). The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid.

                  (ii) The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (i) above and a copy of all other material documents affecting the Mortgaged Properties.

            (s) Flood Insurance. If requested by the Administrative Agent, the Administrative Agent shall have received (A) a policy of flood insurance for Mortgaged Properties located in a flood hazard zone as designated by the Federal Emergency Management Agency that (1) covers any parcel of improved material real property located in the United States of America that is encumbered by any Mortgage (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage that is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not later than the maturity of the indebtedness secured by such Mortgage or that may be extended to such maturity date and (B) confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board.

            (t) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 5.3 of the Guarantee and Collateral Agreement and Section 5.3 of the Canadian Guarantee and Collateral Agreement.

            (u) Patriot Act. The Administrative Agent shall have received all documentation and other information required by bank regulatory authorities under applicable "know your customer" and Anti-Money Laundering rules and regulations, including, without limitation, the USA Patriot Act as it shall have reasonably requested.

            (v) Kelso Preferred Stock. The Certificate of Designation with respect to the Kelso Preferred Stock shall have been amended in form and substance reasonably satisfactory to the Administrative Agent.

            (w) Miscellaneous. The Administrative Agent shall have received such other documents, agreements, certificates and information as it shall reasonably request.

            5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it hereunder on any date (including,

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without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

            (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date.

            (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

            (c) Senior Debt. A Responsible Officer of the Borrower shall certify in writing to the Administrative Agent that the incurrence of Indebtedness represented by the requested extension of credit is permitted under the Senior Subordinated Notes Indenture.

            Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by CERI and the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.

                        SECTION 6. AFFIRMATIVE COVENANTS

            CERI and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender, any Agent or the Arranger hereunder, each of CERI and the Borrower shall and shall cause each of its Subsidiaries to:

            6.1   Financial Statements. Furnish to each Agent and each Lender:

            (a) as soon as available, but in any event within 90 days after the end of each fiscal year of CERI or, after the Migration, the Borrower, a copy of the audited consolidated balance sheet of CERI and its consolidated Subsidiaries or, after the Migration, the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by BDO Dunwoody LLP/ BDO Seidman LLP or other independent certified public accountants of nationally recognized standing;

            (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of CERI or, after the Migration, the Borrower, the unaudited consolidated balance sheet of CERI and its consolidated Subsidiaries or, after the Migration, the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

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            (c) as soon as available, but in any event not later than 45 days after the end of each month occurring during each fiscal year of CERI or, after the Migration, the Borrower (other than the third, sixth, ninth and twelfth such month), the unaudited consolidated balance sheets of CERI and its Subsidiaries or, after the Migration, the Borrower and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and, except with respect to the statement of cash flows delivered pursuant to Section 6.1(c), in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein); it being understood that at the Administrative Agent's reasonable request, such statements of cash flow will also be prepared in accordance with GAAP.

            6.2 Certificates; Other Information. Furnish to each Agent and each Lender, or, in the case of clause (i), to the relevant Lender:

            (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate (it being understood that such certificate shall be limited to the items that independent certified public accountants are permitted to cover in such certificates pursuant to their professional standards and customs of the profession);

            (b) concurrently with the delivery of any financial statements pursuant to Sections 6.1(b) and (c), (i) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it on or before such date, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate stating that to the best of such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it on or before such date, and containing all information and calculations necessary for determining compliance by the Group Members with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, (y) to the extent not previously disclosed to the Administrative Agent, in writing, a listing of any county, state, territory, province, region or any other jurisdiction, or any political subdivision thereof within the United States of America, Canada or otherwise where any Loan Party keeps material inventory or equipment and of any registered Intellectual Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so

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delivered, since the Restatement Effective Date) and (z) any financing statements under the UCC or applicable Personal Property Security Legislation or other filings specified in such Compliance Certificate as being required to be delivered therewith;

            (c) as soon as available, and in any event no later than 45 days after the end of each fiscal year of CERI or, after the Migration, the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of CERI and its Subsidiaries or after the Migration, the Borrower and its Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow and projected income), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

            (d) within 45 days after the end of each fiscal quarter of CERI or, after the Migration, the Borrower, a narrative discussion and analysis of the financial condition and results of operations of CERI and its Subsidiaries or, after the Migration, the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;

            (e) no later than 5 Business Days, or such shorter period as the Administrative Agent shall reasonably agree to, prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Senior Subordinated Notes, the Allied Acquisition Agreement, the FRS Acquisition Agreement, or the Kelso Preferred Stock Documents or any proposed material amendment, supplement or other modification of the governing documents of the Borrower and, prior to the Migration, CERI;

            (f) within five days after the same are sent, copies of all financial statements and reports that any Group Member sends to the holders of any class of its debt securities or public equity securities and, within 5 days after the same are filed, copies of all financial statements and reports that any Group Member may make to, or file with, the SEC;

            (g) as soon as reasonably possible and in any event within 5 Business Days of obtaining knowledge thereof: (i) notice of any development, event, or condition that, individually or in the aggregate with other developments, events or conditions that, individually or in the aggregate, could reasonably be expected to result in the payment by any Group Member, in the aggregate, of a Material Environmental Amount; and (ii) any notice that any Governmental Authority will deny any application for an Environmental Permit sought by, or revoke or refuse to renew any Environmental Permit or any other material Permit held by the Borrower or condition approval of any such material Permit on terms and conditions that are materially more burdensome than the current terms and conditions of such material Permits to the operation of any of the Group Members' businesses or any property owned, leased or operated by such Person, where such denial, revocation, refusal or condition would preclude the

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normal conduct of the Group Members' business in respect of the operation to which such Environmental Permit or material Permit applies;

            (h) to the extent not included in clauses (a) through (g) above, no later than the date the same are required to be delivered thereunder, copies of all agreements, documents or other instruments (including, without limitation, (i) audited and unaudited, pro forma and other financial statements, reports, forecasts, and projections, together with any required certifications thereon by independent public auditors or officers of any Group Member or otherwise, (ii) press releases and (iii) statements or reports furnished to any other holder of the securities of any Group Member);

            (i) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a report of a reputable insurance broker with respect to the insurance required by Section 6.5, and, from time to time, such supplemental reports thereto as the Administrative Agent may reasonably request; and

            (j) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

            6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the applicable Group Member.

            6.4 Conduct of Business and Maintenance of Existence, etc. (a) (i) Preserve, renew and keep in full force and effect its corporate or other existence and (ii) take all reasonable action to maintain all rights, privileges, franchises, Permits and licenses necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by
Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) to the extent not in conflict with this Agreement or the other Loan Documents, comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

            6.5 Maintenance of Property; Insurance. (a) Keep all Property and systems useful and necessary in its business in reasonably good working order and condition, ordinary wear and tear excepted and (b) (i) maintain with financially sound and reputable insurance companies insurance on all its Property meeting the requirements of Section 5.3 of the Guarantee and Collateral Agreement and Section 5.3 of the Canadian Guarantee and Collateral Agreement and in at in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by similarly situated companies engaged in the same or a similar business and consistent with past practices.

            6.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its

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business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and, at the Borrower's expense, make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and with their respective independent certified public accountants.

            6.7 Notices. Promptly give notice to each Agent and each Lender of:

            (a) the occurrence of any Default or Event of Default;

            (b) any (i) default or event of default (or alleged default) under any Contractual Obligation of any Group Member or (ii) litigation, investigation or proceeding which may exist at any time between any Group Member and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

            (c) any litigation or proceeding affecting any Group Member in which the amount involved is $5,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

            (d) the following events if, individually or in the aggregate, they could reasonably be expected to result in a Material Adverse Effect, as soon as possible and in any event within 30 days after CERI or the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Single Employer Plan, a failure to make any required contribution to a Single Employer Plan, the creation of any Lien in favor of a Single Employer Plan or in favor of the PBGC with respect to a Single Employer Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity with respect to the withdrawal from, or the termination of, any Single Employer Plan; and

            (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action CERI, the Borrower or the relevant Subsidiary proposes to take with respect thereto.

            6.8 Environmental Laws(a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and Environmental Permits, and obtain, maintain and comply in all material respects with, and ensure that all tenants and subtenants obtain, maintain and comply in all material respects with any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

            (b) Comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, including, without limitation, such

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

orders and directives to conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws.

            6.9 Interest Rate Protection. In the case of the Borrower, enter into Hedge Agreements to the extent necessary to provide that at least 50% of the aggregate principal amount of the Senior Subordinated Notes and the Term Loans is subject to either a fixed interest rate or interest rate protection for a period of not less than three years, which Hedge Agreements shall have terms and conditions reasonably satisfactory to the Administrative Agent.

            6.10  Additional Collateral, etc. (a) With respect to any
Property acquired after the Restatement Effective Date by any Group Member (other than (w) any Property acquired on or after the effectiveness of the Migration by any Canadian Subsidiary of the Borrower (including CERI) (x) any Property described in paragraph (c), paragraph (d) or paragraph (e) of this Section, (y) any Property subject to a Lien expressly permitted by Section 7.3(g) and (z) any Property acquired by an Excluded Foreign Subsidiary or Inactive Subsidiary) as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement, the Canadian Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such Property (other than Vehicles located in the United States and insurance located in Canada), including without limitation, the filing of financing statements under the UCC and other applicable Personal Property Security Legislation in such jurisdictions as may be required by the Guarantee and Collateral Agreement, the Canadian Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

            (b) With respect to any Property acquired on or after the effectiveness of the Migration by any Canadian Subsidiary of the Borrower (including CERI) (other than (x) any Property described in paragraph (c), paragraph (d) or paragraph (e) of this Section, (y) any Property subject to a Lien expressly permitted by Section 7.3(g) and (z) any Property acquired by, or that consists of Capital Stock of an Inactive Subsidiary) as to which the Administrative Agent for the benefit of the Canadian Secured Parties does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Canadian Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent for the benefit of the Canadian Secured Parties, a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Administrative Agent or the Canadian Secured Parties, as applicable, a perfected first priority security interest in such Property (other than insurance located in Canada), including without limitation, the filing of financing statements applicable Personal Property Security Legislation in such jurisdictions as may be required by the Canadian Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

            (c) With respect to any fee interest (or leasehold interest, to the extent such leasehold is created under a triple net ground lease or similar transaction) in any real property having a value (together with improvements thereof) of at least $250,000 acquired after the Restatement Effective Date by any Group Member (other than any such real property owned by

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

an Excluded Foreign Subsidiary (including, upon and after the effectiveness of the Migration, CERI and its Subsidiaries) or subject to a Lien expressly permitted by Section 7.3(g)), promptly (i) execute and deliver a first priority Mortgage (except for Permitted Liens and Liens otherwise allowed under the Mortgages) in favor of the Administrative Agent, for the benefit of the Secured Parties, covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance, complying with the provisions of Section 5.1(r), covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof complying with the provisions of Section 5.1(q), together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage to the extent that such consents or estoppels may be obtained using reasonable efforts without payment of money and without obligation to commence litigation, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

            (d) With respect to any fee interest (or leasehold interest, to the extent such leasehold is created under a triple net ground lease or similar transaction) in any real property having a value (together with improvements thereof) of at least $250,000 acquired after the effectiveness of the Migration by any Canadian Subsidiary of the Borrower (including CERI) (other than any such real property subject to a Lien expressly permitted by Section 7.3(g)), promptly
(i) execute and deliver a first priority Mortgage (except for Permitted Liens and Liens otherwise allowed under the Mortgages) in favor of the Administrative Agent, for the benefit of the Canadian Secured Parties, covering such real property, (ii) if requested by the Administrative Agent, provide the Canadian Secured Parties with a satisfactory title opinion covering such real property and any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage to the extent that such consents or estoppels may be obtained using reasonable efforts without payment of money and without obligation to commence litigation, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

            (e) With respect to any new Subsidiary of CERI or the Borrower (other than an Excluded Foreign Subsidiary (including upon and after the effectiveness of the Migration, CERI and its Subsidiaries)) created or acquired after the Restatement Effective Date (which, for the purposes of this paragraph, shall include any existing Subsidiary of the Borrower that ceases to be an Excluded Foreign Subsidiary and/or an Inactive Subsidiary), by any Group Member, promptly (i) execute and deliver to the Administrative Agent such amendments to the Security Documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any Group Member, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the applicable Group Member, (iii) cause such new Subsidiary (A) to become a party to the

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applicable Security Documents and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Secured Parties a perfected first priority security interest in the Collateral described in the Security Documents with respect to such new Subsidiary, including, without limitation, the recording of instruments in the United States Patent and Trademark Office, the United States Copyright Offices and the Canadian Intellectual Property Office, the execution and delivery by all necessary persons of control agreements, and the filing of financing statements under applicable Personal Property Security Legislation in such jurisdictions as may be required by the Security Documents or by law or as may be requested by the Administrative Agent, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

            (f) With respect to any Excluded Foreign Subsidiary created or acquired after the Restatement Effective Date by the Borrower or any of its Subsidiaries (other than by any Excluded Foreign Subsidiary (including, upon and after the effectiveness of the Migration, CERI and its Subsidiaries)), promptly
(i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Borrower or any of its Subsidiaries (other than any Excluded Foreign Subsidiaries), (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such Excluded Foreign Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with irrevocable proxies, undated stock powers, in blank, executed and delivered by a duly authorized officer of the applicable Group Member, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Lien of the Administrative Agent thereon, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

            (g) Notwithstanding anything to the contrary in this Section 6.10, with respect to any leasehold interest required to be encumbered with a first priority Mortgage pursuant to paragraphs (c) or (d) of this Section 6.10, (i) the Borrower shall use commercially reasonable efforts (excluding commencing litigation) to obtain (y) (1) a memorandum or notice of lease in recordable (or registerable) form with respect to such leasehold interest, executed and acknowledged by the lessor of such leasehold interest, or (2) evidence that the applicable lease with respect to such leasehold interest or a memorandum or notice thereof has been recorded (or registered) in all places necessary, in the Administrative Agent's reasonable judgment, to give constructive notice to third-party purchasers of such leasehold interest, and (z) any lessor consent or approval of such Mortgage as may be required pursuant to the terms of the applicable lease with respect to such leasehold interest, and (ii) if the Borrower shall fail to obtain the documents referred to in clauses (y) or (z) above with respect to any such leasehold interest, after using commercially reasonable efforts to do so, the Borrower shall have no further obligation to comply with paragraphs (c) or (d) of this Section 6.10 with respect to the applicable leasehold interest. The Borrower shall promptly, upon request, provide the Administrative Agent with a

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report in reasonable detail summarizing the commercially reasonable efforts undertaken to obtain the items referenced in this Section 6.10(g).

            (h) Notwithstanding anything to the contrary in this Section 6.10, paragraphs (a), (b), (c), (d), (e) and (f) of this Section 6.10 shall not apply to any Property, new Subsidiary of CERI or the Borrower or new Excluded Foreign Subsidiary created or acquired after the Restatement Effective Date, as applicable, as to which the Administrative Agent has determined in its sole discretion that the collateral value thereof is insufficient to justify the difficulty, time and/or expense of obtaining a perfected security interest therein.

            6.11 Use of Proceeds. Use the proceeds of the Loans only for the purposes specified in Section 4.16.

            6.12  Pension and Benefits Plans.

            (a) ERISA Documents(b) . The Borrower will cause to be delivered to the Administrative Agent, promptly upon the Administrative Agent's request, any or all of the following: (i) a copy of each Single Employer Plan; (ii) the most recent determination letter issued by the Internal Revenue Service with respect to each Plan (other than any Plan of a Commonly Controlled Entity); (iii) for the most recent plan year preceding the Administrative Agent's request, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Single Employer Plan; (iv) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by the Borrower or any Commonly Controlled Entity to each such Plan and copies of the collective bargaining agreements requiring such contributions; (v) any information that has been provided to the Borrower or any Commonly Controlled Entity regarding withdrawal liability under any Multiemployer Plan; (vi) the aggregate amount of payments made under any employee welfare benefit plan (as defined in Section 3(1) of ERISA) to any retired employees of the Borrower or any of its Subsidiaries (or any dependents thereof) during the most recently completed fiscal year; and (vii) documents reflecting any agreements between the PBGC and the Borrower or any Commonly Controlled Entity with respect to any Plan.

            (b) Canadian Pension Plans and Canadian Benefit Plans.

                  (i) Each Group Member shall use its commercially reasonable efforts to obtain and to provide the Administrative Agent with written confirmation from the applicable Governmental Authorities that each Canadian Pension Plan adopted by any Group Member which is required to be registered under the Income Tax Act (Canada) or any other Requirement of Law has been registered. From and after the adoption and registration of any Canadian Pension Plan and subject to any power or right to terminate a Canadian Pension Plan in whole or in part, each Group Member shall use commercially reasonable efforts to ensure that the plan retains its registered status under and is administered in all material respects in accordance with the applicable pension plan text, funding agreement, the Income Tax Act (Canada) and all other Requirements of Law

                  (ii) Each Group Member shall cause all reports and disclosures relating to any Canadian Pension Plan that are required by the plan or any Requirement of Law to be filed or distributed in a timely manner.

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

                  (iii) Each Group Member shall perform in all material respects all obligations (including (if applicable), funding, investment and administration obligations) required to be performed by it in connection with each Canadian Pension Plan and Canadian Benefit Plan and the funding media therefor; make all contributions and pay all premiums required to be made or paid by it in accordance with the terms of the plan and all Requirements of Law and withhold by way of authorized payroll deductions or otherwise collect and pay into the plan all employee contributions required to be withheld or collected by it in accordance with the terms of the plan and all Requirements of Law; and ensure that, except as could not reasonably be expected to result in a Material Adverse Effect, to the extent that the Group Member has a Canadian Pension Plan which is a defined benefit pension plan, that such plan is fully funded, both on an ongoing basis and on a solvency basis (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities and which are consistent with generally accepted actuarial principles).

                  (iv) CERI and the Borrower shall deliver to the Administrative Agent, (A) promptly on request, copies of each annual and other return, report or valuation with respect to each Canadian Pension Plan filed by any Group Member with any applicable Governmental Authority;
      (B) promptly on request, a copy of any material direction, order or notice that any Group Member may receive from any applicable Governmental Authority with respect to any Canadian Pension Plan; and (C) notification within 30 days of any material increases in the benefits of any existing Canadian Pension Plan or Canadian Benefit Plan, or the establishment of any new Canadian Pension Plan or Canadian Benefit Plan, or the commencement of contributions to any Canadian Pension Plan or Canadian Benefit Plan to which it was not previously contributing.

            6.13 Further Assurances. (a) From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds or products thereof or with respect to any other property or assets hereafter acquired by any Group Member which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lender may be required to obtain from the Borrower or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

            (b) Preserve and protect the Lien status of each respective Mortgage and, if any Lien (other than unrecorded Liens permitted under Section 7.3 that arise by operation of law and other Liens permitted under Section 7.3(f)) is asserted against a Mortgaged Property, promptly and at its expense, give the Administrative Agent a detailed written notice of such Lien and pay the underlying claim in full or take such other action so as to cause it to be released or bonded over in a manner satisfactory to the Administrative Agent.

            6.14  Post Closing Obligations.

            (a) Within 30 days from the acquisition of any ongoing business permitted by Section 7.8(e), (h), (k) or (l), or such later date as may reasonably be agreed to by the Administrative Agent, file all notices required in connection with the transfer of Permits related to such acquisition with the applicable Governmental Authority and send the Administrative Agent copies thereof; and

            (b) (i) Ensure that none of the Inactive Subsidiaries acquires any assets (other than the Capital Stock of another Inactive Subsidiary), conducts any business or incurs any Indebtedness or other liabilities (except, with respect to Capital Holdings Company, to the extent contemplated by the Migration (at which time Capital Holdings Company will cease to be an Inactive Subsidiary)) and (ii) by June 30, 2004, or such later date as may be reasonably agreed to by the Administrative Agent, file with the applicable Governmental Authorities all documents necessary to dissolve duly and validly each of the Inactive Subsidiaries (except Capital Holdings Company).

                          SECTION 7. NEGATIVE COVENANTS

            CERI and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender, any Agent or the Arranger hereunder, each of CERI and the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

            7.1   Financial Condition Covenants.

            (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of CERI or, after the Migration, the Borrower ending with the last day of any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter                   Total Leverage Ratio
--------------                   --------------------
FQ2 2004                             5.50 : 1.00
FQ3 2004                             5.50 : 1.00
FQ4 2004                             5.25 : 1.00
FQ1 2005                             5.00 : 1.00
FQ2 2005                             4.75 : 1.00
FQ3 2005                             4.50 : 1.00
FQ4 2005                             4.25 : 1.00
FQ1 2006                             4.25 : 1.00
FQ2 2006                             4.25 : 1.00
FQ3 2006                             4.25 : 1.00
FQ4 2006                             4.00 : 1.00
FQ1 2007                             4.00 : 1.00
FQ2 2007                             4.00 : 1.00
FQ3 2007                             4.00 : 1.00
FQ4 2007                             4.00 : 1.00
FQ1 2008                             4.00 : 1.00
FQ2 2008                             4.00 : 1.00
FQ3 2008                             4.00 : 1.00
FQ4 2008                             4.00 : 1.00
FQ1 2009                             4.00 : 1.00
FQ2 2009                             4.00 : 1.00
FQ3 2009                             4.00 : 1.00
FQ4 2009, and thereafter             3.75 : 1.00

            (b) Consolidated Senior Secured Leverage Ratio. Permit the Consolidated Senior Secured Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of CERI or, after the Migration, the Borrower ending with the last day of any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

                                     Consolidated Senior Secured
Fiscal Quarter                             Leverage Ratio
--------------                             --------------
FQ2 2004                                    2.50 : 1.00
FQ3 2004                                    2.50 : 1.00
FQ4 2004                                    2.25 : 1.00
FQ1 2005                                    2.25 : 1.00
FQ2 2005                                    2.25 : 1.00
FQ3 2005, and thereafter                    2.00 : 1.00

            (c) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of CERI or, after the Migration, the Borrower ending with the last day of any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                       Consolidated
Fiscal Quarter                    Interest Coverage Ratio
--------------                    -----------------------
FQ2 2004                               2.50 : 1.00
FQ3 2004                               2.50 : 1.00
FQ4 2004                               2.75 : 1.00
FQ1 2005                               2.75 : 1.00
FQ2 2005                               3.00 : 1.00
FQ3 2005                               3.00 : 1.00
FQ4 2005                               3.00 : 1.00
FQ1 2006                               3.00 : 1.00
FQ2 2006                               3.00 : 1.00
FQ3 2006                               3.00 : 1.00
FQ4 2006, and thereafter               3.25 : 1.00

            7.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

            (a) Indebtedness of any Loan Party pursuant to any Loan Document;

            (b) Indebtedness of (i) the Borrower or any Subsidiary Guarantor to any Group Member, (ii) to the extent constituting an Investment permitted under
Section 7.8, any Subsidiary that is not a Subsidiary Guarantor to the Borrower or any Subsidiary Guarantor, and (iii) any Subsidiary that is not a Subsidiary Guarantor to any other Subsidiary that is not a Subsidiary Guarantor;

            (c) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed $12,000,000 at any one time outstanding;

            (d) Indebtedness outstanding on the Restatement Effective Date and listed on Schedule 7.2(d) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof or any shortening of the maturity of any principal amount thereof (other than by fees and expenses incurred in connection with such refinancing and interest with respect thereto being capitalized));

            (e) Guarantee Obligations made in the ordinary course of business by any Group Member of Indebtedness of any Loan Party;

            (f) Indebtedness of the Borrower or any Subsidiary acquired pursuant to, or assumed in connection with, any Permitted Acquisition under Section 7.8(h); provided that such Indebtedness was not incurred (x) to provide all or a portion of the funds utilized to consummate the transaction or series of related transactions constituting such Permitted Acquisition or (y) otherwise in connection with, or in contemplation of, such Permitted Acquisition; and provided, further, that after giving effect to the incurrence of any such Indebtedness (and any substantially concurrent repayment of Obligations or consummation of a Permitted Acquisition) on a pro forma basis, as if such Indebtedness (and any substantially concurrent repayment of Obligations or consummation of a Permitted Acquisition) had been incurred on the first day of the twelve-month period ending on the last day of the Borrower's then most recently completed fiscal quarter for which financial statements are available, CERI, or after the Migration, the Borrower and its Subsidiaries would have been in compliance with all the financial covenants set forth in Section 7.1 and the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower to such effect setting forth in reasonable detail the computations necessary to determine such compliance, and (ii) any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof or shortening of the maturity of any principal amount thereof (other than by fees and expenses incurred and interest to be capitalized in connection with such refinancing) and on other material terms no less favorable to the Borrower or the applicable Subsidiary);

            (g) (i) unsecured Indebtedness of the Borrower, the proceeds of which are used either (x) to repay the Obligations hereunder or (y) to consummate Permitted Acquisitions and (ii) unsecured subordinated Indebtedness of the Borrower in an aggregate principal amount not to exceed $100,000,000, the proceeds of which are used for general corporate purposes; provided that with respect to each of clauses (i) and (ii), (1) no portion of the principal of such Indebtedness shall have a maturity date earlier than six months after the final maturity of the Loans hereunder, (2) after giving effect to the incurrence of any such Indebtedness (and any substantially concurrent repayment of Obligations or consummation of a Permitted Acquisition) on a pro forma basis, as if such incurrence of Indebtedness (and any substantially concurrent repayment of Obligations or consummation of a Permitted Acquisition) had been incurred on the first day of the twelve-month period ending on the last day of the Borrower's then most recently completed fiscal quarter for which financial statements are available, the Borrower and its Subsidiaries would have been in compliance with all the financial covenants set forth in Section 7.1 and the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower to such effect setting forth in reasonable detail the computations necessary to determine such compliance, (3) at the time of the incurrence of such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or be continuing and (4) the documentation governing such Indebtedness contains customary market terms (including, if applicable, subordination terms at least as favorable to the Lenders as the Senior Subordinated Notes or as otherwise reasonably agreed to by the Administrative Agent);

            (h) (i) Indebtedness of the Borrower in respect of the Senior Subordinated Notes in an aggregate principal amount not to exceed $160,000,000 and (ii) Guarantee Obligations of any Subsidiary Guarantor or any Canadian Subsidiary Guarantor in respect of such Indebtedness; provided that such Guarantee Obligations are subordinated to the obligations of such Subsidiary Guarantor under the Guarantee and Collateral Agreement and to the obligations of such Canadian Subsidiary Guarantor under the Canadian Guarantee and Collateral Agreement to the same extent as the obligations of the Borrower in respect of the Senior Subordinated Notes are subordinated to the Obligations;

            (i) Indebtedness of any Group Member consisting of a subordinated guarantee or other subordinated credit support obligations on customary market terms, including subordination terms reasonably acceptable to the Administrative Agent, in respect of IRB Transactions in an aggregate amount not to exceed $20,000,000 at any one time outstanding; and

            (j) additional Indebtedness of any Group Member in an aggregate principal amount (for any Group Member) not to exceed $7,500,000 at any one time outstanding.

            7.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

            (a) Liens for taxes, assessments and governmental charges not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the applicable Group Member in conformity with GAAP;

            (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained in the books of the applicable Group Member, in conformity with GAAP;

            (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

            (d) deposits by or on behalf of any Group Member and security interests on assets related to a particular performance bond granted to the surety providing such performance bond, in each case, to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, so long as the aggregate amount of deposits at any one time securing appeal bonds does not exceed $5,000,000;

            (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and any Liens permitted or excepted in the Mortgages that, in the aggregate, do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Group Members;

            (f) Liens in existence on the Restatement Effective Date listed on
Schedule 7.3(f); provided that no such Lien is spread to cover any additional Property after the Restatement Effective Date and that the amount secured thereby is not increased;

            (g) Liens securing Indebtedness of any Group Member incurred pursuant to Section 7.2(c) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the amount of Indebtedness initially secured thereby is not more than 100% of the purchase price of such fixed or capital asset;

            (h) Liens created pursuant to the Security Documents;

            (i) any interest or title of a lessor under any lease entered into by any Group Member in the ordinary course of its business and covering only the assets so leased;

            (j) advance deposits (including extension payments) (i) arising after the Restatement Effective Date in connection with any Investment permitted by Section 7.8(h) or (ii) existing on the date hereof;

            (k) Liens on the property or assets of a Person which becomes a Subsidiary of the Borrower after the date hereof, or is acquired by the Borrower or any of its Subsidiaries after the date hereof, securing Indebtedness permitted by Section 7.2(f); provided that (i) such Liens existed at the time such Person became a Subsidiary of the Borrower, (ii) such Liens were not granted in connection with or in contemplation of the applicable Permitted Acquisition and (iii) the amount of Indebtedness secured thereby is not increased (except as expressly provided in Section 7.2(f)) and such Liens are not expanded to cover additional Property (other than proceeds thereof);

            (l) Liens securing Indebtedness of a Group Member permitted by
Section 7.2(i) on the assets of such Group Member purchased, developed, improved or constructed with the proceeds of such Indebtedness and accounts receivable arising therefrom; and

            (m) Liens not otherwise permitted by this Section 7.3 so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined, in the case of each such Lien, as of the date such Lien is incurred) of the assets subject thereto exceeds (as to all Group Members) $5,000,000 at any one time.

            7.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that:

            (a) any Solvent Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Wholly Owned Subsidiary Guarantor (provided that (i) such Subsidiary Guarantor shall be the continuing or surviving corporation or (ii) simultaneously with such transaction, the continuing or surviving corporation shall become a Subsidiary Guarantor and the Borrower shall comply with Section 6.10 in connection therewith);

            (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Subsidiary Guarantor;

            (c) provided that (i) no Default or Event of Default has occurred and is continuing and (ii) the Administrative Agent and the Lenders have received opinions of Canadian and United States of America tax counsel to CERI and the Borrower to the effect that other than as a result of the redemption of the common stock of the Borrower held by CERI, the Migration shall not give rise to any Canadian or United States of America income tax liability to any Group Member, CERI may consummate the Migration, and provided that no Default or Event of Default has occurred and is continuing, notwithstanding the provisions of
Section 10.1, the Administrative Agent and the Loan Parties may enter into such amendments and supplements to the Loan Documents as are necessary to reflect the Migration, including, without limitation, the release from its guarantee obligations of the Borrower's Obligations hereunder any Loan Party which becomes an Excluded Foreign Subsidiary by virtue of the Migration and the release from any pledge under the Security Documents of 35% of the voting Capital Stock of any such Excluded Foreign Subsidiary owned by the Borrower or the Subsidiary Guarantors;

            (d) the Borrower or any Subsidiary of the Borrower may merge with any Person in connection with an acquisition permitted by Section 7.8(h), so long as (i) if such transaction involves the Borrower, the Borrower is the continuing or surviving corporation and (ii) if such transaction involves any Subsidiary of the Borrower, the surviving corporation must be or become a Subsidiary Guarantor; and

            (e) any Subsidiary may Dispose of its assets (by merger, consolidation, dissolution or otherwise) in a transaction permitted, in its entirety, by Section 7.5 or contemplated by Section 6.14(c)(ii).

            7.5 Limitation on Disposition of Property. Dispose of any of its Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary of CERI or the Borrower, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

            (a) the Disposition of obsolete or worn out property in the ordinary course of business;

            (b) Dispositions permitted by Section 7.4(b);

            (c) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Subsidiary Guarantor;

            (d) the sale or issuance of any Canadian Subsidiary's Capital Stock to CERI or any Canadian Subsidiary;

            (e) the Disposition of assets not otherwise permitted to be Disposed of pursuant to this Section 7.5 having a fair market value not to exceed $25,000,000 in the aggregate for any fiscal year of the Borrower;

            (f) the issuance and exchange of shares of the Capital Stock of CERI and the Borrower as part of the Migration (including, without limitation, issuances of Capital Stock of the Borrower from time to time in exchange for the Exchangeable Shares);

            (g) an exchange or "swap" of fixed, tangible assets of any Group Member for the assets of a Person other than another Group Member in the ordinary course of business; provided that (i) the assets received by such Group Member will be used or useful in such Group Member's business and (ii) such Group Member received reasonable equivalent value for such assets, such equivalent value to be demonstrated to the reasonable satisfaction of the Administrative Agent; provided further that the fair market value of all such assets of the Group Members exchanged or "swapped" in any fiscal year of the Borrower does not exceed $25,000,000; and

            (h) as a result of any Recovery Event.

            7.6 Limitation on Restricted Payments. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of CERI, the Borrower or any of its Subsidiaries, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of CERI or any other Group Member, or enter into any derivatives or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a "Derivatives Counterparty") obligating CERI or any other Group Member to make payments to such Derivatives Counterparty as a result of any change in market value of any such Capital Stock (collectively, "Restricted Payments"), except that:

            (a) any Subsidiary of the Borrower may make Restricted Payments to the Borrower or any Subsidiary Guarantor;

            (b) any Canadian Subsidiary may make Restricted Payments to CERI or any Canadian Subsidiary which is a Loan Party;

            (c) CERI may make Restricted Payments in the form of Capital Stock of CERI;

            (d) so long as no Default or Event of Default shall have occurred and be continuing, the Borrower and any Canadian Subsidiary may pay dividends to CERI to permit CERI to purchase its common stock or common stock options from present or former officers or employees of any Group Member upon the death, disability or termination of employment of such officer or employee, provided, that the aggregate amount of payments under this clause (c) subsequent to the Restatement Effective Date (net of any proceeds received by CERI and contributed to the Borrower subsequent to the Restatement Effective Date in connection with resales of any common stock or common stock options so purchased) shall not exceed $100,000;

            (e) prior to the Migration, the Borrower and any Canadian Subsidiary may pay dividends to CERI to permit CERI to (i) pay corporate expenses incurred in the ordinary course of business not to exceed $10,000,000 in any fiscal year and (ii) pay any taxes which are due and payable by CERI and the Borrower as part of a consolidated group;

            (f) the Borrower may (i) make Restricted Payments in kind (and not in cash) to the holders of the Kelso Preferred Stock as required by the Kelso Preferred Stock Documents and (ii) after May 6, 2006, if no Default or Event of Default has occurred and is continuing and the Borrower's (or if the Migration has not occurred, CERI's) Consolidated Leverage Ratio pro forma for any repurchase or redemption pursuant to this Section 7.6(f)(ii) is less than 4.00:1.00, repurchase or redeem the Kelso Preferred Stock in accordance with its terms;

            (g) after the Migration, the shares of Capital Holdings Company held by the Borrower may be converted into interest bearing intercompany Indebtedness; and

            (h) commencing on the 121st day after the closing of the Restatement Effective Date Equity Issuance, CERI may pay to the holders of the common shares and warrants issued thereby up to $600,000 per month for up to three months as a penalty for the failure to register such common shares and warrants within the agreed upon time frame.

            7.7 Limitation on Capital Expenditures. Make or commit to make any Capital Expenditure, except (a) Capital Expenditures of the Group Members in the ordinary course of business not exceeding $50,000,000 per fiscal year plus, in each fiscal year, 10.0% of revenues for the immediately preceding fiscal year from any Permitted Acquisitions; provided that (i) up to 50% of any such amount referred to above for any fiscal year, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year only and (ii) Capital Expenditures made pursuant to this clause (a) during any fiscal year shall be deemed made first, in respect of amounts originally permitted for such fiscal year as provided above and second in respect of amounts carried over from the prior fiscal year pursuant to subclause (i) above, (b) Capital Expenditures made with the proceeds of any Reinvestment Deferred Amount and (c) the acquisition of capital assets pursuant to any Acquisition Documentation.

            7.8 Limitation on Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, any other Person (all of the foregoing, "Investments"), except:

            (a) extensions of trade credit in the ordinary course of business;

            (b) investments in Cash Equivalents;

            (c) Investments arising in connection with the incurrence of Indebtedness permitted by Section 7.2(b)(i) and (iii) and 7.2(e);

            (d) loans and advances to employees of any Group Member in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount for all Group Members not to exceed $100,000 at any one time outstanding;

            (e) the acquisition of the assets of the Allied Business which have not been acquired as of the Restatement Effective Date;

            (f) Investments in assets useful in the Borrower's or the applicable Subsidiary's business made by the Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount;

            (g) Investments (other than those relating to the incurrence of Indebtedness permitted by Section 7.8(c)) by any Group Member in the Borrower or any Person that, prior to such Investment, is a Subsidiary Guarantor;

            (h) in addition to Investments otherwise expressly permitted by this Section, Investments by CERI, the Borrower or any Guarantor constituting acquisitions of other Persons in the same or similar line of business as the Group Members (a "Permitted Acquisition"); provided that

                  (i) immediately prior to and after giving effect to any such Permitted Acquisition, (x) no Default or Event of Default has occurred and is continuing and (y) CERI or, after the Migration, the Borrower shall be in pro forma compliance with the financial covenants set forth in Section 7.1 and CERI or, after the Migration, the Borrower shall have certified each of the same to the Administrative Agent in writing;

                  (ii) if such Permitted Acquisition is structured as a stock acquisition, or a merger or consolidation, then either (A) the Person so acquired becomes a Wholly Owned Subsidiary of the Borrower or of CERI or
      (B) such Person is merged with and into either the Borrower or a Wholly Owned Subsidiary of the Borrower or of CERI (with the Borrower or such Subsidiary of the Borrower or of CERI being the surviving corporation in such merger);

                  (iii) all of the provisions of Section 6.10 have been or will be complied with in respect of such Permitted Acquisition and, if the purchase price for such Permitted Acquisition exceeds $1,000,000, the Acquisition Documentation with respect to any such Permitted Acquisition shall have been delivered to the Administrative Agent;

                  (iv) the aggregate purchase price for all such Permitted Acquisitions shall not exceed (x) $100,000,000 over the term of this Agreement or (y) $40,000,000 for any single Permitted Acquisition; and

                  (v) immediately after consummation of such Permitted Acquisition, the sum of the aggregate amount of Available Canadian Revolving Credit Commitments and the aggregate amount of Available US Revolving Credit Commitments shall be equal to or greater than $10,000,000.

            (i) Investments by CERI or the Borrower in any Canadian Subsidiary, including Investments arising in connection with Indebtedness permitted under Section 7.2(b), in an aggregate amount (valued at cost) not to exceed $5,000,000 in the aggregate, after taking into account recoveries, returns, repayments, interest and other payments and distributions received in cash thereon by any Loan Party, at any time outstanding;

            (j) Investments in Specified Hedge Agreements permitted by Section 7.17;

            (k)   the FRS Acquisition;

            (l) in addition to Investments otherwise expressly permitted by this Section, Investments by any Group Member in an aggregate amount (valued at cost) not to exceed $3,500,000 in the aggregate, after taking into account recoveries, returns, repayments, interest and other payments and distributions received in cash thereon by any Loan Party, at any time outstanding during the term of this Agreement;

            (m) Investments consisting of asset swaps or exchanges permitted by Section 7.5(g); and

            (n) Investments consisting of promissory notes and deferred payment obligations received in connection with a Disposition permitted by
Section 7.5(e) in an aggregate principal amount not to exceed $5,000,000 in the aggregate, after taking into account recoveries, returns, repayments, interest and other payments and distributions received in cash thereon by any Loan Party, at any time outstanding during the term of this Agreement.

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            7.9   Limitation on Optional Payments and Modifications of Debt
Instruments and Other Agreements.(a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease the Senior Subordinated Notes (other than the exchange pursuant to the Senior Subordinated Note Indenture) or any Indebtedness incurred pursuant to Sections 7.2(f) (except as expressly permitted thereby) or
(g), or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance, or enter into any derivative or other transaction with any Derivatives Counterparty obligating any Group Member to make payments to such Derivatives Counterparty as a result of any change in market value of the Senior Subordinated Notes or any Indebtedness incurred pursuant to Sections 7.2(f) or
(g), (b) amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Subordinated Notes, or any Indebtedness incurred pursuant to Sections 7.2(f) or (g) (other than any such amendment, modification, waiver or other change which (i) would extend the maturity or reduce the amount of any payment of principal thereof, reduce the rate or extend the date for payment of interest thereon or relax any covenant or other restriction applicable to the Group Members and (ii) does not involve the payment of a consent fee), or (c) designate any Indebtedness (other than the Obligations) as "Designated Senior Indebtedness" for purposes of the Senior Subordinated Note Indenture or (d) amend the Kelso Preferred Stock Documents or its certificate of incorporation, by-laws or other governing documents in any manner determined by the Administrative Agent to be adverse to the Lenders.

            7.10 Limitation on Transactions with Affiliates. Except as set forth on Schedule 7.10, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than a Loan Party) unless such transaction is (a) (i) otherwise not prohibited by this Agreement, (ii) in the ordinary course of business of CERI, the Borrower or such Subsidiary, as the case may be, and (iii) upon fair and reasonable terms no less favorable to CERI, the Borrower or the Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate, (b) expressly permitted by
Section 7.6 or (c) entered into to effectuate the Migration.

            7.11 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by any Group Member of real or personal property which has been or is to be sold or transferred by such Group Member to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Group Member, except for (a) the Arizona Sale and Leaseback and (b) any arrangement with respect to which the sale of such real or personal property was permitted by Section 7.5 and the capitalized lease created in connection therewith was permitted by Section 7.2.

            7.12 Limitation on Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower's method of determining fiscal quarters.

            7.13 Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Group Member to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any other Loan

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Party, its obligations under the Guarantee and Collateral Agreement or the
Canadian Guarantee and Collateral Agreement, other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) any agreements governing Indebtedness permitted by Sections 7.2
(c), (d), (f) or (i) (in which case any such prohibition shall only be effective against the assets permitted to be subject to Liens permitted by Sections 7.3(f), (g), (k) or (l), as applicable), (d) the Senior Subordinated Note Indenture and (e) provisions in leases that restrict the transfer of such lease by the lessee.

            7.14 Limitation on Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay or subordinate any Indebtedness owed to CERI, the Borrower or any other Subsidiary, (b) make Investments in CERI, the Borrower or any Subsidiary or (c) transfer any of its assets to CERI, the Borrower or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions with respect to a Subsidiary of the Borrower or any Canadian Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (iii) customary net worth provisions contained in real property leases entered into by any Loan Party so long as such net worth provisions could not reasonably be expected to impair materially the ability of the Loan Parties to meet their ongoing obligations under this Agreement or any of the other Loan Documents,
(iv) any restrictions existing under (A) the Senior Subordinated Notes Indenture or (B) any agreement to be entered into in connection with the incurrence of Indebtedness permitted by Sections 7.2(f) or (g) solely to the extent such agreement is no more restrictive than this Agreement, and (v) with respect to clause (c) only, (A) agreements described in clauses (b)-(d) of Section 7.13, to the extent set forth in such clauses and (B) restrictions with respect to the transfer of any asset contained in an agreement that has been entered into in connection with a disposition of such asset permitted hereunder.

            7.15 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Group Members are engaged on the Restatement Effective Date or that are reasonably related thereto.

            7.16 Limitation on Amendments to Acquisition Documentation. Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the indemnities and licenses furnished to any Group Member pursuant to the Allied Acquisition Agreement, the FRS Acquisition Agreement and any related documentation such that after giving effect thereto such indemnities or licenses shall be materially less favorable to the interests of the Loan Parties or the Lenders with respect thereto unless the Administrative Agent shall have consented thereto or (b) otherwise amend, supplement or otherwise modify or fail to enforce the terms and conditions of the Allied Acquisition Agreement, the FRS Acquisition Agreement and any related documentation, except to the extent that any such amendment, supplement or modification could not reasonably be expected to have a Material Adverse Effect.

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            7.17  Limitation on Hedge Agreements. Enter into any Hedge Agreement other than Hedge Agreements entered into in the ordinary course of business, and not for speculative purposes.

            7.18 Limitation on Performance Bonds. Create, incur, assume or suffer to exist any secured obligations in respect of performance and surety bonds and other obligations of a like nature other than performance and surety bonds incurred in connection with credit support obligations related to the waste collection and disposal business in the ordinary course of business, including, without limitation, bonds for closure and post closure obligations relating to any landfill and bonds relating to municipal collection contracts.

                          SECTION 8. EVENTS OF DEFAULT

            If any of the following events shall occur and be continuing:

            (a) The Borrower or CERI shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower or CERI shall fail to pay any interest on any Loan or Reimbursement Obligation, or any Loan Party shall fail to pay any other amount payable by it hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or

            (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished; or

            (c) (i) Any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to CERI and the Borrower only), Section 6.7(a) or Section 7 of this Agreement, or in Sections 5.2(a) and (d), 5.3(b)(iii) and (v), 5.5(a) and
(c), 5.6(b)(i) and (ii), 5.7 and 5.8(b) of the Guarantee and Collateral Agreement, or (ii) Sections 5.2(a), 5.3(b)(iii) and (v), 5.5(a) and (c), 5.6(b)(i), 5.7 and 5.8(b) of the Canadian Guarantee and Collateral Agreement; or

            (d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

            (e) any Group Member shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans and Reimbursement Obligations) on the scheduled or original due date with respect thereto beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or

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agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $5,000,000; or

            (f) (i) any Group Member shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, interim receiver, receiver-manager, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Group Member shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint, possession, foreclosure or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Group Member shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

            (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Single Employer Plan, (ii) any "accumulated funding deficiency" (as defined in
Section 302 of ERISA), whether or not waived, shall exist with respect to any Single Employer Plan, or any Lien in favor of a Single Employer Plan or in favor of the PBGC with respect to a Single Employer Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, or (v) the Borrower or any Commonly Controlled Entity shall incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; and in each case in clauses (i) through
(v) above, such event or condition, together with all other such events

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or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

            (h) One or more judgments or decrees shall be entered against any Group Member involving for all Group Members taken as a whole a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

            (i) Any of the Security Documents shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 10.15), to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

            (j) The guarantee contained in Section 2 of the Guarantee and Collateral Agreement or in Section 2 of the Canadian Guarantee and Collateral Agreement shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 10.15), to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

            (k) Any Change of Control shall occur; or

            (l) The Senior Subordinated Notes or the guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Subsidiary Guarantors under the Guarantee and Collateral Agreement, as the case may be, as provided in the Senior Subordinated Note Indenture, or any Loan Party, any Affiliate of any Loan Party, the trustee in respect of the Senior Subordinated Notes or the holders of at least 25% in aggregate principal amount of the Senior Subordinated Notes shall so assert;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower or CERI, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of Bankers' Acceptances and L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and whether or not the Bankers' Acceptances have matured shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken:
(i) with the consent of the Majority Revolving Credit Facility Lenders, the Administrative Agent may, or upon the request of the Majority Revolving Credit Facility Lenders, the Administrative Agent shall, by notice to the Borrower and CERI declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower and CERI, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of Bankers' Acceptances and L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and whether or not the Bankers'

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

Acceptances have matured to be due and payable forthwith, whereupon the same shall immediately become due and payable. In the case of all US Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount in immediately available funds equal to the aggregate then undrawn and unexpired amount of such US Letters of Credit (and the Borrower hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a continuing security interest in all amounts at any time on deposit in such cash collateral account to secure the undrawn and unexpired amount of such US Letters of Credit and all other Obligations of the Borrower). In the case of all Canadian Letters of Credit with respect to which presentment for honor shall not have occurred or Bankers' Acceptances which have not matured at the time of an acceleration pursuant to this paragraph, CERI shall at such time deposit in a cash collateral account opened by the Canadian Agent an amount in immediately available funds equal to the aggregate then undrawn and unexpired amount of such Canadian Letters of Credit and the aggregate face amount of unmatured Bankers' Acceptances (and CERI hereby grants to the Canadian Agent, for the ratable benefit of the Secured Parties or, after the Migration, the Canadian Revolving Credit Lenders, a continuing security interest in all amounts at any time on deposit in such cash collateral account to secure the undrawn and unexpired amount of such Canadian Letters of Credit or the unmatured Bankers' Acceptances and all other Obligations of CERI). If at any time the Administrative Agent or the Canadian Agent determines that any funds held in such cash collateral account are subject to any right or claim of any Person other than the Administrative Agent, the Canadian Agent and the Secured Parties or that the total amount of such funds is less than the aggregate undrawn and unexpired amount of outstanding US Letters of Credit, Canadian Letters of Credit or Bankers' Acceptances, the Borrower or CERI, as applicable, shall, forthwith upon demand by the Administrative Agent or the Canadian Agent, as applicable, pay to the Administrative Agent or the Canadian Agent, as applicable, as additional funds to be deposited and held in such cash collateral account, an amount equal to the excess of (a) such aggregate undrawn and unexpired amount over (b) the total amount of funds, if any, then held in such cash collateral account that the Administrative Agent (or the Canadian Agent, as applicable) determines to be free and clear of any such right and claim. Amounts held in such cash collateral account with respect to US Letters of Credit shall be applied by the Administrative Agent to the payment of drafts drawn under such US Letters of Credit, and the unused portion thereof after all such US Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. Amounts held in such cash collateral account with respect to Canadian Letters of Credit and Bankers' Acceptances shall be applied by the Canadian Agent to the payment of drafts drawn under such Canadian Letters of Credit and the reimbursement obligations of CERI with respect to matured Bankers' Acceptances, and the unused portion thereof after all such Canadian Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of CERI hereunder and under the other Loan Documents. After all such Bankers' Acceptances shall have matured and all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower and CERI hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower or CERI, as applicable (or such other Person as may be lawfully entitled thereto).

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                      SECTION 9. THE AGENTS; THE ARRANGER

            9.1 Appointment(a) Each Lender hereby irrevocably designates and appoints the Agents as the agents of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

            (b) For greater certainty, and without limiting the powers of the Agents or any other Person acting as an agent, attorney-in-fact or mandatary for the Agents under this Credit Agreement or under any of the Loan Documents, each Secured Party (including, without limitation, the Canadian Agent), hereby (a) irrevocably constitutes, to the extent necessary and confirms the constitution of (to the extent necessary), the Administrative Agent as the holder of an irrevocable power of attorney (fonde de pouvoir within the meaning of Article 2692 of the Civil Code of Quebec) for the purposes of holding on their behalf, and for their benefit, any Liens, including hypothecs ("Hypothecs"), granted or to be granted by the Borrower or any other Loan Party on movable or immovable property pursuant to the laws of the Province of Quebec to secure obligations of the Borrower or any other Loan Party under any bond issued by the Borrower or any other Loan Party and exercising such powers and duties which are conferred upon the Administrative Agent in its capacity as fonde de pouvoir under any of the Hypothecs; and (b) appoints (and confirms the appointment of) and agrees that the Administrative Agent, acting as agent for the Secured Parties, may act as the bondholder and mandatary with respect to any bond that may be issued and pledged from time to time for the benefit of the Secured Parties.

            (c) The said constitution of the fonde de pouvoir (within the meaning of Article 2692 of the Civil Code of Quebec) as the holder of such irrevocable power of attorney and of the Administrative Agent as bondholder and mandatary with respect to any bond that may be issued and pledged from time to time for the benefit of the Secured Parties shall be deemed to have been ratified and confirmed by any Assignee by the execution of an Assignment and Acceptance and by a Qualified Counterparty by its agreement to be bound by the provisions of this Section 9 as if it were a Lender party thereto;

            (d) Notwithstanding the provisions of Section 32 of An Act respecting the special powers of legal persons (Quebec), the Administrative Agent may purchase, acquire and be the holder of any bond issued by the Borrower or any other Loan Party. Each of the Borrower and CERI hereby acknowledges that any such bond shall constitute a title of indebtedness, as such term is used in
Article 2692 of the Civil Code of Quebec.

            (e) The Administrative Agent herein appointed as fonde de pouvoir shall have the same rights, powers and immunities as the Agents as stipulated in this Section 9 of the Credit Agreement, which shall apply mutatis mutandis. Without limitation, the provisions of Section

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9.9 shall apply mutatis mutandis to the resignation and appointment of a successor to the Administrative Agent acting as fonde de pouvoir.

            (f) Without limiting the generality of Section 1.3(a) hereof: (i) the appointment of the Administrative Agent, including its appointment as fonde de pouvoir and bondholder under the Original Credit Agreement continues in full force and effect and is not rescinded or replaced by this Agreement; (ii) the demand bond No. 1 in the principal amount of Cdn. $330,000,000 dated as of January 28, 2004 issued by CERI in favour of the Administrative Agent (the "Bond") pursuant to the deed of hypothec executed by CERI on January 28, 2004 before Stephanie Grondin, Notary, under her minute number 353 (the "Deed of Hypothec") continues to secure the "Obligations" as described in the movable hypothec dated January 28, 2004 (the "Bond Pledge") including, without limitation, the Canadian Guarantee and Collateral Agreement dated as of December 31, 2003 among, inter alia CERI and the Administrative Agent, as amended by Amendment No. 1 to the Canadian Guarantee and Collateral Agreement and any and all further modifications, extensions , replacements, amendments, renewals, supplements, restatements and continuations thereof; and (iii) the execution of this Agreement shall not constitute novation of any kind nor derogate from the rank and priority of the charges and hypothecs created under the Deed of Hypothec and the Bond Pledge, all hypothecs created under the Deed of Hypothec and the Bond Pledge being reserved in favour of the Secured Parties.

            9.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

            9.3 Exculpatory Provisions. Neither the Arranger, any Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a court of competent jurisdiction to have resulted directly from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Arranger, the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

            9.4 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without

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limitation, counsel to the Loan Parties), independent accountants and other experts selected by such Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 10.6 and all actions required by such
Section in connection with such transfer shall have been taken. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

            9.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent shall have received notice from a Lender, CERI or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent shall receive such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

            9.6 Non-Reliance on the Arranger, the Agents and Other Lenders. Each Lender expressly acknowledges that neither the Arranger, any of the Agents nor any of their respective officers, directors, employees, agents, attorneys and other advisors, partners, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Arranger, any Agent to any Lender. Each Lender represents to the Agents and the Arranger that it has, independently and without reliance upon the Arranger, any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans (and in the case of any Issuing Lender, to issue its Letters of Credit) hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Arranger, any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to

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be furnished to the Lenders by the Administrative Agent hereunder, no Arranger and no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Arranger or Agent or any of its officers, directors, employees, agents, attorneys and other advisors, partners, attorneys-in-fact or affiliates.

            9.7 Indemnification. The Lenders agree to indemnify the Arranger and each Agent in its capacity as such (to the extent not reimbursed by CERI or the Borrower and without limiting the obligation of CERI or the Borrower to do
so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), for, and to save the Arranger and each Agent harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Arranger or such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Arranger or such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a court of competent jurisdiction to have resulted directly from the Arranger's or such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

            9.8 Arranger and Agents in their Individual Capacities. The Arranger and each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though the Arranger or such Agent were not an Arranger or an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, the Arranger and each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Arranger or an Agent, and the terms "Lender" and "Lenders" shall include the Arranger and the Agent in their individual capacities.

            9.9 Successor Agents. (a) The Administrative Agent may resign as Administrative Agent upon 10 days notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act

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or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans or issuers of Letters of Credit. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. The Canadian Agent may resign as Canadian Agent upon 10 days notice to the Lenders and the Borrower. If the Canadian Agent shall resign as Canadian Agent under this Agreement and the other Loan Documents, then the a majority of the Canadian Lenders shall appoint from among the Canadian Lenders a successor agent for the Canadian Lenders, whereupon such successor agent shall succeed to the rights, powers and duties of the Canadian Agent, and the term "Canadian Agent" shall mean such successor agent effective upon such appointment and approval, and the former Canadian Agent's rights, powers and duties as Canadian Agent shall be terminated, without any other or further act or deed on the part of such former Canadian Agent or any of the parties to this Agreement or any holders of the Loans or issuers of Letters of Credit. If no successor agent has accepted appointment as Canadian Agent by the date that is 10 days following a retiring Canadian Agent's notice of resignation, the retiring Canadian Agent's resignation shall nevertheless thereupon become effective, and the Canadian Lenders shall assume and perform all of the duties of the Canadian Agent hereunder until such time, if any, as the such Lenders appoint a successor agent as provided for above. Each of the Syndication Agent and the Documentation Agent may, at any time, by notice to the Lenders and the Administrative Agent, resign as an Agent hereunder, whereupon the duties, rights, obligations and responsibilities of such Agent hereunder, if any, shall automatically be assumed by, and inure to the benefit of, the Administrative Agent, without any further act by the Arranger, any Agent or any Lender. After any retiring Agent's resignation as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

            9.10 Authorization to Release Liens and Guarantees. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to effect any release of Liens or guarantee obligations contemplated by Section 10.15.

            9.11 The Arranger; the Syndication Agent; the Documentation Agent. The Arranger, the Syndication Agent and the Documentation Agent, in their respective capacities as such, shall have no duties or responsibilities, and shall incur no liability, under this Agreement and the other Loan Documents.

            9.12 Withholding Tax. (a) To the extent required by any applicable law, the Administrative Agent or the Canadian Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the forms or other documentation required by Section 2.20(e) are not delivered to the Administrative Agent or the Canadian Agent, as applicable, then the applicable Agent may withhold from any interest payment to any Lender not providing such forms or other documentation, a maximum amount of the applicable withholding tax.

            (b) If the Internal Revenue Service, Canada Revenue Agency or any authority of the United States of America, Canada or other jurisdiction asserts a claim that the Administrative

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Agent or the Canadian Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent and the Canadian Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent and the Canadian Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent or the Canadian Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

            (c) If any Lender sells, assigns, grants a participation in, or otherwise transfers its rights under this Agreement, the purchaser, assignee, participant or transferee, as applicable, shall comply and be bound by the terms of Sections 2.20(e) and 9.12; provided that with respect to any Participant, as set forth in Section 10.6(b), such Participant shall only be required to comply with the requirements of Sections 2.20(e) if such Participant seeks to obtain the benefits of Section 2.20.

                           SECTION 10. MISCELLANEOUS

            10.1 Amendments and Waivers. (a) Neither this Agreement or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this
Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (1) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (2) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

                  (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan or Reimbursement Obligation, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Commitment of any Lender, in each case without the consent of each Lender directly affected thereby;

                  (ii) amend, modify or waive any provision of this Section or reduce any percentage specified in the definition of Required Lenders or Required Prepayment Lenders, consent to the assignment or transfer by either the Borrower or CERI of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their guarantee obligations under the Guarantee and Collateral Agreement, in each case without the consent of all Lenders;

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                  (iii) amend, modify or waive any condition precedent to any extension of credit under the Revolving Credit Facilities set forth in
      Section 5.2 (including, without limitation, the waiver of an existing Default or Event of Default required to be waived in order for such extension of credit to be made) without the consent of the Majority Revolving Credit Facility Lenders with respect to such Revolving Credit Facility;

                  (iv) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility;

                  (v) amend, modify or waive any provision of Section 9 or any other provision affecting the rights, duties and obligations of the Arranger or any Agent without the consent of the Arranger or Agent directly affected thereby;

                  (vi)  amend, modify or waive any provision of Section 2.6 or
      2.7 without the written consent of each Swing Line Lender directly affected thereby;

                  (vii) amend, modify or waive the pro rata provisions of
      Section 2.18, Section 6.5 of the Guarantee and Collateral Agreement or
      Section 6.5 of the Canadian Guarantee and Collateral Agreement, in each case without the consent of each Lender directly affected thereby;

                  (viii) amend, modify or waive any provision of Section 3 without the consent of each Issuing Lender directly affected thereby ;

                  (ix) impose restrictions on assignments and participations that are more restrictive than, or additional to, those set forth in
      Section 10.6; or

                  (x) amend, modify or waive any provision of any Loan Document directly affecting the rights, duties or obligations of the Canadian Agent without the consent of the Canadian Agent.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Arranger, the Agents and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders, the Arranger and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided, that delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

            Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and each Loan Party to each relevant Loan Document (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof

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(collectively, the "Additional Extensions of Credit") to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans, the US Revolving Extensions of Credit and the Canadian Revolving Extensions of Credit and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, Required Prepayment Lenders and Majority Revolving Credit Facility Lenders; provided, however, that no such amendment shall permit the Additional Extensions of Credit to share ratably with or with preference to the Loans in the application of mandatory prepayments without the consent of the applicable Required Prepayment Lenders.

            (b) In addition to the foregoing, and notwithstanding Section 10.1(a), this Agreement and any other Loan Document may be amended (or amended and restated) with the consent of CERI, the Borrower, the Administrative Agent and the Lenders providing commitments therefor, but without the consent of the other Lenders, to establish an additional term loan facility (the "Incremental Term Loan Facility") in an aggregate principal amount of up to $50,000,000; so long as (i) no Default has occurred and is continuing and (ii) the Borrower is in pro forma compliance with the financial covenants set forth in Section 7.1 with respect to the most recently completed fiscal quarter for which financial statements are then available. Any Incremental Term Loan Facility effected pursuant to this Section will be a term loan facility which will mature and amortize in a manner reasonably acceptable to the Administrative Agent, but will not in any event have a shorter average life than the Tranche B Term Loan Facility or a final maturity date earlier than that of the Tranche B Term Loan Facility. Any Incremental Term Loan Facility effected pursuant to this Section
(i) will rank pari passu in right of payment and security with the other Credit Facilities and (ii) except as set forth above, will be treated substantially the same as (and in any event no more favorably than) the Tranche B Term Loan Facility (including with respect to mandatory and optional prepayments). If the yield on the Incremental Term Loan Facility (taking into account upfront fees payable to Lenders providing the Incremental Term Loan Facility and any original issue discount) is higher than the then-current yield on the Tranche B Term Loan Facility, the pricing on the Tranche B Term Loan Facility will be increased to equal the yield on the Incremental Term Loan Facility. No Lenders will be required to commit to provide any portion of the Incremental Facility. The proceeds of the Incremental Facility will be used for Permitted Acquisitions or for general corporate purposes.

            (c) In addition to the foregoing and notwithstanding the provisions set forth in Section 10.1(a), this Agreement and any other Loan Document may be amended or amended and restated by the Administrative Agent, the Canadian Agent and the Loan Parties without the payment of any structuring, arrangement or amendment fee with respect thereto (other than the fees and expenses set forth in Section 10.5) at the time of the Migration (as defined in Section 7.4(c) as of the Restatement Effective Date) solely to reflect the change in corporate structure resulting therefrom and effectuate the changes to the terms of this Agreement required thereby.

            10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed (a) in the case of CERI, the Borrower, the Arranger and the Agents, as follows and (b) in the case of the Lenders, as set forth in an administrative questionnaire delivered to the Administrative Agent or on
Schedule I to the Lender Addendum to

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which such Lender is a party or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

                  CERI:                     Capital Environmental Resources Inc.
                                            1122 International Blvd., Suite 601
                                            Burlington, Ontario  L7L 6Z8
                                            Attention:  General Counsel
                                            Telecopy:  (905) 319-9408
                                            Telephone: (905) 319-1237

                  The Borrower:             Waste Services, Inc.
                                            1122 International Blvd., Suite 601
                                            Burlington, Ontario  L7L 6Z8
                                            Attention:  General Counsel
                                            Telecopy:  (905) 319-9408
                                            Telephone: (905) 319-1237

                                            with a copy to:

                                            Shearman & Sterling LLP
                                            599 Lexington Avenue
                                            New York, New York 10022
                                            Attention: William J. Wiegmann
                                            Telecopy: (212) 848-7179
                                            Telephone: (212) 848-8204
                  The Syndication Agent:

                                            CIBC World Markets Corp.
                                            425 Lexington Avenue
                                            New York, New York 10017
                                            Attention:  Gerald J. Girardi
                                            Telecopy:  (212) 885-4911
                                            Telephone:  (212) 856-3649

                  The Administrative Agent:

                                            Lehman Commercial Paper Inc.
                                            745 Seventh Avenue
                                            New York, New York 10019
                                            Attention:  Frank Turner
                                            Telecopy:  (646) 758-1986
                                            Telephone:  (212) 526-1463

                                            with a copy to

                                            Latham & Watkins LLP
                                            885 Third Avenue, Suite 1000

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                                      New York, New York  10022
                                      Attention:  Christopher R. Plaut
                                      Telecopy:  (212) 751-4864
                                      Telephone:  (212) 906-1200

            The Canadian Agent:       Canadian Imperial Bank of Commerce
                                      BCE Place, Canada Trust Tower
                                      161 Bay Street, 8th Floor
                                      Toronto, Ontario  M5J 2S8
                                      Attention:  M. Warren Lobo
                                      Telecopy:  (416) 956-3830
                                      Telephone:  (416) 956-3849

            Issuing Lenders:          As notified by such Issuing Lender
                                      to the Administrative Agent and the
                                      Borrower

provided that any notice, request or demand to or upon the Arranger, any Agent, the Issuing Lender or any Lender shall not be effective until received; and provided further that any notices or deliveries required to be given to any Lender hereunder may be effected by delivery of notice to the Administrative Agent as provided above, followed by a distribution of such notice by the Administrative Agent to any Lender through IntraLinks (or any similar electronic system customarily used by financial institutions), to the extent such system is being used by the Administrative Agent, it being understood that the Administrative Agent shall bear no responsibility for any failure of any Lender to receive any such notice or delivery and the Borrower shall remain responsible therefor.

            10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

            10.4 Survival of Representations and Warranties. All representations and warranties made herein, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

            10.5 Payment of Expenses. Each of CERI and the Borrower agrees (a) to pay or reimburse the Arranger and the Agents for all their reasonable out-of-pocket costs and expenses incurred in connection with the syndication of the Facilities (other than fees payable to syndicate members) and the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements and other charges of counsel to the Administrative Agent and the charges of Intralinks, (b) to pay or reimburse each Lender, the

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Arranger and the Agents for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including, without limitation, the fees and disbursements of counsel (including the allocated fees and disbursements and other charges of in-house counsel) to each Lender and of counsel to the Agents, (c) to pay, indemnify, or reimburse each Lender, the Arranger and the Agents for, and hold each Lender, the Arranger and the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify or reimburse each Lender, the Arranger, each Agent, their respective affiliates, and their respective officers, directors, trustees, employees, affiliates, shareholders, attorneys and other advisors, agents and controlling persons (each, an "Indemnitee") for, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member or any of the Properties or the use by unauthorized persons of information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons and the fees and disbursements and other charges of legal counsel in connection with claims, actions or proceedings by any Indemnitee against the Borrower and CERI hereunder (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that neither the Borrower nor CERI shall have any obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of such Indemnitee or any affiliate thereof. No Indemnitee shall be liable for any damages arising from the use by unauthorized persons of Information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons or for any special, indirect, consequential or punitive damages in connection with the Facilities. Without limiting the foregoing, and to the extent permitted by applicable law, each of the Borrower and CERI agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee, except to the extent such claim, demand, penalty, fine, liability, settlement, damage, cost or expense is found by a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of such Indemnitee. All amounts due under this Section shall be payable not later than 30 days after written demand therefor. Statements payable by the Borrower or CERI pursuant to this Section shall be submitted to the address of the Borrower or CERI set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower or CERI in a notice to the

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Administrative Agent. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

            10.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of CERI, the Borrower, the Lenders, the Arranger, the Agents, all future holders of the Loans and their respective successors and assigns, except that neither CERI nor the Borrower may assign or transfer any of their respective rights or obligations under this Agreement without the prior written consent of the Arranger, the Agents and each Lender.

            (b) Any Lender may, without the consent of the Borrower, CERI or any other Person, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would require the consent of all Lenders pursuant to Section
10.1. Each of CERI and the Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if such Participant were a Lender hereunder. Each of CERI and the Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.18, 2.19 and 2.20 with respect to its participation in the Commitments and the Loans outstanding from time to time as if such Participant were a Lender; provided that, in the case of Section 2.20, such Participant shall have complied with the requirements of said Section, and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

            If and to the extent that a Non-U.S. Lender sells a participating interest to a Participant which, pursuant to Section 9.12(c), seeks to obtain the benefits of Section 2.20, then (a) in the case of a Loan that is not a Canadian Revolving Credit Loan, such Lender shall promptly provide the Borrower and the Administrative Agent with documentation reflecting the portion of its Loan, Commitment and/or any other interest of such Lender hereunder and under the other Loan Documents sold pursuant to such participating interest on a properly completed

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and duly executed Internal Revenue Service Form W-8IMY (or any subsequent versions thereof or successors thereto) with any required attachments and the portion of its Loan, Commitment and/or any other interest of such Lender hereunder and under the other Loan Documents retained on a properly completed and duly executed Internal Revenue Service Form W-8BEN or Form W-8ECI (or any subsequent versions thereof or successors thereto) or (b) in the case of a Canadian Revolving Credit Loan, such Lender shall promptly provide CERI and the Canadian Agent with documentation reflecting the portion of its Loan, Commitment and/or any other interest of such Lender hereunder and under the other Loan Documents sold pursuant to such participating interest in such form as the Canadian Agent shall determine from time to time.

            (c) Any Lender (an "Assignor") may, in accordance with applicable law and upon written notice to the Administrative Agent (and the Canadian Agent, in the case of the Canadian Revolving Credit Loans or Canadian Revolving Credit Commitments), at any time and from time to time assign to any Lender or any affiliate, Related Fund or Control Investment Affiliate thereof or, with the consent of the Borrower and the Administrative Agent and, (A) in the case of any assignment of US Revolving Credit Commitments, the written consent of the US Issuing Lender and the US Swing Line Lender which, in each case, shall not be unreasonably withheld or delayed) and (B) in the case of any assignment of Canadian Revolving Credit Commitments, the written consent of the Canadian Issuing Lender and the Canadian Swing Line Lenders (which, in each case, shall not be unreasonably withheld or delayed); provided (x) that no such consent need be obtained by the Administrative Agent or its affiliates and (y) the consent of the Borrower need not be obtained with respect to any assignment of Term Loans, to an additional bank, financial institution or other entity (an "Assignee") of all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit E (an "Assignment and Acceptance"), executed by such Assignee and such Assignor (and, where the consent of the Borrower, the Administrative Agent, the Canadian Agent, the US Issuing Lender, the Canadian Issuing Lender, the US Swing Line Lender or the Canadian Swing Line Lender is required pursuant to the foregoing provisions, by the Borrower and such other Persons) and delivered to the Administrative Agent for its acceptance and recording in the Register and with respect to the Canadian Revolving Credit Facility, the Canadian Agent; provided that no such assignment to an Assignee (other than any Lender or any affiliate thereof) shall be in an aggregate principal amount of less than $1,000,000 (with respect to Term Loans and $2,500,000 with respect to the Revolving Credit Facilities (other than, in each case, in the case of an assignment of all of a Lender's interests under this Agreement)), unless otherwise agreed by the Borrower and the Administrative Agent. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance,
(x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto, except as to Section 2.19, 2.20, 2.21, 9.12 and 10.5 in respect of the period prior to such effective date). Notwithstanding any provision of this Section, neither the consent of the Borrower nor CERI, as applicable, shall be required for any assignment that occurs at any time when any Event of Default shall have occurred and be continuing. For purposes of the minimum assignment amounts set forth in this paragraph, multiple assignments by two or more Related Funds shall be aggregated.

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            (d) The Administrative Agent shall, on behalf of the Borrower and
CERI, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, CERI, each Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the Borrower or CERI, as applicable, marked "canceled". The Register shall be available for inspection by the Borrower, CERI or any Lender (with respect to any entry relating to such Lender's Loans) at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 10.6(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (treating multiple, simultaneous assignments by or to two or more Related Funds as a single assignment) (except that no such registration and processing fee shall be payable in the case of an Assignee which is already a Lender or is an affiliate or Related Fund of a Lender or a Person under common management with a Lender), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Borrower. On or prior to such effective date, the Borrower or CERI, as applicable, at their own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note and/or applicable Term Notes, as the case may be, of the assigning Lender) a new Revolving Credit Note and/or applicable Term Notes, as the case may be, to the order of such Assignee in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained a Revolving Credit Commitment and/or Term Loans, as the case may be, upon request, a new Revolving Credit Note and/or Term Notes, as the case may be, to the order of the Assignor in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, retained by it hereunder. Such new Note or Notes shall be dated the Restatement Effective Date and shall otherwise be in the form of the Note or Notes replaced thereby.

            (f) For the avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests in Loans and Notes, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

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            (g) Notwithstanding anything to the contrary contained herein, any
Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent, or the Canadian Agent with respect to Canadian Revolving Credit Loans and Canadian Revolving Credit Commitments, and the Borrower or CERI, as applicable, the option to provide to the Borrower, or CERI, as applicable, all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower, or CERI, as applicable, pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States of America or any state thereof or Canada or any province thereof. In addition, notwithstanding anything to the contrary in this Section 10.6(g), any SPC may
(A) with notice to, but without the prior written consent of, the Borrower, or CERI, as applicable, and the applicable Agents and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender, or with the prior written consent of the Borrower or CERI, as applicable, and the applicable Agents (which consent shall not be unreasonably withheld) to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans, and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC; provided that non-public information with respect to the Borrower or CERI may be disclosed only with the Borrower's or CERI's consent which will not be unreasonably withheld. This paragraph (g) may not be amended without the written consent of any SPC with Loans outstanding at the time of such proposed amendment.

            10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise) or any proceeds from Collateral (whether pursuant to the exercise of the rights of any Secured Party under the Security Agreements or under law or otherwise), in a greater proportion than any such payment to or collateral or proceeds of Collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment, benefits of such collateral or proceeds from Collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits or

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proceeds is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The provisions of this paragraph are intended to apply to all Lenders and to all payments, Collateral or proceeds of Collateral received by such Lenders in respect of the Obligations of the Borrower or CERI hereunder regardless of whether such payment, collateral or proceeds from Collateral received by such Benefited Lender were received by such Lender with respect to the Obligations of the Borrower or of CERI and regardless of whether the collateral or proceeds of Collateral were pledged to secure the Canadian Revolving Credit Facility or the US Revolving Credit Facility and the Term Loan Facilities.

            (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to CERI or the Borrower, any such notice being expressly waived by CERI and the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by CERI or the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of CERI or the Borrower, as the case may be; provided that notwithstanding the foregoing, no Lender may set off deposits, claims or other property of CERI or a Canadian Subsidiary against amounts owed to such Lender unless such amounts owed are Canadian Obligations. Each Lender agrees to notify promptly the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

            10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement or of a Lender Addendum by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

            10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            10.10 Integration. This Agreement and the other Loan Documents, represent the entire agreement of CERI, the Borrower, the Agents, the Arranger and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Arranger, any Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

            10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED

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BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF
NEW YORK.

            10.12 Submission To Jurisdiction; Waivers. Each of CERI and the Borrower hereby irrevocably and unconditionally:

            (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York located in the County of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

            (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to CERI or the Borrower, as the case may be at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

            (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

            (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

            10.13 Acknowledgments. Each of CERI and the Borrower hereby acknowledges that:

            (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

            (b) neither the Arranger, any Agent nor any Lender has any fiduciary relationship with or duty to CERI or the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Arranger, the Agents and the Lenders, on one hand, and CERI and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

            (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Arranger, the Agents and the Lenders or among CERI, the Borrower and the Lenders.

            10.14 Confidentiality. Each of the Arranger, the Agents and the Lenders agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this

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Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent the Arranger, any Agent or any Lender from disclosing any such information (a) to the Arranger, any Agent, any other Lender or any affiliate of any thereof, (b) to any Participant or Assignee (each, a "Transferee") or prospective Transferee that agrees to comply with the provisions of this Section or substantially equivalent provisions, (c) to any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) to any financial institution that is a direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section), (e) upon the request or demand of any Governmental Authority having jurisdiction over it, (f) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (g) if requested or required to do so in connection with any litigation or similar proceeding, (h) that has been publicly disclosed other than in breach of this Section, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (j) in connection with the exercise of any remedy hereunder or under any other Loan Document. Notwithstanding anything to the contrary in the foregoing sentence or any other express or implied agreement, arrangement or understanding, the parties hereto hereby agree that, from the commencement of discussions with respect to the financing provided hereunder, any party hereto (and each of its employees, representatives, or agents) is permitted to disclose to any and all persons, without limitation of any kind, the tax structure and tax aspects of the transactions contemplated hereby, and all materials of any kind (including opinions or other tax analyses) related to such tax structure and tax aspects.

            10.15 Release of Collateral and Guarantee Obligations.

            (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Borrower in connection with any Disposition of Property by any Group Member permitted by the Loan Documents, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in any Collateral being Disposed of in such Disposition, and to release any guarantee obligations under any Loan Document of any Person being Disposed of in such Disposition, to the extent necessary to permit consummation of such Disposition in accordance with the Loan Documents; provided that the Borrower shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release (or such shorter period agreed to by the Administrative Agent), a written request for release identifying the relevant Collateral being Disposed of in such Disposition and the terms of such Disposition in reasonable detail, including the date thereof, the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with this Agreement and the other Loan Documents and that the proceeds of such Disposition will be applied in accordance with this Agreement and the other Loan Documents.

            (b) Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than obligations in respect of any Specified Hedge Agreement) have been paid in full, all Commitments have terminated or expired and no Letter of Credit shall be outstanding, upon request of the Borrower, the Administrative Agent shall

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(without notice to, or vote or consent of, any Lender, or any affiliate of any
Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations provided for in any Loan Document, whether or not on the date of such release there may be outstanding Obligations in respect of Specified Hedge Agreements. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other Loan Party, or upon or as a result of the appointment of a receiver, interim receiver, receiver - manger, intervenor or conservator of, or trustee or similar officer for, the Borrower or any other Loan Party or any substantial part of its property, or otherwise, all as though such payment had not been made.

            (c) For purposes of this Agreement, a Letter of Credit shall not be deemed outstanding if (i) the Loans, the Reimbursement Obligations and the other Obligations under the Loan Documents shall have been paid in full and the Commitments have been terminated and (ii) the Borrower or CERI, as applicable, has either supported such Letter of Credit, on terms and conditions reasonably acceptable to the Issuing Lender, with another letter of credit from a financial institution reasonably acceptable to the Issuing Lender or provided such Issuing Lender with cash collateral in a manner and an amount acceptable to the Issuing Lender. Each Issuing Lender hereby acknowledges and agrees that if a Letter of Credit has been supported with another letter or credit or cash collateralized as provided in this Section, all obligations of the Lenders with respect to such Letters of Credit shall have terminated, including the obligations of the Lenders to purchase L/C Participations pursuant to Section 3.4 and the obligations of the Lenders to make Revolving Loans pursuant to Section 2.4.

            (d) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon the Migration, (i) the guarantee by CERI and the Canadian Subsidiary Guarantors of the Borrower's Obligations hereunder (but not their guarantee of the Canadian Obligations) shall automatically be released and the Collateral pledged by the Canadian Subsidiary Guarantors and CERI in support of such terminated guarantees shall be automatically be released (except that such Collateral will continue to be pledged in support of the Canadian Obligations) and (ii) the Administrative Agent (without notice to, or vote or consent of any Lender or any affiliate of any Lender that is a party to any Specified Hedging Agreement) will take such actions as shall be required to effectuate such releases and terminations.

            10.16 Accounting Changes. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then CERI, the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating CERI's and the Borrower's financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such an amendment shall have been executed and delivered by CERI and the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred. "Accounting Change" refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting

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Standards Board of the American Institute of Certified Public Accountants or, if
applicable, the SEC.

            10.17 Delivery of Lender Addenda. Each Lender as of the Restatement Effective Date which is not an Original Lender shall become a party to this Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, the Borrower and the Administrative Agent.

            10.18 WAIVERS OF JURY TRIAL. CERI, THE BORROWER, THE ARRANGER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

            10.19 Subordination of Intercompany Indebtedness. CERI and the Borrower agree that they will not, and will not permit any Loan Party to, become obligated or otherwise liable for any intercompany Indebtedness that is owed to any Group Member who is not a Guarantor, unless such Group Member agrees in writing for the benefit of the Secured Parties that (a) such Indebtedness is completely subordinated to the Obligations and subject in right of payment to the prior payment in full of the Obligations, and (b) if an Event of Default has occurred and is continuing, no payment on any such Indebtedness shall be made until the payment in full in cash of the Obligations. If any payment on intercompany Indebtedness is received by such Group Member prior to such time as the Obligations are paid in full, then such Group Member shall receive and hold the same in trust, as trustee, for the benefit of the Administrative Agent and the other Secured Parties, and shall forthwith deliver the same to the Administrative Agent in precisely the form received (except for the endorsement or assignment of such Group Member where necessary or advisable in the Administrative Agent's reasonable judgment) for application to any of the Obligations, due or not due, and, until so delivered, the same shall be segregated from the other assets of such Group Member and held in trust by such Group Member as the property of the Administrative Agent for the benefit of the Secured Parties.

            10.20 Judgment Currency. (a) If, for the purpose of obtaining or enforcing judgment against a Loan Party in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 10.20 referred to as the "Judgment Currency") an amount due under any Loan Document in any currency (the "Obligation Currency") other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding the date of actual payment of the amount due, in the case of any proceeding in the courts of the State of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date, or the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 10.20 being hereinafter in this Section 10.20 referred to as the "Judgment Conversion Date"); and (b) If, in the case of any proceeding in the court of any jurisdiction referred to in Section 10.20(a), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt of the amount due in immediately available funds, the Loan Party shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment

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Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. Any amount due from Borrower under this Section 10.20 shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents. The term "rate of exchange" in this Section 10.20 means the rate of exchange at which the Administrative Agent, on the relevant date at or about 12:00 noon (New York time), would be prepared to sell, in accordance with its normal course foreign currency exchange practices, the Obligation Currency against the Judgment Currency.

                             SECTION 11. GUARANTEE

            11.1  Guarantee.

            (a) The Borrower unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Canadian Secured Parties and their respective successors, indorsees, transferees and assigns the prompt and complete payment and performance by CERI when due (whether at the stated maturity, by acceleration or otherwise) of the Canadian Obligations.

            (b) If and to the extent required in order for the Obligations of the Borrower to be enforceable under applicable federal, state and other laws relating to the insolvency of debtors, the maximum liability of the Borrower hereunder shall be limited to the greatest amount which can lawfully be guaranteed by the Borrower under such laws, after giving effect to any rights of contribution, reimbursement and subrogation arising under Section 11.2. The Borrower acknowledges and agrees that, to the extent not prohibited by applicable law, (i) the Borrower (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including the Borrower in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right under such laws to reduce, or request any judicial relief that has the effect of reducing, the amount of its liability under this Section 11,
(ii) the Borrower (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including the Borrower in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right to enforce the limitation set forth in this Section 11.1(b) or to reduce, or request judicial relief reducing, the amount of its liability under this Section 11.1, and (iii) the limitation set forth in this Section 11.1(b) may be enforced only to the extent required under such laws in order for the obligations of the Borrower under this Section 11 to be enforceable under such laws and only by or for the benefit of a creditor, representative of creditors or bankruptcy trustee of the Borrower or other Person entitled, under such laws, to enforce the provisions thereof.

            (c) The Borrower agrees that the Canadian Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of the Borrower's guarantee under Section 11.1(b) without impairing the guarantee contained in this Section 11 or affecting the rights and remedies of any Canadian Secured Party hereunder.

            (d) The guarantee contained in this Section 11 shall remain in full force and effect until final payment in full of the Canadian Obligations, notwithstanding that from time to time during the term of the Credit Agreement CERI may be free from any Canadian Obligations.

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            (e) No payment made by the Borrower, any other guarantor or any other Person or received or collected by any Canadian Secured Party from the Borrower, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Canadian Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Borrower under this Section 11 which shall, notwithstanding any such payment (other than any payment made by the Borrower in respect of the Canadian Obligations or any payment received or collected from the Borrower in respect the Canadian Obligations), remain liable for the Canadian Obligations up to the maximum liability of the Borrower's guarantee hereunder until the Canadian Obligations (other than Obligations in respect of any Specified Hedge Agreement) are paid in full, no Letter of Credit shall be outstanding (except Letters of Credit which have been supported with a letter of credit or cash collateralized in accordance with Section 10.15(c)) and the Commitments are terminated or have expired.

            11.2 Rights of Reimbursement, Contribution and Subrogation. In case any payment is made on account of the Canadian Obligations or is received or collected on account of the Canadian Obligations:

            (a) If such payment is made by CERI or from its property, then, if and to the extent such payment is made on account of the Canadian Obligations arising from or relating to a Loan made to CERI or a Letter of Credit issued for CERI, CERI shall not be entitled to (A) demand or enforce reimbursement or contribution in respect of such payment from the Borrower or (B) be subrogated to any claim, interest, right or remedy of any Canadian Secured Party against any Person, including the Borrower or its property.

            (b) If such payment is made by the Borrower or from its property, the Borrower shall be entitled, subject to and upon payment in full of the Obligations, (A) to demand and enforce reimbursement for the full amount of such payment from CERI (with respect to any payment on the Canadian Obligations) and
(B) to demand and enforce contribution in respect of such payment from each Subsidiary Guarantor and each other guarantor of the Canadian Obligations which has not paid its fair share of such payment, as necessary to ensure that (after giving effect to any enforcement of reimbursement rights provided hereby) each Subsidiary Guarantor and each other guarantor of the Canadian Obligations pays its fair share of the unreimbursed portion of such payment. For this purpose, the fair share of each Subsidiary Guarantor and each other guarantor of the Canadian Obligations as to any unreimbursed payment shall be determined based on an equitable apportionment of such unreimbursed payment among all Subsidiary Guarantors and each other guarantor of the Canadian Obligations based on the relative value of their assets and any other equitable considerations deemed appropriate by the court.

            (c) If and whenever (after payment in full of the Obligations) any right of reimbursement or contribution becomes enforceable by the Borrower against any other Loan Party under Sections 11.2(a) and 11.2(b), the Borrower shall be entitled, subject to and upon payment in full of the Obligations, to be subrogated (equally and ratably with all other Loan Parties entitled to reimbursement or contribution from any other Loan Party as set forth in Section 2 of the Guarantee and Collateral Agreement or Section 2 of the Canadian Guarantee and Collateral Agreement) to any security interest that may then be held by the Administrative Agent upon any Collateral granted to it which secures the Canadian Obligations. Such right of

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subrogation shall be enforceable solely against the other Loan Parties, and not against the Canadian Secured Parties, and neither the Administrative Agent nor any other Secured Party shall have any duty whatsoever to warrant, ensure or protect any such right of subrogation or to obtain, perfect, maintain, hold, enforce or retain any Collateral for any purpose related to any such right of subrogation. If subrogation is demanded by any Loan Party, then (after payment in full of the Obligations) the Administrative Agent shall deliver to the Loan Party making such demand, or to a representative of such Loan Party or of the Loan Parties generally, an instrument satisfactory to the Administrative Agent transferring, on a quitclaim basis without any recourse, representation, warranty or obligation whatsoever, whatever security interest the Administrative Agent then may hold in whatever Collateral may then exist that was not previously released or disposed of by the Administrative Agent.

            (d) All rights and claims arising under this Section 11.2 or based upon or relating to any other right of reimbursement, indemnification, contribution or subrogation that may at any time arise or exist in favor of the Borrower as to any payment on account of the Canadian Obligations made by it or received or collected from its property shall be fully subordinated in all respects to the prior payment in full of all of the Obligations. Until payment in full of the Obligations, the Borrower shall not demand or receive any collateral security, payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim. If any such payment or distribution is made or becomes available to the Borrower in any bankruptcy case or receivership, insolvency or liquidation proceeding, such payment or distribution shall be delivered by the person making such payment or distribution directly to the Administrative Agent, for application to the payment of the Canadian Obligations. If any such payment or distribution is received by the Borrower, it shall be held by the Borrower in trust, as trustee of an express trust for the benefit of the Canadian Secured Parties, and shall forthwith be transferred and delivered by the Borrower to the Administrative Agent, in the exact form received and, if necessary, duly endorsed.

            (e) The obligations of the Borrower under the Loan Documents, including its liability for the Obligations and the enforceability of the security interests granted thereby, are not contingent upon the validity, legality, enforceability, collectibility or sufficiency of any right of reimbursement, contribution or subrogation arising under this Section 11.2. The invalidity, insufficiency, unenforceability or uncollectibility of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by any Canadian Secured Party against the Borrower or its property. The Canadian Secured Parties make no representations or warranties in respect of any such right and shall have no duty to assure, protect, enforce or ensure any such right or otherwise relating to any such right.

            (f) The Borrower reserves any and all other rights of reimbursement, contribution or subrogation at any time available to it as against any other Loan Party, but (i) the exercise and enforcement of such rights shall be subject to Section 11.2(d) and (ii) neither the Administrative Agent nor any other Canadian Secured Party shall ever have any duty or liability whatsoever in respect of any such right, except as provided in Section 11.2(c).

            11.3 Amendments, etc. with respect to the Canadian Obligations. The Borrower shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Borrower and without notice to or further assent by the Borrower, any demand

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for payment of any of the Canadian Obligations made by any Canadian Secured
Party may be rescinded by such Canadian Secured Party and any of the Canadian Obligations continued, and the Canadian Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, increased, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Canadian Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the requisite Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Canadian Secured Party for the payment of the Canadian Obligations may be sold, exchanged, waived, surrendered or released. No Canadian Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Canadian Obligations or for the guarantee contained in this Section 11 or any property subject thereto.

            11.4 Guarantee Absolute and Unconditional. The Borrower waives any and all notice of the creation, renewal, extension or accrual of any of the Canadian Obligations and notice of or proof of reliance by any Canadian Secured Party upon the guarantee contained in this Section 11 or acceptance of the guarantee contained in this Section 11; the Canadian Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 11; and all dealings between the Loan Parties, on the one hand, and the Canadian Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 11. The Borrower waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon CERI or any of the other Loan Parties with respect to the Canadian Obligations. The Borrower understands and agrees that the guarantee contained in this Section 11 shall be construed as a continuing, absolute and unconditional guarantee of payment and performance without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Canadian Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Canadian Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance hereunder) which may at any time be available to or be asserted by the Borrower or CERI or any other Person against any Canadian Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower, CERI or such other Loan Party) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Canadian Obligations or of the Borrower under the guarantee contained in this Section 11, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Borrower, any Canadian Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against CERI any other Loan Party or any other Person or against any collateral security or guarantee for the Canadian Obligations or any right of offset with respect thereto, and any failure by any Canadian Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from CERI, any other Loan Party or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of CERI, any other Loan Party or any other Person or any such

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collateral security, guarantee or right of offset, shall not relieve the
Borrower of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Canadian Secured Party against the Borrower. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

            11.5 Reinstatement. The guarantee contained in this Section 11 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, if any of the Canadian Obligations is rescinded or must otherwise be restored or returned by any Canadian Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, CERI or any other Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower, CERI or any other Loan Party or any substantial part of its property, or otherwise, all as though such payments had not been made.

            11.6 Payments. The Borrower hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Canadian Dollars in immediately available funds at the office of the Administrative Agent located at the Payment Office.

            11.7 Waivers by the Borrower. The Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel the Agents or the Lenders to marshal assets or to proceed in respect of the Obligations guaranteed hereunder against any other Loan Party, any other party or against any security for the payment and performance of the Obligations guaranteed hereunder before proceeding against, or as a condition to proceeding against, the Borrower. It is agreed among the Borrower, the Agents and the Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 11.7 and such waivers, the Agents and the Lenders would decline to enter into this Agreement. The Borrower also expressly waives the benefits of division and discussion under the Civil Code of Quebec.

                            (Signature pages follow)

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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                            CAPITAL ENVIRONMENTAL RESOURCE
                                            INC./RESSOURCES ENVIRONNEMENTALES
                                            CAPITAL INC

                                            By: /s/ Ivan R. Cairns
                                                -------------------------------
                                                Name: Ivan R. Cairns
                                                Title: Executive Vice President
                                                       and General Counsel

                                            WASTE SERVICES, INC.

                                            By: /s/ Ivan R. Cairns
                                                -------------------------------
                                                Name: Ivan R. Cairns
                                                Title: Executive Vice President
                                                       and General Counsel


[CERI - Amended and Restated Credit Agreement]

                                            LEHMAN BROTHERS INC.,
                                            as Arranger

                                            By: /s/ Frank P. Turner
                                                -------------------------------
                                                Name: Frank P. Turner
                                                Title: Vice President

                                            LEHMAN COMMERCIAL PAPER INC.,
                                            as Administrative Agent and a Lender

                                            By: /s/ Frank P. Turner
                                                --------------------------------
                                                Name: Frank P. Turner
                                                Title: Vice President

[CERI - Amended and Restated Credit Agreement]

                                            CANADIAN IMPERIAL BANK OF COMMERCE,
                                            as Canadian Agent and a Lender

                                            By: /s/ Peter A. Mastromarini
                                                --------------------------------
                                                Name: Peter A. Mastromarini
                                                Title: Executive Director

                                            By: /s/ Warren Lobo
                                                --------------------------------
                                                Name: Warren Lobo
                                                Title: Director

                                            CIBC INC.,
                                            as a Lender

                                            By: /s/ Gerald Girardi
                                                --------------------------------
                                                Name: Gerald Girardi
                                                Title: Executive Director

                                            CIBC WORLD MARKETS CORP.,
                                            as Syndication Agent

                                            By: /s/ Gerald Girardi
                                                --------------------------------
                                                Name: Gerald Girardi
                                                Title: Executive Director

[CERI - Amended and Restated Credit Agreement]

                                            BANK OF AMERICA, N.A.,
                                            as Documentation Agent

                                            By: /s/ Jonathan M. Phillips
                                                --------------------------------
                                                Name: Jonathan M. Phillips
                                                Title: Vice President

[CERI - Amended and Restated Credit Agreement]